EXECUTION VERSION

First Amendment to Second Amended and Restated Credit and Security Agreement
This First Amendment to Second Amended and Restated Credit and Security Agreement, dated as of May 13, 2024 (this "Amendment") is entered into by and among T SERIES FINANCING SPV LLC, as company (the "Company"), T SERIES MIDDLE MARKET LOAN FUND LLC, as servicer (in such capacity, the "Servicer"); the Lenders party hereto, and BARCLAYS BANK PLC, as administrative agent (in such capacity, the "Administrative Agent"). Reference is hereby made to the Second Amended and Restated Credit and Security Agreement, dated as of December 5, 2023 (the "Credit Agreement"), among the Company, the Servicer, the Lenders party thereto, State Street Bank and Trust Company, as collateral agent, as collateral administrator and as securities intermediary, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.
WHEREAS, the parties hereto are parties to the Credit Agreement;
WHEREAS, the parties hereto desire to amend the terms of the Credit Agreement in accordance with Section 10.05 thereof as provided for herein; and
ACCORDINGLY, the parties hereto agree as follows:
(A)The Credit Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in Annex A hereto.
(B)The parties hereto hereby agree that, except as specifically amended herein, the Credit Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Credit Agreement or any other Credit Document, or constitute a waiver of any provision of any other agreement. This Amendment shall be effective as of the date of this Amendment first written above.
(C)This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Amendment or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
(D)Each individual executing this Amendment on behalf of the Company and the Servicer hereby certifies to the Administrative Agent that (i) such individual is a duly authorized officer of the Company or the Servicer, as applicable, and has the authority to make the certifications with respect to the Company and the Servicer, as applicable, set forth in the following clauses (ii) through (v): (ii) it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute,

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deliver and perform this Amendment and to consummate the transactions herein contemplated; (iii) the execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated herein, have been duly authorized by it and this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law); (iv) the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated herein do not conflict with the provisions of its governing instruments and will not violate, in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a material default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected which has not otherwise been obtained; and (v) it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Amendment and each such consent and authorization is in full force and effect except where the failure to obtain or remain in full force and effect would not reasonably be expected to have a Material Adverse Effect.
(a)The provisions of Section 10.01, 10.02 and 10.07 of the Credit Agreement shall apply mutatis mutandis as if set out herein, with any references therein to this Agreement construed to refer to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

T SERIES FINANCING SPV LLC,
as Company

By: /s/ Jeffery Day
Name: Jeffrey Day Title: Authorized Signer

T SERIES MIDDLE MARKET LOAN FUND LLC,
as Servicer

By: /s/ Jeffery Day
Name: Jeffrey Day Title: Authorized Signer

Signature Page to First Amendment to Second Amended and Restated Credit and Security Agreement

BARCLAYS BANK PLC,
as Administrative Agent

By /s/ Anne Gobert
Name: Anne Gobert
Title: Director

The Lenders
BARCLAYS BANK PLC,
as a Lender

By /s/ Anne Gobert
Name: Anne Gobert
Title: Director

Signature Page to First Amendment to Second Amended and Restated Credit and Security Agreement

ANNEX A – Conformed Credit and Security Agreement

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EXECUTION VERSION
Conformed through First Amendment to the Second Amended and Restated Credit and Security
Agreement dated May 13, 2024

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

dated as of December 5, 2023 among
T SERIES FINANCING SPV LLC, as ~~Borrower~~Company
The Lenders Party Hereto
STATE STREET BANK AND TRUST COMPANY,
as Collateral Administrator, Collateral Agent and Securities Intermediary BARCLAYS BANK PLC,
as Administrative Agent and
T SERIES MIDDLE MARKET LOAN FUND LLC,
as Servicer

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Table of Contents
Page
ARTICLE I
THE PORTFOLIO INVESTMENTS
SECTION 1.01.    Purchases of Portfolio Investments    44
SECTION 1.02.    Procedures for Purchases and Related Advances    44
SECTION 1.03.    Conditions to Purchases    45
SECTION 1.04.    Sales of Portfolio Investments    46
SECTION 1.05.    Certain Assumptions relating to Portfolio Investments and Certain Matters
relating to Currency Equivalents    46
SECTION 1.06.    Substitution    47
SECTION 1.07.    Additional Equity Contributions    48
ARTICLE II THE ADVANCES
SECTION 2.01.    Financing Commitments    48
SECTION 2.02.    [Reserved]    48
SECTION 2.03.    Advances; Use of Proceeds    48
SECTION 2.04.    Conditions to Effective Date    53
SECTION 2.05.    Conditions to Advances    55
SECTION 2.06.    Commitment Increase Option    56
ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES
SECTION 3.01.    The Advances    57
SECTION 3.02.    Reference Rate Replacement    61
SECTION 3.03.    Taxes    62
SECTION 3.04.    Mitigation Obligations; Replacement of Lenders    65
ARTICLE IV COLLECTIONS AND PAYMENTS
SECTION 4.01.    Interest Proceeds    66
SECTION 4.02.    Principal Proceeds    67
SECTION 4.03.    Principal and Interest Payments; Prepayments; Commitment Fee    68
SECTION 4.04.    [Reserved]    69
SECTION 4.05.    Priority of Payments    70
SECTION 4.06.    Payments Generally    71
SECTION 4.07.    Termination or Reduction of Financing Commitments    73
ARTICLE V THE SERVICER
SECTION 5.01.    Appointment and Duties of the Servicer; Resignation    75
SECTION 5.02.    Servicer Representations as to Eligibility Criteria; Etc    76
SECTION 5.03.    Indemnification; Limitation of Liability    76

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ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 6.01.    Representations and Warranties    77
SECTION 6.02.    Covenants of the Company and the Servicer    80
SECTION 6.03.    Amendments of Portfolio Investments, Etc    86
ARTICLE VII EVENTS OF DEFAULT
ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY
SECTION 8.01.    The Collateral Accounts; Agreement as to Control    89
SECTION 8.02.    Collateral Security; Pledge; Delivery    93
ARTICLE IX THE AGENTS
SECTION 9.01.    Appointment of Administrative Agent and Collateral Agent    98
SECTION 9.02.    Additional Provisions Relating to the Collateral Agent, the Securities
Intermediary and the Collateral Administrator    103
ARTICLE X MISCELLANEOUS
SECTION 10.01.    Non-Petition; Limited Recourse    106
SECTION 10.02.    Notices    106
SECTION 10.03.    No Waiver    107
SECTION 10.04.    Expenses; Indemnity; Damage Waiver; Right of Setoff    107
SECTION 10.05.    Amendments    109
SECTION 10.06.    Successors; Assignments    109
SECTION 10.07.    Governing Law; Submission to Jurisdiction; Etc    111
SECTION 10.08.    Interest Rate Limitation    111
SECTION 10.09.    PATRIOT Act    112
SECTION 10.10.    Counterparts    112
SECTION 10.11.    Headings    112
SECTION 10.12.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    112
SECTION 10.13.    Confidentiality    114
SECTION 10.14.    EU/UK Securitization Rules    115
SECTION 10.15.    Severability    115
SECTION 10.16.    Entire Agreement    116
Schedules

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Schedule 1    Transaction Schedule Schedule 2    [Reserved.]
Schedule 3    Eligibility Criteria
Schedule 4    Concentration Limitations
Schedule 5    Initial Portfolio Investments (including Initial Market Values and Initial Individual Advance Rates)
Schedule 6    Industry Classifications

Exhibits
Exhibit A    Form of Request for Advance
Exhibit B    Form of Notice of Prepayment or Reduction Exhibit C-1    Form of Asset Request
Exhibit C-2    Form of Asset Approval Exhibit D    Form of Monthly Report

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SECOND AMENDED AND RESTATED CREDIT AND SECURITY
AGREEMENT dated as of December 5, 2023 (this "Agreement") among T SERIES FINANCING SPV LLC, as borrower (the "Company"); T SERIES MIDDLE MARKET LOAN FUND LLC, as servicer (in such capacity, the "Servicer"); the Lenders party hereto; STATE STREET BANK AND TRUST COMPANY, in its capacities as collateral agent (in such capacity, the "Collateral Agent") and securities intermediary (in such capacity, the "Securities Intermediary"); STATE STREET BANK AND TRUST COMPANY, as collateral administrator (in such capacity, the "Collateral Administrator"); and BARCLAYS BANK PLC, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").
The parties hereto are parties to an existing Amended and Restated Credit and Security Agreement dated as of June 30, 2023 (as further amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). The parties to the Existing Credit Agreement desire to amend the Existing Credit Agreement in certain respects and to restate in its entirety the Existing Credit Agreement, as so amended, and accordingly, the parties hereto, including the Lenders party to the Existing Credit Agreement, hereby agree to amend the Existing Credit agreement and restate the Existing Credit Agreement, as so amended, in its entirety, effective as of the Second Amendment and Restatement Date (as hereinafter defined).
The Servicer and the Company wish for the Company to acquire and finance certain corporate loans and corporate debt securities (the "Portfolio Investments"), all on and subject to the terms and conditions set forth herein.
The Company and the other Credit Risk Parties form an affiliated group of Persons, and each Credit Risk Party will derive substantial direct and indirect benefits from the making of the Advances to the Company hereunder (which benefits are hereby acknowledged by each Credit Risk Party that is a party hereto).
The Company has entered into a Sale and Contribution Agreement, dated on March 7, 2022 (the "Sale Agreement"), between the Company and T Series Middle Market Loan Fund LLC (in such capacity, the "Transferor"), pursuant to which the Company shall acquire Portfolio Investments (by way of assignment pursuant to the Sale Agreement) from the Transferor, and to Purchase additional Portfolio Investments from time to time.
The Company has agreed to secure all of the Secured Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of its assets, all on the terms and subject to the conditions set forth herein and in the other Credit Documents.
On and subject to the terms and conditions set forth herein, Barclays Bank PLC ("Barclays") and its respective successors and permitted assigns (together with Barclays, the "Lenders") have agreed to make advances to the Company ("Advances") hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the "Transaction Schedule").
Accordingly, the parties hereto agree as follows:
Certain Defined Terms
"Account Agreement" has the meaning set forth in Section 8.01(h).

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"Additional Distribution Date" has the meaning set forth in Section 4.05.
"Adjusted Facility Margin" means, on any date of determination, the stated Applicable Margin plus 2% per annum.
"Adjusted Market Value Amount" means, at any time with respect to any Portfolio Investment, the Current Market Value Amount of such Portfolio Investment at such time minus the Excess Concentration Amount in respect thereof.
“Adjusted Term SOFR” means, with respect to any USD Advance and Calculation Period, the rate per annum equal to Term SOFR in respect thereof.
"Administrative Agent" has the meaning set forth in the introductory section of this
Agreement.
"Administrative Agent Cooperation Agreement" means an Administrative Agent Cooperation Agreement between the Servicer, as consenting party, the Company and the Collateral Agent in such form agreed to by the Servicer on behalf of the Company and the Administrative Agent, duly completed and executed.).
"Administrative Agent Fee" has the meaning set forth in the Effective Date Letter. “Advance Date” has the meaning set forth in Section 2.03(d).
"Advances" has the meaning set forth in the introductory section of this Agreement.
"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company's or the Servicer's knowledge, threatened in writing against the Company or the Servicer or their respective property that would reasonably be expected to result in a Material Adverse Effect.
"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of the Concentration Limitations, one obligor shall not be considered an Affiliate of another obligor solely because they are controlled by the same financial sponsor.
"Affiliate Portfolio Investment" means, with respect to the Servicer, any Portfolio Investment sold and/or contributed by the Servicer to the Company pursuant to the Sale Agreement.
"Affiliate Purchased Investment Balance" means, as of any date of determination, an amount equal to the aggregate principal balance of all Affiliate Portfolio Investments acquired by the Company from the Servicer prior to such date.
"Agent" has the meaning set forth in Section 9.01.

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"Agent Business Day" means any day on which commercial banks settle payments in each of New York City and, when used in reference to obligations of the Collateral Agent, the city in which the corporate trust office of the Collateral Agent is located.
"Agreement" has the meaning set forth in the introductory paragraph hereto. "Amendment" has the meaning set forth in Section 6.03.
“Amendment and Restatement Date” means June 30, 2023.
“Amortization Percentage” means (a) at any time after the last day of the Reinvestment Period and prior to December 5, 2027, if the Effective Obligor Number at such time is greater than or equal to 8, 50%, and otherwise, 60%, and (b) any time thereafter and prior to the Maturity Date, if the Effective Obligor Number at such time is greater than or equal to 8, 75%, and otherwise, 80%.
“Amortization Period” means the period from (but excluding) the last day of the Reinvestment Period to (and including) the Maturity Date.
“Anticipated Repayment Date” means December 5, 2028.
“Anticipated Repayment Date Event” has the meaning set forth in Section 4.03(f). "Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.
"Applicable Law" means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
"Applicable Margin" means, on any date of determination, 2.28% per annum. "Approval Request" has the meaning set forth in Section 1.02(a).
“Approved DDTL Investment” means, with respect to any Approval Request for a Portfolio Investment, such Portfolio Investment shall be considered an Approved DDTL Investment if (a) the same Portfolio Investment has previously been approved by the Administrative Agent pursuant to Section 1.02 (the, “Approved Loan Portion”), (b) the Underlying Instruments for such Portfolio Investment contemplated that such Portfolio Investment was a Delayed Funding Term Loan at the time of the previous approval (whether or not the approved portion thereof consisted of any unfunded commitments) and (c) such Approval Request is made in connection with the funding of such previously contemplated unfunded commitments; provided that, for the avoidance of doubt, clause (a) hereof shall only be deemed to be satisfied if the Delayed Funding Term Loan portion referenced in clause (b) hereof is made on the same terms as the Approved Loan Portion.
"Asset Checklist" means, for any Portfolio Investment, an electronic or hard copy list delivered by the Company (or the Servicer on its behalf) to the Administrative Agent and the Collateral Agent that identifies: (a) the Portfolio Investment, (b) the applicable obligor, (c) each Underlying

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Instrument (whether original or copy) to be delivered to the Collateral Agent (which Underlying Instruments will include the form of assignment and assumption documentation or other transfer required in connection with an assignment of the rights and obligations of a lender or holder, as applicable,

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thereunder), (d) the principal amount or nominal amount, if any and (e) interest rate of such Portfolio Investment, if any.
"Assignment Document" means, with respect to any Portfolio Investment owned by the Company, each assignment and assumption agreement or other instrument of transfer of such Portfolio Investment and any Underlying Instrument that is necessary for the transfer by the Company of all of its legal and beneficial interest in such Portfolio Investment and all related property.
"Available Tenor" means, as of any date of determination and with respect to the then-current Reference Rate, as applicable, any tenor for such Reference Rate or payment period for interest calculated with reference to such Reference Rate, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date.
"Bankruptcy Event" means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, and in the case of any such involuntary proceeding, such proceeding shall continue undismissed, unstayed, undischarged and unrestrained and in effect for a period 60 consecutive days, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
"Barclays" has the meaning set forth in the introductory section of this Agreement. "Base Rate" means, for any day, (i) with respect to Advances in USD, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) with respect to CAD Advances, the Canadian Prime Rate and (iii) with respect to GBP Advances or Euro Advances, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in the United Kingdom (with respect to GBP Advances) or the Euro Zone (with respect to Euro Advances). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change. In the event that the Base Rate determined in accordance with the foregoing is below 0.0% at any time during the term of this Agreement, it shall be deemed to be 0.0% until it exceeds 0.0% again.
"Base Rate Advance" has the meaning specified in Section 2.03(d). "Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

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"Bond" means an obligation that (i) constitutes borrowed money and (ii) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or an interest therein).
"Borrowing Base" has the meaning set forth in the Margining Agreement. "Borrowing Base Cure" has the meaning set forth in the Margining Agreement.
"Borrowing Base Event of Default" means (i) the occurrence of an Incipient Borrowing Base Breach and (ii) the delivery of a Borrowing Base Event of Default Notice by the Administrative Agent.
"Borrowing Base Event of Default Notice" means a notice provided by the Administrative Agent to the Company and the Servicer (with a copy to the Collateral Agent and the Securities Intermediary) in writing (including via email) following an Incipient Borrowing Base Breach stating that a Borrowing Base Event of Default has occurred.
"Borrowing Base Ratio" means, on any date of determination, a ratio (expressed as a percentage) determined by the Administrative Agent, the numerator of which is the sum of (i) the aggregate outstanding principal amount of the Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) plus (ii) an amount equal to the Unfunded Exposure Amount on such date of determination minus (iii) the amounts on deposit in the Unfunded Exposure Account and the Unfunded Exposure Allocated Amounts on such date of determination and the denominator of which is (A) the aggregate sum for each Portfolio Investment (both owned by the Company and in respect of which there is an outstanding Purchase Commitment that has not yet settled (except as set forth in the proviso below)) of the Adjusted Market Value Amount of such Portfolio Investment plus (B) amounts on deposit in the Collateral Accounts representing Principal Proceeds (but excluding amounts on deposit in the Unfunded Exposure Account and the Unfunded Exposure Allocated Amounts); provided that, for the avoidance of doubt, (1) any Portfolio Investment which has traded but not settled after completion of the Settlement Period and (2) any Ineligible Investments will be excluded from the calculation of the Borrowing Base Ratio and assigned a value of zero for such purposes.
"Borrowing Base Test" means a test that will be satisfied on any date of determination if
(a) the Borrowing Base Ratio is not greater than the Facility Advance Rate, (b) the sum of the aggregate outstanding principal amount of the Advances is not greater than the Borrowing Base, and (c) the aggregate outstanding principal amount of the Advances plus an amount equal to the positive difference between the aggregate Unfunded Exposure Amount and the amounts on deposit in the Unfunded Exposure Account and the Unfunded Exposure Allocated Amounts on such date of determination is not greater than the Financing Commitment.
"Broadly Syndicated Obligation" means a Senior Secured Loan or Senior Secured Bond that meets the following criteria on the Trade Date for the acquisition or origination thereof by the Company: (i) such obligation has an aggregate Tranche Size of at least the Dollar Equivalent of
$250,000,000 (which, solely in the case of a Revolving Obligation or a Delayed Funding Term Loan, shall include the outstanding principal amount thereof and the unfunded commitments thereon that have not been irrevocably reduced to zero), (ii) such obligation has at least one (1) quote from one or more Independent Dealers available through LoanX/Markit Group Limited, Loan Pricing Corporation or another nationally recognized commercial loan pricing service (and each such quote is as of a recent date

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and unexpired) or is actively traded by the Administrative Agent or any broker-dealer Affiliate thereof and (iii) such obligation or its obligor has (or will have when issued) an explicit rating by S&P of at least

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"CCC" or an explicit rating by Moody's of at least "Caa2" and does not have (or will not have when issued, if applicable) a lower explicit rating from either such rating agency (in each case, as such rating is determined in accordance with the applicable rating agency's then-current criteria).
"Broadly Syndicated Second Lien Obligation" means a Loan or Bond that meets the criteria specified in clauses (i) through (iii) of the definition of the term "Broadly Syndicated Obligation" on the Trade Date for the acquisition or origination thereof by the Company and (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Underlying Instruments that are reasonable for similar Loans or Bonds (as applicable), and liens accorded priority by law in favor of any Governmental Authority) under Applicable Law (other than a Loan or Bond that is second priority to a Permitted Working Capital Lien) and (ii) unless otherwise agreed by the Administrative Agent in its reasonable discretion, the value of the collateral securing which (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans and Bonds of equal or higher seniority secured by the same collateral, in each case, as determined by the Servicer.
"Business Day" means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located; provided that, (i) with respect to any SONIA related provisions and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in GBP, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any EURIBOR related provisions and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in Euro, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day and (iii) with respect to any ~~CDOR Rate~~Daily Simple CORRA or Canadian Prime Rate related provisions and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in CAD, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada.
"CAD" means the lawful currency of Canada.
"CAD Accounts" means the CAD Interest Collection Account and the CAD Principal Collection Account and, with respect to assets denominated in CAD, the Permitted Non-USD Currency Custodial Account, collectively.
"CAD Interest Collection Account" means the account designated as the "CAD Interest Collection Account" established by the Securities Intermediary and set forth in the Transaction Schedule for the deposit of Interest Proceeds denominated in CAD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"CAD Principal Collection Account" means the account designated as the "CAD Principal Collection Account" established by the Securities Intermediary and set forth in the Transaction Schedule for the deposit of Principal Proceeds denominated in CAD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Calculation Period" means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start

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Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the Maturity Date (or the last Additional Distribution Date, as applicable) does

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not occur on the 1st Business Day of January, April, July or October, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date or the last Additional Distribution Date, as applicable).
"Calculation Period Start Date" means the 1st Business Day of January, April, July and October of each year; provided that the first Calculation Period Start Date shall be March 7, 2022.
"Canadian Prime Rate" means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) ~~the CDOR Rate~~Daily Simple CORRA, plus 1.0% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or ~~the CDOR Rate~~Daily Simple CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or ~~CDOR Rate~~Daily Simple CORRA, respectively.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
"Cash Equivalents" means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by (x) the United States government or (y) in the case of Cash Equivalents credited to any Permitted Non-USD Currency Account, the government of the United Kingdom, France, Germany or Canada or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, the United Kingdom, France, Germany or Canada, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or, in the case of Cash Equivalents credited to any Permitted Non-USD Currency Account, the laws of the jurisdiction or any constituent jurisdiction of another Eligible Jurisdiction that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody's. Subject to the foregoing, Cash Equivalents may include investments in which the Collateral Agent or its Affiliates provide services and receive compensation.
"Cash Interest" means, for any test period, cash interest expense calculated (i) on a pro forma basis with respect to any Portfolio Investment originated within the twelve months prior to such date of determination and (ii) based on actual cash interest expense with respect to any other Portfolio Investment.

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"Cash Sweep Event" means an event that will occur (until cured) if, on any date of determination, (a) the Borrowing Base Ratio exceeds the Facility Advance Rate, but is less than or equal to the sum of (i) the Facility Advance Rate plus (ii) 2.50% or (b) the Effective Obligor Number is less than 8. For the purposes of this definition, amounts on deposit in the Cure Account will be deemed to be included in the Borrowing Base.
~~"CDOR Rate" means, on any day and for any period, an annual rate of interest equal to the average rate applicable to CAD bankers' acceptances for a three month period (or, for purposes of the definition of the term "Canadian Prime Rate", a thirty day period) that appears on the Reuters CDOR Page (or on any successor or substitute page of such service, or any successor to or substitute for such~~ service, providing rate quotations comparable to those currently provided on such page of such service, ~~as determined by the Administrative Agent from time to time), rounded to the nearest 1/100th of 1% (with~~
~~.005% being rounded up), at approximately 10:15 a.m. Toronto time on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (the "Screen Rate"); provided that, for any Calculation Period of less than or greater than three months, the CDOR Rate shall be the rate determined through the use of straight-line interpolation by reference to two rates calculated in~~ accordance with the foregoing, one of which shall be determined as if the period referred to above were the period of time for which rates are available next shorter than the Calculation Period and the other of ~~which shall be determined as if such period were the period of time for which rates are available next longer than the Calculation Period; provided, further, that if a Calculation Period is less than or equal to~~ seven days, then the CDOR Rate shall be determined by reference to a rate calculated as set forth above ~~as if the period referred to therein were a period of time equal to seven days; provided, further that, if the~~ CDOR Rate determined in accordance with the foregoing is below 0%, such rate shall be deemed to be ~~0% until it exceeds 0% again.~~
"Central Bank Rate" means, for any Loan denominated in GBP, (A) the greater of (i) the Bank of England (or any successor thereto)’s "Bank Rate" as published by the Bank of England (or any successor thereto) from time to time, and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment.
"Central Bank Rate Adjustment" means, for any day, for any Loan denominated in GBP, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of GBP in effect on the last RFR Business Day in such period; provided that if such rate described in this clause (ii) shall be less than 0.00%, such rate shall be deemed to be 0.00%.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

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"Change of Control" means the occurrence of any of the following: (a) the Servicer shall cease to directly own 100% of the equity interests of the Company, (b) MS Capital Partners Adviser, Inc. shall cease to be the investment advisor of the Servicer or (c) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Company or the Servicer.
"Charges" has the meaning set forth in Section 10.08.
“Clearing Corporation” means (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Article 8 of the UCC.
“Clearing Corporation Security” means a security that is in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are certificated securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.
"Code" means the Internal Revenue Code of 1986, as amended. "Collateral" has the meaning set forth in Section 8.02(a). "Collateral Accounts" has the meaning set forth in Section 8.01(a).
"Collateral Administration and Agency Fee Letter" means the fee letter, dated on or about the Effective Date, by and among the Company and the Collateral Administrator, Collateral Agent, and Securities Intermediary setting forth the amounts payable by the Company to the Collateral Administrator, the Collateral Agent and the Securities Intermediary in connection with the transactions contemplated by this Agreement.
"Collateral Administration and Agency Fees" means the fees payable to the Collateral Administrator, the Collateral Agent and the Securities Intermediary pursuant to the Collateral Administration and Agency Fee Letter.
"Collateral Administrator" has the meaning set forth in the introductory section of this
Agreement.
"Collateral Agent" has the meaning set forth in the introductory section of this
Agreement.
“Collateral Quality Tests” means each of: (a) the Minimum Weighted Average Spread Test and (b) the Maximum Weighted Average Life Test.
“Commitment Fee Calculation Amount” means, on any date of determination for any Tranche, an amount equal to the lesser of (a) the aggregate amount of Financing Commitments under such Tranche in effect on such date minus the aggregate outstanding principal amount of the Advances under such Tranche on such date and (b) the aggregate amount of Financing Commitments under such Tranche in effect on such date minus the Minimum Funding Amount for such Tranche in effect on such date.
"Commitment Fee Rate" means a per annum rate equal to 0.50%.

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"Commitment Increase Date" means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Commitment Increase Request.
"Commitment Increase Request" means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.06.
"Company" has the meaning set forth in the introductory section of this Agreement. "Company LLC Agreement" means the Amended and Restated Limited Liability
Company Agreement of the Company, dated as of March 7, 2022, as amended from time to time in accordance with its terms.
"Concentration Limitations" has the meaning set forth in Schedule 4.
"Concentration Test Amount" means (a) on any date of determination during the period commencing on the Second Amendment and Restatement Date and ending on (but excluding) June 4, 2024, the greater of (x) the aggregate sum of the Current Market Value amount of each Portfolio Investment as of such date plus solely for purposes of clause 7 of the Concentration Limitations, the unfunded commitment amount of each Delayed Funding Term Loan and Revolving Loan held by the Company on such date and (y) the Financing Commitment and (b) on any date thereafter, the aggregate sum of the Current Market Value Amount of each Portfolio Investment as of such date plus solely for purposes of clause 7 of the Concentration Limitations, the unfunded commitment amount of each Delayed Funding Term Loan and Revolving Loan held by the Company on such date.
"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
"CORRA Adjustment" means a percentage equal to 0.32138% (32.138 basis points) per annum.
"CORRA Administrator" means The Bank of Canada (or any successor administrator).
"CORRA Administrator’s Website" means the website of the CORRA Administrator, currently at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.
"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
"Cov-Lite Obligation" means a Senior Secured Loan that (a) is not a Broadly Syndicated Obligation and (b) is part of a credit facility which facility does not require the obligor to comply with any financial maintenance covenant; provided that a Senior Secured Loan which (as of the date of its acquisition) either contains a cross-default (or cross-acceleration) provision to, or is pari passu with, another loan of the underlying obligor that requires the underlying obligor to comply with a financial

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maintenance covenant (including a financial maintenance covenant that applies only upon the funding of any portion of such credit facility) will be deemed not to be a Cov-Lite Obligation.
"Credit Documents" means this Agreement, the Sale Agreement, the Effective Date Letter, the Margining Agreement, any Administrative Agent Cooperation Agreement, the Collateral Administration and Agency Fee Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered by the Company or the Servicer to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any of the other Credit Documents and any additional documents delivered by the Company or the Servicer to the Administrative Agent, the Collateral Agent or any Lender in connection with any such amendment, supplement or modification.
"Credit Risk Party" has the meaning set forth in Article VII.
"Cure Account" means the account designated as the "Cure Account" established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Cure Period" has the meaning set forth in the Margining Agreement. "Currency Shortfall" has the meaning specified in Section 4.06(b).
"Current Borrowing Base Amount" means, on any date of determination and as determined by the Administrative Agent, an amount equal to the aggregate sum for each Portfolio Investment (including those in respect of which there is an outstanding Purchase Commitment that has not yet settled (except as set forth in the proviso below)) of the product of (x) the Adjusted Market Value Amount of such Portfolio Investment and (y) the Facility Advance Rate; provided that, for the avoidance of doubt, (1) any Portfolio Investment which has traded but not settled after completion of the Settlement Period (other than in connection with any sale pursuant to a Permitted Securitization Event) and (2) any Ineligible Investments will be excluded from the calculation of the Current Borrowing Base Amount and assigned a value of zero for such purposes.
"Current Market Value" has the meaning set forth in the Margining Agreement. "Current Market Value Amount" means, with respect to any Portfolio Investment, the
Current Market Value of such Portfolio Investment multiplied by the funded outstanding principal amount thereof as of any applicable date.
"Current Market Value Dispute" has the meaning set forth in the Margining Agreement. "Custodial Account" means the account(s) designated as the "Custodial Account"
established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent

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decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable

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discretion; and provided that if the administrator has not provided or published CORRA and a Reference Rate Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA; and provided that if Daily Compounded CORRA as so determined shall be less than the Floor, then Daily Compounded CORRA shall be deemed to be the Floor.
"Daily Simple CORRA" means, for any day (a “CORRA Rate Day”), a rate per annum equal to the sum of (x) CORRA for the day (such day, a “CORRA Determination Day”) that is two (2) Business Days prior to (i) if such CORRA Rate Day is a Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website, plus (y) the CORRA Adjustment. If by 5:00 p.m. (Toronto time) on the first (1st) Business Day immediately following any CORRA Determination Day, CORRA in respect of such CORRA Determination Day has not been published on the CORRA Administrator’s Website and a Reference Rate Replacement Date with respect to Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Day will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided further that CORRA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple CORRA for no more than three (3) consecutive CORRA Rate Days; provided that in no event shall Daily Simple CORRA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Company.
"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion and in consultation with the Servicer.
"Daily Simple SONIA" for any day (an "RFR Rate Day"), a rate per annum equal to the sum of (a) the greater of (i) SONIA for the day (such day "i") that is 5 (five) RFR Business Days prior to
(A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) 0% and (b) the SONIA Adjustment. If by 5:00 pm London time on the second RFR Business Day immediately following any day "i", SONIA in respect of such day "i" has not been published on the SONIA Administrator’s Website and a Reference Rate Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such day "i" will be SONIA as published in respect of the first preceding RFR Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that SONIA as determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three consecutive RFR Rate Days. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change without notice to the Company.
"Debt-to-Recurring Revenue Ratio" means, with respect to any Recurring Revenue Obligation, the meaning of "Debt-to-Recurring Revenue Ratio" or any comparable definition in the Underlying Instruments for such Portfolio Investment (or such other definition as the Company (or the Servicer on its behalf) and the Administrative Agent shall agree upon in writing (including via e-mail)).

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"Default" means any event that, with notice or lapse of time or both, would constitute an Event of Default.
"Defaulted Obligation" has the meaning set forth in Schedule 3.
"Defaulting Lender" means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances, (ii) pay to the Administrative Agent when due any amount required to be paid by it hereunder (for the avoidance of doubt, including in respect of any Swingline Loans) or (iii) pay over to the Company any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Advance under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company's receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct parent company, or an indirect parent company that indirectly owns a majority of the equity interests in such Lender, that, in each case, has, become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that neither Barclays nor any of its Affiliates shall constitute a Defaulting Lender at any time at which Barclays (and/or any such Affiliates) constitutes the Required Lenders.
"Delayed Funding Term Loan" means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the obligor thereon expire or are terminated or reduced to zero.
"Deliver" (and its correlative forms) means the taking of the following steps by the Company or the Servicer:
(1)except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments by (x) (A) in the case of any certificated security or instrument (other than any instrument covered by clause (3) below), causing the delivery thereof to the Securities Intermediary endorsed to the Securities Intermediary or endorsed in blank, (B) in the case of an Uncertificated Security, causing such Uncertificated Security to be continuously registered on the books of the obligor thereof to the Securities Intermediary and (C) in the case of any security maintained on the books and records of a clearing corporation (as defined in Section 8-102(a)(5) of the UCC), causing the relevant clearing corporation to continuously credit such security to a securities account of the Securities Intermediary, (y) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited

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to the applicable Collateral Account and (z) causing the Securities Intermediary to agree, pursuant to this Agreement, that it will comply with entitlement orders originated by the

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Collateral Agent with respect to each such security entitlement without further consent by the Company;
(2)[Reserved];
(3)in the case of Portfolio Investments consisting of instruments (the "Possessory Collateral") that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or another State of the United States that has adopted Articles 8 and 9 of the Uniform Commercial Code (a "UCC State"), or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in a UCC State, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in a UCC State;
(4)in the case of cash, by causing it to be credited to an account hereunder which constitutes a "deposit account" under Article 9 of the UCC, and by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing control within the meaning of Section 9-104 of the UCC over such account in favor of the Collateral Agent in the manner set forth herein;
(5)in the case of any account which constitutes a "deposit account" under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing control within the meaning of Section
9-104 of the UCC over such account in favor of the Collateral Agent in the manner set forth herein;
(6)in all cases, including general intangibles, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and
(7)in all cases by (x) otherwise ensuring that all steps, if any, required under Applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (y) obtaining all applicable consents to the pledge of the Collateral in accordance with the Credit Documents (except to the extent that the requirement for consent by any Person to the pledge hereunder or transfer thereof to the Collateral Agent or the Administrative Agent is rendered ineffective under Section 9-406 of the UCC, no such requirement for consent exists in the Underlying Instruments or such consent has otherwise been obtained).
"Dollar Equivalent" means, with respect to any Advance denominated in a Permitted Non-USD Currency, the amount, as determined by the Administrative Agent in good faith, of USD that

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would be required to purchase the amount of such Permitted Non-USD Currency of such Advance using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

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"Early Opt-in Election" means the joint election by the Company (or the Servicer on its behalf) and the Administrative Agent to declare that an Early Opt-in Election has occurred by written notice to the Collateral Agent, the Securities Intermediary and the Collateral Administrator in writing (including via email).
"EBITDA" means, with respect to any period and any Portfolio Investment for any relevant test period, the meaning of "EBITDA", "Adjusted EBITDA" or any comparable definition in the Underlying Instrument for such Portfolio Investment for such period (together with all add-backs and exclusions as designated in such Underlying Instrument), and in any case that "EBITDA", "Adjusted EBITDA" or such comparable definition is not defined in such Underlying Instrument, an amount, for the principal obligor on such Portfolio Investment and any of its parents that are obligated as guarantor pursuant to Underlying Instrument for such Portfolio Investment and any of its subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Servicer in case of any acquisitions)) equal to earnings from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the obligors and (g) any other item the Company and the Administrative Agent mutually deem to be appropriate; provided that with respect to any obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such obligor based on annualizing the financial data from the reporting periods actually available.
"Effective Date" means March 7, 2022.
"Effective Date Letter" means that certain amended and restated letter agreement, dated as of the Second Amendment and Restatement Date, between the Company and the Administrative Agent.
“Effective Date Participation Interest” means a Participation Interest that is contributed to the Company pursuant to the Sale Agreement on the Effective Date and elevated to an assignment to the Company within thirty (30) calendar days of the Effective Date (as such date may be extended by the Administrative Agent in its reasonable discretion).
“Effective Obligor Number” means, as of any date of determination, the number determined pursuant to the formula below:
((Mod)ADi)^2)/∑iEADi^2

Where "EAD" means the Current Market Value of each Portfolio Investment (excluding Ineligible Investments) of each unique obligor.
"Eligibility Criteria" has the meaning set forth in Section 1.03. "Eligible Currency" means USD, CAD, Euro and GBP. "Eligible Investments" has the meaning set forth in Section 4.01.

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"Entitlement Order" has the meaning set forth in Section 8.01(b).
"Equity Amount" means, on any date of determination, an amount equal to (a) the Borrowing Base on such date (calculated without regard to clause (y) of the definition of the term "Current Borrowing Base Amount") minus (b) the aggregate outstanding principal amount of the Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) as of such date.
"ERISA" means the United States Employee Retirement Income Security Act of 1974, as
amended.
"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).
"ERISA Event" means that (1) the Company has underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules, (2) the Company sponsors or maintains any Plan or
(3) the Company contributes to, is required to contribute to or has any material liability (including, in the case of contribution and liability, on account of any ERISA Affiliate) with respect to any Plan.
"Escrowed Transfer Documents" means, with respect to each Portfolio Investment owned by the Company that is a Loan, two original Assignment Documents, each executed in blank by
(a) the Company, as assignee, and (b) if the consent or signature of any Affiliate of the Company (whether as administrative agent, servicer, registrar or in any other capacity) is or could be required for the transfer of all or any portion of such Portfolio Investment by the Company, each such Affiliate.
"EU Securitization Regulation" means Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitisation, as amended, and as may be further varied or substituted from time to time, including (i) any technical standards thereunder as may be effective from time to time and (ii) any relevant guidance relating thereto as may from time to time be published by a European Union regulator (including, for the avoidance of doubt, the European Banking Authority, the European Securities and Markets Authority, European Insurance and Occupational Pensions Authority and the European Commission).

"EU Securitization Rules" means the EU Securitization Regulation (other than Article 7 of the EU Securitization Regulation), together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant official guidance published by the European Banking Authority, the European Securities and Markets Authority (or, in either case, any predecessor or successor authority) or by the European Commission.
"EU/UK Securitization Rules" means the EU Securitization Rules and the UK Securitization Rules, collectively.
"EURIBOR" means, for each Calculation Period relating to a Euro Advance, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which

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takes over the administration of that rate) displayed on Reuters Page EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently

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provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the EUR in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for Euro deposits with a maturity of three months; provided that, for any Calculation Period of less than or greater than three months, EURIBOR shall be the rate determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the foregoing, one of which shall be determined as if the maturity of the deposits referred to above were the period of time for which rates are available next shorter than the Calculation Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Calculation Period; provided, further, that if a Calculation Period is less than or equal to seven days, then EURIBOR shall be determined by reference to a rate calculated as set forth above as if the maturity of the deposits referred to therein were a period of time equal to seven days. If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which Euro deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below 0%, EURIBOR will be deemed to be 0% for such purpose until such time as it exceeds 0% again.
"Euro" or "€" means the lawful currency of the Member States of the European Union that have adopted and retain a single currency in accordance with the treaty establishing the European Community, as amended from time to time.
"Euro Accounts" means the Euro Interest Collection Account and the Euro Principal Collection Account and, with respect to assets denominated in Euro, the Permitted Non-USD Currency Custodial Account, collectively.
"Euro Interest Collection Account" means the account designated as the "Euro Interest Collection Account" established by the Securities Intermediary and set forth in the Transaction Schedule for the deposit of Interest Proceeds denominated in Euro and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Euro Principal Collection Account" means the account designated as the "Euro Principal Collection Account" established by the Securities Intermediary and set forth in the Transaction Schedule for the deposit of Principal Proceeds denominated in Euro and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Event of Default" has the meaning set forth in Article VII.
"Excess Concentration Amount" means, on any date of determination, without duplication, all or the portion of the Current Market Value Amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Administrative Agent shall select in its sole discretion which Portfolio Investment(s) constitute part of the Excess Concentration Amount.
"Excess Interest Proceeds" means (i) on any Interest Payment Date, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the amount

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actually paid on such Interest Payment Date pursuant to Sections 4.05(a) and (b) and (ii) at any other time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing

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Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner.
“Excluded Amounts” means (a) any amount received in any Collateral Account with respect to any Portfolio Investment included as part of the Collateral, which amount is attributable to the payment of any Taxes, fees or other charges imposed by any Governmental Authority on such Portfolio and (b) any amount received in any Collateral Account representing (i) any escrows relating to Taxes in connection with Portfolio Investments which are held in an escrow account for the benefit of the Obligor and the applicable secured party pursuant to escrow arrangements under an Underlying Instrument, (ii) any amount received in any Collateral Account with respect to any Portfolio Investment sold or transferred by the Company pursuant to the provisions of this Agreement to the extent such amount is attributable to a time after the effective date of such sale other than in connection with a sale pursuant to a Permitted Securitization, (iii) any interest accruing on a Portfolio Investment prior to the related purchase date that was not purchased by the Company and is for the account of the Person from whom the Company purchased such Portfolio Investment, and (iv) any amounts deposited into any Collateral Account manifestly in error; provided, however, that any amounts that are on deposit in any Collateral Account for more than five (5) Business Days after the Company or the Servicer obtains actual knowledge thereof shall not constitute Excluded Amounts.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party's failure to comply with Section 3.03(f) and (d) any withholding Taxes imposed under FATCA.
“Existing Advances” means the Advances (as defined in the Existing Credit Agreement) made under the Existing Credit Agreement and outstanding as of the Second Amendment and Restatement Date.
“Existing Credit Agreement” has the meaning set forth in the introductory section of this
Agreement.
"Facility Advance Rate" means, on any date of determination, the lesser of (a) the weighted average (as determined by the Administrative Agent) of the Individual Advance Rates in respect of the Portfolio Investments (determined based on the Initial Market Value Amount minus the Excess Concentration Amount of each such Portfolio Investment) and (b) the Facility Advance Rate Cap in effect on such date.

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“Facility Advance Rate Cap” means, on any date of determination, (a) if the Equity Amount on such date is less than 20.0% of the Concentration Test Amount on such date, 45.0% and otherwise (b) 67.5%.
"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.
"Federal Funds Effective Rate" means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
"Financing Commitment" means, with respect to each Lender, the commitment of such Lender to provide USD Advances or Multi-Currency Tranche Advances (as applicable) to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender's name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to (i) a Commitment Increase Request or (ii) assignments made in accordance with the provisions of Section 10.06 of this Agreement.
"Firm Bid" has the meaning set forth in the Margining Agreement.
“Fixed Rate Portfolio Investment” means any Portfolio Investment that bears a fixed rate of interest.
“Floating Rate Portfolio Investment” means any Portfolio Investment that bears a floating rate of interest.
"Floor" means the benchmark rate floor provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the applicable Reference Rate. The Floor shall be zero as of the date of this Agreement.
"Foreign Lender" means a Lender that is not a U.S. Person.
"GAAP" means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.
"GBP" and "£" mean British Pounds.

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"GBP Accounts" means the GBP Interest Collection Account and the GBP Principal Collection Account and, with respect to assets denominated in GBP, the Permitted Non-USD Currency Custodial Account, collectively.

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"GBP Interest Collection Account" means the account designated as the "GBP Interest Collection Account" established by the Securities Intermediary and set forth in the Transaction Schedule for the deposit of Interest Proceeds denominated in GBP and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"GBP Principal Collection Account" means the account designated as the "GBP Principal Collection Account" established by the Securities Intermediary and set forth in the Transaction Schedule for the deposit of Principal Proceeds denominated in GBP and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Hague Securities Convention" has the meaning set forth in Section 8.01(a).
"Incipient Borrowing Base Breach" means an event that will occur if a Trigger Event has occurred and is continuing, and no Borrowing Base Cure occurs during the related Cure Period (it being understood that, following the end of the related Cure Period, no Trigger Event may be cured by an action or group of actions that would otherwise constitute a Borrowing Base Cure during such Cure Period and such Trigger Event shall be deemed to be continuing for all purposes, unless otherwise agreed by the Administrative Agent in its sole discretion).
"Indebtedness" means:
(i)with respect to any obligor under any Portfolio Investment, for the purposes of the definitions of "Interest Coverage Ratio", "Senior Net Leverage Ratio" and "Total Net Leverage Ratio", the meaning of "Indebtedness" or any comparable definition in the Underlying Instrument for such Portfolio Investment, and in any case that "Indebtedness" or such comparable definition is not defined in such Underlying Instrument, without duplication, (a) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (d) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (f) all guarantees by such entity of indebtedness of others, (g) all Capital Lease obligations of such entity, (h) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances; and
(ii)for all other purposes, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations

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of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of

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such Person, (d) all liabilities secured by any Lien on any property owned by such Person (regardless of whether such Person has assumed or otherwise become liable for the payment thereof), (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) of this clause (ii), but expressly excluding any obligation of such Person to fund any Loan constituting a Revolving Loan or a Delayed Funding Term Loan.
"Indemnified Person" has the meaning specified in Section 5.03.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
"Indemnitee" has the meaning set forth in Section 10.04(b).
"Independent Dealer" means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): (a) JPMorgan Securities, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Company, Société Générale North America Inc., Morgan Stanley, Bank of America NA, BNP Paribas Securities Corp, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, UBS Financial Services Inc., Wells Fargo Clearing Services LLC or RBC Capital Markets LLC and (b) any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.
"Individual Advance Rate" means, with respect to any Portfolio Investment, the advance rate determined by the Administrative Agent in accordance with the Margining Agreement.
"Industry Classifications" means the industry classifications set forth in Schedule 6 hereto, as such classifications may be revised from time to time by written agreement (including via email) of the Servicer and the Administrative Agent without the requirement of an amendment to this Agreement, but with written notice (including via email) to the Collateral Agent and the Collateral Administrator.
"Ineligible Investment" means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3 (with notice to the Collateral Administrator), the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an "Ineligible Investment" by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided further, for the avoidance of doubt, that (i) any Portfolio Investment consisting of a Participation Interest that has not been elevated to an assignment within thirty (30) calendar days of its Trade Date (as such date may be extended by the Administrative Agent in its reasonable discretion) and
(ii) any Portfolio Investment consisting of a Loan with respect to which the Company has not delivered to the Collateral Agent or Collateral Administrator, as applicable, an Escrowed Transfer Document within fifteen (15) Business Days of such Portfolio Investment’s Trade Date, shall in each case be deemed to be an Ineligible Investment.

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"Information" means (i) the Credit Documents and the details of the provisions thereof and (ii) all information received from the Company or any Affiliate thereof relating to the Company or its business or any obligor in respect of any Portfolio Investment in connection with the transactions contemplated by this Agreement.
"Initial Borrowing Base Amount" means, on any date of determination and as determined by the Administrative Agent, the product of (A) the aggregate sum, for each Portfolio Investment (both owned by the Company and in respect of which there is an outstanding Purchase Commitment that has not yet settled (except as set forth in the proviso below)) of the Initial Market Value Amount of such Portfolio Investment, minus the Excess Concentration Amount in respect thereof and (B) the Facility Advance Rate; provided that, for the avoidance of doubt, (1) any Portfolio Investment which has traded but not settled after completion of the Settlement Period and (2) any Ineligible Investments will be excluded from the calculation of the Initial Borrowing Base Amount and assigned a value of zero for such purposes.
"Initial Market Value" means (i) with respect to each Initial Portfolio Investment, the "Initial Market Value" set forth in Schedule 5 and (ii) with respect to each other Portfolio Investment, the initial market value (expressed as a percentage) assigned thereto by the Administrative Agent in its sole discretion as set forth in Section 1.02(c) Notwithstanding the foregoing, (A) the Initial Market Value for any Portfolio Investment shall not be greater than the par amount thereof and (B) the Initial Market Value of any Ineligible Investment shall be deemed to be zero.
"Initial Market Value Amount" means, with respect to any Portfolio Investment, the Initial Market Value of such Portfolio Investment multiplied by the funded outstanding principal amount thereof as of any applicable date.
"Initial Portfolio Investments" means the Portfolio Investments listed in Schedule 5. "Interest Coverage Ratio" means, with respect to any Portfolio Investment (other than a
Recurring Revenue Obligation) for any relevant test period, the meaning of "Interest Coverage Ratio" or any comparable definition in the Underlying Instrument for such Portfolio Investment, and in any case that "Interest Coverage Ratio" or such comparable definition is not defined in such Underlying Instrument, the ratio of (a) EBITDA for the applicable test period, to (b) all Cash Interest in respect of Indebtedness for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Underlying Instrument.
"Interest Payment Date" means the 25th day of January, April, July and October, commencing with April 25, 2022 (or, if any such date is not a Business Day, the immediately succeeding Business Day).
“Interest Period” means the period from (and including) an Interest Payment Date to the next such Interest Payment Date.
"Interest Proceeds" means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for

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the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with

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Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that, for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the Cure Account or the Unfunded Exposure Account or the Unfunded Exposure Allocated Amounts or any proceeds therefrom.
"Investment" means (a) the purchase of any debt or equity security of any other Person,
(b) the making of any Loan or advance to any other Person or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.
“Investment Company Act” means the Investment Company Act of 1940, as amended. "IRS" means the United States Internal Revenue Service.
"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
"Lender Participant" has the meaning set forth in Section 10.06(c).
"Lenders" has the meaning set forth in the introductory section of this Agreement. "Liabilities" has the meaning set forth in Section 5.03.
"Lien" means any security interest, lien, charge, pledge, preference or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law. For the avoidance of doubt, customary restrictions on assignments or transfers of a Portfolio Investment pursuant to the Underlying Instruments of such Portfolio Investment shall not be deemed to be a "Lien".
"Liquid Characteristics" means, with respect to any Portfolio Investment, characteristics determined by the Administrative Agent and notified to the Company and the Servicer which shall include (but not be limited to) the following unless otherwise determined by the Administrative Agent:
(a) another outstanding obligation of the Obligor of such Portfolio Investment is a Broadly Syndicated Obligation (or is otherwise a regularly traded obligation that does not meet some or all of the criteria set forth in the definition of “Broadly Syndicated Obligation”) or (b) the Obligor of such Portfolio Investment has outstanding debt or equity securities that are publicly traded on a nationally recognized securities exchange.
"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term, delayed draw and/or revolving loan agreement or other similar credit agreement.
"Margin Stock" has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.
"Margining Agreement" means the Amended and Restated Margining Agreement, dated as of the Amendment and Restatement Date, by and among the Company, the Servicer and the Administrative Agent.

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"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Company or the Servicer, (b) the ability of the Company or the Servicer to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (c) the rights of or benefits available to the Agents, the Collateral Administrator, the Securities Intermediary or the Lenders under this Agreement or any of the other Credit Documents.
"Material Amendment" means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon (other than a waiver of the application of the Adjusted Facility Margin), or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment (other than the default interest margin), or postpones the scheduled date of expiration of any Financing Commitment,
(iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.
"Material Modification" has the meaning set forth in the Margining Agreement. "Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated, and (4)
(i) on or after the Anticipated Repayment Date, the date selected by the Administrative Agent in its sole discretion (which date shall be no earlier than 30 days following the date on which the Administrative Agent delivers written notice of such election to the Company) or (ii) the occurrence of an Anticipated Repayment Date Event; provided that in the case of this clause (4) the Administrative Agent cannot select such date in subclause (i) or the Anticipated Repayment Date Event will not cause the Maturity Date to occur unless the Administrative Agent has determined that proceeds resulting from the sales of the Portfolio Investments and amounts in the Collateral Accounts will be sufficient to repay all outstanding Advances, as well as all accrued interest and fees payable to the Lenders, as of such selected date.
"Maximum Rate" has the meaning set forth in Section 10.08.
“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life is less than 84 months.
"Mezzanine Obligation" means an obligation which is unsecured, subordinated debt of the applicable obligor.
"Minimum Funding Amount" means, on any date of determination for any Tranche, the percentage set forth in the table below multiplied by the Financing Commitment then in effect for such Tranche; provided that, if a Premium Call Termination Date has occurred, the Minimum Funding Amount of the Multi-Currency Tranche, and thereafter the Minimum Funding Amount of the USD Tranche (in each case until reduced to zero), shall be reduced by the proposed purchase price of the proposed Portfolio Investments which the Administrative Agent failed to approve as set forth in the

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definition of the term Premium Call Termination Date (expressed as a percentage of the applicable Financing Commitment):

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Period Start Date	Period End Date	Minimum Funding Amount (% of Financing Commitment)
Second Amendment and Restatement Date	April 5, 2024	USD Tranche: 100% Multi-Currency Tranche: 3.39622642%
April 6, 2024	July 5, 2024	USD Tranche: 100% Multi-Currency Tranche: 20.75471698%
July 6, 2024	December 5, 2024	USD Tranche: 100% Multi-Currency Tranche: 32.07547170%
December 6, 2024	Last day of the Reinvestment Period	USD Tranche: 100% Multi-Currency Tranche: 43.39622642%

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread equals or exceeds 5.00%.
"Moody's" means Moody's Investors Service, Inc. and any successor thereto.
“Multi-Currency Tranche Advance” means an Advance made in respect of the applicable Lender’s Financing Commitment under the Multi-Currency Tranche.
“Multi-Currency Tranche” means the Financing Commitments in respect of Multi-Currency Tranche Advances as described in the Transaction Schedule.
"Non-Call Period" means the period commencing on the Second Amendment and Restatement Date and ending on, but excluding, December 5, 2024.
"Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.05 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender. "Notice of Exclusive Control" has the meaning set forth in Section 8.01(b). "Notice of Prepayment or Reduction" has the meaning set forth in Section 4.03(c).

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“Obligor” means, in respect of any loan, each Person obligated to pay collections in respect of such loan, including any applicable guarantors.
"Other Connection Taxes" means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
"Participant Register" has the meaning specified in Section 10.06(d). "Participation Interest" means a participation interest in a Loan. "PATRIOT Act" has the meaning set forth in Section 2.04(f).
"Permitted Distribution" means, on any Business Day, distributions of Interest Proceeds and/or Principal Proceeds (at the discretion of the Company) to the Servicer (or other permitted equity holders of the Company) for any purpose or to the Servicer or any investment manager for the payment of servicer or investment management fees and other out-of-pocket expenses or other amounts payable to the Servicer or any such investment manager by the Company (in each case, pursuant to the Priority of Payments); provided that amounts may be distributed pursuant to this definition (a) in the case of Interest Proceeds, only to the extent of available Excess Interest Proceeds and (b) in the case of Principal Proceeds, only during the Reinvestment Period, and, in all cases, only so long as (i) no Default, Event of Default or Cash Sweep Event has occurred and is continuing (and no Default, Event of Default or Cash Sweep Event would occur after giving effect to such Permitted Distribution); (ii) the Borrowing Base Test is satisfied (and will be satisfied immediately after giving effect to such Permitted Distribution); (iii) each Permitted Distribution shall be in an amount not less than U.S.$1,000,000; (iv) the Company gives at least two (2) Business Days prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator; (v) the Administrative Agent consents, in its sole discretion, to such Permitted Distribution; (vi) not more than three (3) Permitted Distributions are to be made in any three-month period (unless otherwise agreed (which may be by email) by the Administrative Agent) except if such Permitted Distribution is made on an Interest Payment Date; (vii) after giving effect to such Permitted Distribution, sufficient proceeds will be available in the USD Principal Collection Account or the Permitted Non-USD Currency Accounts, as applicable, to fund the acquisition of any Portfolio Investment for which a Purchase Commitment has been entered into but which has not yet settled; (viii) after giving effect to such Permitted Distribution, the Collateral Quality Tests are satisfied or, if not satisfied prior to such Permitted Distribution, will be maintained or improved, and (ix) the Company confirms in writing (which may be by email) to the Administrative Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied (which written confirmation shall include the relevant calculations for each applicable clause above), the Collateral Administrator confirms in writing (which may be by email) to the Administrative Agent that it agrees

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with the Company's calculations in respect of clause (ii) above and the Administrative Agent confirms in its sole discretion in writing (which may be by email) to the Collateral Agent that the conditions to a

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Permitted Distribution set forth herein are satisfied. Nothing in this definition shall limit the right or ability of the Company to make a Permitted RIC Distribution at any time.
"Permitted Lien" means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith,
(c) Liens granted pursuant to or by the Credit Documents, (d) judgment Liens not constituting an Event of Default hereunder, (e) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents and securities on deposit in or credited to one or more accounts maintained by a custodian or bank, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements, netting arrangements or other amounts owing in connection with the maintenance or operation of any bank or securities account,
(f) with respect to any collateral underlying a Portfolio Investment, the Lien in favor of the Company and Liens permitted under the related Underlying Instruments, (g) as to agented Portfolio Investments, Liens in favor of the agent under the related Underlying Instruments, (h) customary Liens in favor of any purchaser of a Portfolio Investment if such Portfolio Investment has been sold by the Company for cash consideration and (i) such cash consideration has been deposited into a Collateral Account, (ii) the transfer of such Portfolio Investment has not been or cannot be completed and (iii) the Company has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer) and (i) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing.
"Permitted Non-USD Currency" means CAD, Euro and/or GBP.
"Permitted Non-USD Currency Accounts" means the CAD Accounts, Euro Accounts and the GBP Accounts, collectively.
"Permitted Non-USD Currency Custodial Account" means the account designated as the "Permitted Non-USD Currency Custodial Account" established by the Securities Intermediary and set forth in the Transaction Schedule to which Portfolio Investments and other financial assets denominated in Permitted Non-USD Currencies may be credited, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"Permitted Non-USD Currency Equivalent" means, with respect to any amount in USD, the amount, as determined by the Administrative Agent in good faith, of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal foreign exchange rate(s) obtained as described in the definition of the term Spot Rate.
"Permitted RIC Distribution" means distributions of Principal Proceeds and/or Interest Proceeds (at the discretion of the Company) to the Servicer to the extent required to allow the Servicer to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by the Servicer in or with respect to any taxable year of the Servicer (or any calendar year, as relevant); provided that (A) the amount of any such payments made

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in or with respect to any such taxable year (or calendar year, as relevant) of the Servicer shall not exceed 115% of the higher of (1) the net investment income of the Company for the applicable year determined

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in accordance with GAAP and as specified in the annual financial statement most recently delivered pursuant to Section 6.02(p) and (2) the amounts that the Company would have been required to distribute to the Servicer to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company's liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company's liability for federal excise taxes for any such calendar year (or for the previous calendar year) imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code, (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any calendar quarter shall not exceed U.S. $1,500,000 (or such greater amount consented to by the Administrative Agent in its sole discretion) and (C) amounts may be distributed pursuant to this definition only so long as the Company gives at least one (1) Business Day's prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator.
“Permitted Securitization Event”, shall mean an event that shall occur if the Servicer or the Company, or any respective Affiliate thereof, engages in a sale of any Portfolio Investment in accordance with the terms of the Credit Documents in connection with any private or public term or conduit securitization transaction undertaken by the Servicer, the Company, or any respective Affiliate thereof that is secured, directly or indirectly by any Portfolio Investment currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization (provided that in connection with any Permitted Securitization Event the Company shall (x) provide prior written notice to the Administrative Agent of (i) all sales of Portfolio Investments entered into in connection therewith specifying that such sale is in connection with a Permitted Securitization Event and identifying the relevant Portfolio Investments or portions thereof being sold and (ii) any modifications of or amendments (which for the avoidance of doubt shall be subject to Section 1.04 and any other applicable restrictions set forth in this Agreement) to the terms of such transactions and (y) promptly update the Administrative Agent upon any material change with respect to the intended closing or settlement timeline of any such Permitted Securitization Event (or Portfolio Investment sales in connection therewith)).
"Permitted Working Capital Lien" means a first priority lien (senior to any senior, secured Indebtedness) over any accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts and/or other assets securing any Working Capital Revolver and proceeds of any of the foregoing.
"Person" means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.
"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company or any ERISA Affiliate.

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"Plan Asset Rules" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

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"Portfolio" means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.
"Portfolio Investments" has the meaning set forth in the introductory section of this
Agreement.
"Premium Call Period" means the period commencing on the Second Amendment and Restatement Date and ending on, but excluding, the earlier of (i) December 5, 2025 and (ii) any Premium Call Termination Date.
"Premium Call Termination Date" means any date during the Reinvestment Period on which (x) the Company (or the Servicer on its behalf) has submitted at least ten (10) Approval Requests (including all related information required to be delivered in connection therewith pursuant to Section 1.02) to the Administrative Agent relating to obligations each of which satisfy all of the Eligibility Criteria and (y) the Administrative Agent has failed to approve the Portfolio Investments proposed to be acquired in at least five (5) out of any ten (10) consecutive Approval Requests within the time period specified in Section 1.02(c); provided that if the Administrative Agent initially does not approve but then subsequently approves any such Portfolio Investment, it shall be deemed an approval of such Portfolio Investment to the extent that the applicable Portfolio Investment is subsequently purchased by the Company.
"Prime Rate" means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the "Prime Rate" is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or the Administrative Agent determines in a commercially reasonable manner in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Administrative Agent may select a reasonably comparable index or source consistent with the index or source the Administrative Agent is then using as Administrative Agent in similarly situated facilities to use as the basis for the Prime Rate.
"Principal Proceeds" means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed or deposited by or on behalf of the Company (including amounts deposited by the Servicer in connection with any Borrowing Base Cure) and the proceeds of Advances made in accordance herewith), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account or the Unfunded Exposure Allocated Amounts.
"Priority of Payments" has the meaning set forth in Section 4.05. "Proceeding" has the meaning set forth in Section 10.07(b).
"Purchase" means each acquisition of a Portfolio Investment hereunder (other than by Substitution), including by way of (x) an assignment, sale or contribution by the Transferor to the Company pursuant to the Sale Agreement, (y) purchase from any other affiliated or unaffiliated party pursuant to an arms' length transaction or (z) originating any Loan.
"Purchase Commitment" has the meaning set forth in Section 1.02(a).

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“Reclassification Amendment” has the meaning set forth in Section 6.03. "Recurring Revenue Obligation" means any Senior Secured Loan or Senior Secured
Bond that is (a) underwritten based on the definition of annualized recurring revenue used in the Underlying Instruments, or if there is no such definition, all recurring maintenance, service, support, hosting, subscription and other revenues, including, without limitation, software as a service subscription revenues,and (b) designated as a Recurring Revenue Obligation by the Administrative Agent in connection with its initial approval (or deemed approval, in the case of the Initial Portfolio Investments) of such Loan in accordance with Section 1.02, after consultation with the Servicer.
"Reference Rate" means, initially, (i) with respect to Advances in USD and related calculations, Adjusted Term SOFR, (ii) with respect to GBP Advances and related calculations, Daily Simple SONIA, or, if Daily Simple SONIA is unavailable, the Central Bank Rate, (iii) with respect to CAD Advances and related calculations, ~~the CDOR Rate~~Daily Simple CORRA and (iv) with respect to Euro Advances and related calculations, EURIBOR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator), and such determination shall be conclusive absent manifest error and each applicable Reference Rate shall be subject to replacement in accordance with Section 3.02.
"Reference Rate Replacement" means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Reference Rate Replacement Date; provided that, in the case of any Advance denominated in an Eligible Currency other than USD or CAD, "Reference Rate Replacement" shall mean the alternative set forth in clause
(~~3~~2) below:
(1)(x) in the case of Advances denominated in USD, the sum of: (a) ~~Term~~Daily Simple SOFR and (b) the related Reference Rate Replacement Adjustment;
(2)or (y) in the case of Advances denominated in CAD, the sum of: (a) Daily ~~Simple SOFR~~Compounded CORRA and (b) the related Reference Rate Replacement Adjustment;
(2)    ~~(3)~~ the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Reference Rate for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Reference Rate for syndicated credit facilities denominated in the applicable Eligible Currency at such time and (b) the related Reference Rate Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Reference Rate Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and in consultation with the Servicer. If the Reference Rate Replacement as determined pursuant to clause (1), or (2) ~~or (3)~~ above would be less than the Floor, the Reference Rate Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

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"Reference Rate Replacement Adjustment" means, with respect to any replacement of the then-current Reference Rate with an Unadjusted Reference Rate Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Reference Rate Replacement:
(1)for purposes of ~~clauses~~clause (1~~) and (2~~) of the definition of "Reference Rate Replacement," the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Reference Rate Replacement is first set for such Calculation Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Reference Rate with the applicable Unadjusted Reference Rate Replacement for the applicable Corresponding Tenor;
(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Reference Rate Replacement is first set for such Calculation Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Reference Rate for the applicable Corresponding Tenor; and
(2)for purposes of clause (~~3~~2) of the definition of "Reference Rate Replacement," the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Reference Rate with the applicable Unadjusted Reference Rate Replacement by the Relevant Governmental Body on the applicable Reference Rate Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Reference Rate with the applicable Unadjusted Reference Rate Replacement for syndicated credit facilities denominated in the applicable Eligible Currency;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Reference Rate Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and in consultation with the Servicer.
"Reference Rate Replacement Conforming Changes" means, with respect to the replacement of any Reference Rate, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Calculation Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or continuation notices, length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Servicer, may be appropriate to reflect the adoption and implementation of the new Reference Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any

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portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such new Reference Rate exists, in such other manner of

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administration as the Administrative Agent and the Servicer mutually agree is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
"Reference Rate Replacement Date" means the earlier to occur of the following events with respect to any then-current Reference Rate:
(a)in the case of clause (a) or (b) of the definition of "Reference Rate Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Reference Rate (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Reference Rate (or such component thereof); or
(b)in the case of clause (c) of the definition of "Reference Rate Transition Event," the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Reference Rate Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Reference Rate Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Reference Rate Replacement Date" will be deemed to have occurred in the case of clause (a) or (b) with respect to any Reference Rate upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Reference Rate (or the published component used in the calculation thereof).

"Reference Rate Transition Event" means the occurrence of one or more of the following events with respect to any then-current Reference Rate:
(a)a public statement or publication of information by or on behalf of the administrator of such Reference Rate (or the published component used in the calculation thereof) announcing that the administrator has ceased or will cease to provide all Available Tenors of such Reference Rate (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Reference Rate (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Reference Rate (or the published component used in the calculation thereof), the central bank for the applicable Eligible Currency of such Reference Rate, an insolvency official with jurisdiction over the administrator for such Reference Rate (or such component), a resolution authority with jurisdiction over the administrator for such Reference Rate (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Reference Rate (or such component), which states that the administrator of such Reference Rate has ceased or will cease to provide all Available Tenors of such Reference Rate (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Reference Rate (or such component thereof);
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Reference Rate (or the published component used in the calculation thereof) announcing that all Available Tenors of such Reference Rate (or such component thereof) are no longer representative.

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For the avoidance of doubt, a "Reference Rate Transition Event" will be deemed to have occurred with respect to any Reference Rate if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Reference Rate (or the published component used in the calculation thereof).
“Reference Rate Unavailability Period” means, with respect to any then-current Reference Rate for any Eligible Currency, the period (if any) (a) beginning at the time that a Reference Rate Replacement Date with respect to such Reference Rate has occurred if, at such time, no Reference Rate Replacement has replaced such Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.02 and (b) ending at the time that a Reference Rate Replacement has replaced such Reference Rate for all purposes hereunder and under any Credit Document in accordance with Section 3.02.
"Reference Time" with respect to any setting of a then-current Reference Rate means (a) if such Reference Rate is EURIBOR, 11:00 a.m. (Brussels time) on the day that is two Business Days preceding the date of such setting, (b) if such Reference Rate is ~~CDOR Rate~~Daily Simple CORRA, 10:15
a.m. (Toronto time) on the date of such setting, (c) if such Reference Rate is Daily Simple SONIA, 11:00
a.m. (London time) four Business Days prior to such setting and (d) for any other Reference Rate, the time determined by the Administrative Agent in its reasonable discretion and in consultation with the Servicer.
"Register" has the meaning set forth in Section 3.01(c).
"Reinvestment Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, the earlier of (i) December 5, 2026 and (ii) the date on which an Event of Default occurs and is continuing and the Administrative Agent so declares that the Reinvestment Period has ended as a result of such Event of Default; provided that, in the case of this clause (ii), with the written consent of the Administrative Agent (which consent may be granted or withheld in their respective sole discretion), at the request of the Servicer, the Reinvestment Period may be reinstated if such Event of Default is waived or is cured prior to any declaration of the Secured Obligations as due and payable pursuant to Article VII as a result of such Event of Default.
"Related Parties" has the meaning set forth in Section 9.01.
"Relevant Governmental Body" means (i) with respect to the replacement of the Reference Rate in respect Advances in USD, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto and (ii) with respect to a replacement of a Reference Rate in respect of Advances denominated in any Permitted Non-USD Currency, (a) the central bank for the Permitted Non-USD Currency in which such Advances are denominated or any central bank or other supervisor which is responsible for supervising either (1) such Reference Rate or (2) the administrator of such Reference Rate or (b) any working group or committee officially endorsed or convened by (1) the central bank for the Permitted Non-USD Currency in which such Advances are denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Reference Rate or (B) the administrator of such Reference Rate, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
"Request for Advance" has the meaning set forth in Section 2.03(d).

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"Required Lenders" means (a) so long as Barclays or any of its Affiliates is a Lender, Barclays and any such Affiliate and (b) on any date on which clause (a) above is not in effect, Lenders

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holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus
(ii) the aggregate undrawn amount of the outstanding Financing Commitments.
"Responsible Officer" means, (i) with respect to the Collateral Agent or the Securities Intermediary, any officer thereof customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement and (ii) with respect to the Collateral Administrator, any officer thereof customarily performing functions with respect to collateral administration matters and, with respect to a particular matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.
"Restricted Payment" means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.
"Retained Interest" means, in respect of the Retention Provider, a material net economic interest of not less than 5 (five) percent of the nominal value of the securitized exposures in the form of a first loss position by way equity funding pursuant to a subscription of membership interests in the Company, in accordance with Article 6(3)(d) of each of the Securitization Regulations.
"Retention Event" means any failure of the Retention Provider to comply with the requirements of Section 10.14.
"Retention Provider" means the Servicer, acting in such capacity. "Revaluation Event" has the meaning set forth in the Margining Agreement.
"Revolving Loan" means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.
"RFR Business Day" means, for any Loan denominated in GBP, any day except for (a) a Saturday or a Sunday and (b) a day on which banks are closed for general business in London.
"S&P" means S&P Global Ratings, an S&P Global business, and any successor thereto.
"Sale Agreement" has the meaning set forth in the introductory section of this
Agreement.

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"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Russia, Syria, Venezuela and Crimea).

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"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or Her Majesty's Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b) or (d) any Person otherwise the subject of Sanctions.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state or Her Majesty's Treasury of the United Kingdom.
"Second Amendment and Restatement Date" means December 5, 2023.
"Second Lien Bond" means a Bond that is not a Broadly Syndicated Obligation or a Broadly Syndicated Second Lien Obligation and (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Underlying Instruments that are reasonable for similar Bonds, and liens accorded priority by law in favor of any Governmental Authority) under Applicable Law (other than a Bond that is second priority to a Permitted Working Capital Lien) and (ii) unless otherwise agreed by the Administrative Agent in its reasonable discretion, the value of the collateral securing which (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans and Bonds of equal or higher seniority secured by the same collateral, in each case, as determined by the Servicer.
"Second Lien Loan" means a Loan that is not a Broadly Syndicated Obligation or a Broadly Syndicated Second Lien Obligation and (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Underlying Instruments that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) unless otherwise agreed by the Administrative Agent in its reasonable discretion, the value of the collateral securing which (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans and Bonds of equal or higher seniority secured by the same collateral, in each case, as determined by the Servicer.

"Secured Obligation" has the meaning set forth in Section 8.02(a). "Secured Party" has the meaning set forth in Section 8.02(a).
"Securities Intermediary" has the meaning set forth in the introductory section of this
Agreement.
"Securitization Regulation" means each of the EU Securitization Regulation and the UK Securitization Regulation.

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"Senior Net Leverage Ratio" means, with respect to any Portfolio Investment (other than any Recurring Revenue Obligation) for any relevant test period, the meaning of "Senior Net Leverage Ratio" or any comparable definition relating to first lien senior secured (or such applicable lien or

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applicable level within the capital structure) Indebtedness in the Underlying Instrument for each such Portfolio Investment, and in any case that "Senior Net Leverage Ratio" or such comparable definition is not defined in such Underlying Instrument, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness for borrowed money minus Unrestricted Cash, as of the applicable determination date, to (b) EBITDA, for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Underlying Instrument.
"Senior Secured Bond" means any Bond that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable Underlying Instruments), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the related Underlying Instruments that are reasonable for similar Bonds, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the collateral subject to a Permitted Working Capital Lien and (2) validly perfected and first priority under Applicable Law (subject to liens permitted under the related Underlying Instruments that are reasonable for similar Bonds, and liens accorded priority by law in favor of any Governmental Authority) in all other collateral under Applicable Law and (iii) unless otherwise agreed by the Administrative Agent in its sole discretion, the Servicer determines in good faith that the value of the collateral for such Bond (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Bond plus the aggregate outstanding balances of all other Loans and Bonds of equal or higher seniority secured by a first priority Lien over the same collateral.
"Senior Secured Loan" means any Loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable Underlying Instruments), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the related Underlying Instruments that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the collateral subject to a Permitted Working Capital Lien and (2) validly perfected and first priority under Applicable Law (subject to liens permitted under the related Underlying Instruments that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) in all other collateral under Applicable Law and (iii) unless otherwise agreed by the Administrative Agent in its sole discretion, the Servicer determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans and Bonds of equal or higher seniority secured by a first priority Lien over the same collateral.
"Servicer" has the meaning set forth in the introductory section of this Agreement. "Servicer Expenses" means the out-of-pocket expenses incurred by the Servicer in connection with the Credit Documents.

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"Servicer Termination Event" means an Event of Default relating to the Servicer under any of clause (b), (d) or (e) of the definition of the term "Event of Default".

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"Servicing Standard" means, with respect to any Portfolio Investment, to service and administer such Portfolio Investments in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments, all customary and usual servicing practices relating to assets of the nature and character of the Portfolio Investments which practices are consistent with the higher of: (A) the customary and usual practices and procedures followed by institutional servicers of national standing relating to assets of the nature and character of the Portfolio Investments, and (B) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.
"Settlement Date" has the meaning set forth in Section 1.03.
"Settlement Period" means, with respect to any Portfolio Investment, the period beginning on the related Trade Date thereof and ending on the date that is 15 Business Days following such Trade Date or, in each case, such longer period of time agreed to by the Administrative Agent in its reasonable discretion.
"SOFR" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website on the immediately succeeding Business Day.
"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
"Solvent" means, with respect to any Person, that as of the date of determination, (a) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair value of such Person's present assets; (b) such Person's capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
"SONIA" means, with respect to any RFR Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator's Website on the immediately succeeding RFR Business Day.
"SONIA Adjustment" means 0.1193% per annum.
"SONIA Administrator" means the Bank of England or any successor administrator of the Sterling Overnight Index Average.
"SONIA Administrator's Website" means the Bank of England's website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

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"Spot Rate" means, as of any date of determination, (x) with respect to actual currency exchange between USD and any Permitted Non-USD Currency, the applicable currency-USD rate

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available through the banking facilities of the banking entity selected by the Servicer and, if such banking entity is not State Street Bank and Trust Company (or any of its Affiliates), as consented to by the Administrative Agent (or, if an Event of Default has occurred and is continuing, as selected by the Administrative Agent in its sole discretion) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and any Permitted Non-USD Currency, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication used by the Administrative Agent for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Administrative Agent. The determination of the Spot Rate shall be conclusive absent manifest error.
"Swingline Lender” means Barclays Bank PLC, in its capacity as Swingline Lender. “Swingline Loan” means an Advance made by the Swingline Lender to the Company pursuant to Section 2.03(g).
“Swingline Percentage” means, on any date of determination with respect to any Lender, the percentage (subject to adjustment pursuant to Section 2.03(g)(v)) equal to (a) the amount of such Lender’s Financing Commitment under the USD Tranche on such date divided by (b) the aggregate amount of Financing Commitments for all Lenders in effect under the USD Tranche on such date.
"Swingline Repayment Date" means, with respect to any Swingline Loan, the date is six
(6) Business Days from receipt of the funding notice from the Swingline Lender.
“Swingline Sublimit” means, on any date of determination, an amount equal to the lesser of (a) (i) the aggregate Financing Commitments for all Lenders in effect under the USD Tranche on such date minus (ii) the aggregate principal amount of all USD Advances (including any Swingline Loans) outstanding on such date and (b) an amount equal to the product of (i) 25% and (ii) the aggregate Financing Commitments for all Lenders in effect under all Tranches on such date.
"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
"Substitute Portfolio Investment" has the meaning set forth in Section 1.06. "Substitution" has the meaning set forth in Section 1.06.
"Substitution Date" has the meaning set forth in Section 1.03.
"TARGET2 Settlement Day" shall mean any day on which TARGET2 is open for settlement of payments in Euro.
"TARGET2" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the applicable Administrative Agent in consultation with

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the Company (or the Servicer on its behalf) to be a suitable replacement) for the settlement of payments in Euro.
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term SOFR" means, for any calculation with respect to an Advance in USD, the Term SOFR Reference Rate for a tenor comparable to the applicable Calculation Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Calculation Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, that if Term SOFR shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
"Total Net Leverage Ratio" means, with respect to any Portfolio Investment (other than any Recurring Revenue Obligation) for any relevant test period, the meaning of "Total Net Leverage Ratio" or any comparable definition in the Underlying Instrument for each such Portfolio Investment, and in any case that "Total Net Leverage Ratio" or such comparable definition is not defined in such Underlying Instrument, the ratio of (a) Indebtedness for borrowed money minus Unrestricted Cash, as of the applicable determination date, to (b) EBITDA, for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Underlying Instrument.
"Trade Date" has the meaning set forth in Section 1.03.
“Tranche” means collectively, the Multi-Currency Tranche or the USD Tranche. "Tranche Size" means, with respect to any Portfolio Investment, an amount equal to the sum of the principal amount of the aggregate tranche (including any incremental term loan issuance issued under the same credit document which has the same interest spread, maturity and seniority) of such Portfolio Investment as of the date of its acquisition by the Company (without regard to any reduction thereof as a result of scheduled amortization payments).

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"Transaction Schedule" has the meaning set forth in the introductory section of this
Agreement.
"Transferor" has the meaning set forth in the introductory section of this Agreement. “Treasury Rate” means a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined on the date that is one Business Day prior to the date of prepayment or acceleration, to be the yield expressed as a rate listed in The Wall Street Journal for US Treasury securities having a term of no greater than the period of remaining months until the third anniversary of the Effective Date
"Trigger Event" has the meaning set forth in the Margining Agreement.
"TTM EBITDA" means, with respect to any obligor of a Portfolio Investment (other than a Recurring Revenue Obligation) and any date of determination, such obligor's "trailing twelve month" EBITDA, as determined in accordance with the Underlying Instruments in respect of the related Portfolio Investment (or in such other manner as the Company (or the Servicer on its behalf) and the Administrative Agent shall agree upon in writing (including via e-mail)).
"UCC" has the meaning set forth in Section 8.01(a).
"UK Securitization Regulation" means Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitisation in the form in effect on 31 December 2020 which forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (SI 2019/660), including any implementing regulation, secondary regulation, technical and official guidance relating thereto (in each case, unless the context suggests otherwise, as amended, varied or substituted from time to time).
"UK Securitization Rules" means the UK Securitization Regulation (other than Article 7 of the UK Securitization Regulation), together with any relevant regulatory and/or implementing technical standards adopted in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto, and, in each case, any relevant official guidance published by relevant UK regulators.
"Unadjusted Reference Rate Replacement" means the applicable Reference Rate replacement excluding the related Reference Rate Replacement Adjustment.
"Uncertificated Security" has the meaning set forth in the UCC.
"Underlying Instrument" means the agreement pursuant to which a Portfolio Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or of which the holders of such Portfolio Investment are the beneficiaries.
"Unfunded Exposure Account" means the account designated as the "Unfunded Exposure Account" established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount in respect of Portfolio

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Investments denominated in USD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

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"Unfunded Exposure Allocated Amounts" means funds deposited in any Permitted Non-USD Currency Account and designated to the Collateral Agent and the Securities Intermediary in writing (including via email) for use (in each case, (x) except following the occurrence and continuance of an Event of Default, by the Company or the Servicer on its behalf or (y) following the occurrence and during the continuance of an Event of Default, by the Administrative Agent) to cash collateralize the Unfunded Exposure Amount in respect of Portfolio Investments denominated in the related Permitted Non-USD Currency.
"Unfunded Exposure Amount" means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate par amount of all unfunded commitments associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.
"Unfunded Exposure Shortfall" means, on any date of determination, an amount equal to the greater of (x) 0 and (y) (i) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus (ii) the aggregate amount on deposit in the Unfunded Exposure Account together with the Unfunded Exposure Allocated Amounts.
"Unitranche Obligation" means, on any date of determination, any Senior Secured Loan or Senior Secured Bond that has a Senior Net Leverage Ratio greater than 5.50x (for the avoidance of doubt, after taking into consideration any drawn or undrawn Working Capital Revolver).
"Unrestricted Cash" means, with respect to any Portfolio Investment, the meaning of "Unrestricted Cash" or any comparable definition in the Underlying Instruments for the applicable Portfolio Investment, and in any case that "Unrestricted Cash" or such comparable definition is not defined in such Underlying Instrument, all cash or cash equivalents available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than statutory liens, liens of depository institutions and liens permitted under or granted in accordance with such Underlying Instrument).
"USD" means United States dollars.
"USD Interest Collection Account" means the account(s) designated as the "USD Interest Collection Account" established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds denominated in USD, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
"USD Principal Collection Account" means the account(s) designated as the "USD Principal Collection Account" established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds denominated in USD, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
“USD Advance” means an Advance made in respect of the applicable Lender’s Financing Commitment under the USD Tranche.
“USD Tranche” means the Financing Commitments in respect of USD Advances as described in the Transaction Schedule.
“USD Tranche Lender” means, at any time, any Lender with USD Advances or Financing Commitments under the USD Tranche at such time.

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"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
"U.S. Tax Compliance Certificate" has the meaning set forth in Section 3.03(f). “Weighted Average Life” means, at any time, the number equal to:
(a) the sum for each Portfolio Investment of the product of:
(1)the number of months remaining until the stated maturity date of such Portfolio Investment; multiplied by
(2)the Current Market Value Amount of such Portfolio Investment; divided by
(b) the sum of the Current Market Value Amounts of all Portfolio Investments.
“Weighted Average Spread” means, at any time, the number (expressed as a percentage)
equal to:
(a)the sum for each Portfolio Investment that is a Floating Rate Portfolio Investment of the product of:
(1)the percentage equal to (i) the sum of (x) the stated interest rate spread paid in cash on such Portfolio Investment above the reference rate applicable thereto and (y) such reference rate on such date minus (ii) the then-current Reference Rate for USD Advances applicable to the current Interest Period; multiplied by
(2)the Current Market Value Amount of such Portfolio Investment; divided by
(b)the sum of the Current Market Value Amounts of all Portfolio Investments that are Floating Rate Portfolio Investments.
"Withholding Agent" means the Company and the Administrative Agent.
"Working Capital Revolver" means a revolving lending facility secured on a first priority lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such lien do not constitute a material portion of the obligor’s total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related obligor); provided the total commitment of the revolving lending facility does not exceed 1.00x of TTM EBITDA.
ARTICLE I
THE PORTFOLIO INVESTMENTS

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SECTION 1.01.    Purchases of Portfolio Investments. On the Effective Date, the Company shall acquire the Initial Portfolio Investments from the Transferor pursuant to the Sale Agreement, subject to the conditions specified in this Agreement. From time to time during the

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Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company's account, all on and subject to the terms and conditions set forth herein.
SECTION 1.02.    Procedures for Purchases and Related Advances.
(a)Timing of Approval Requests. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment or other agreement to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a "Purchase Commitment") or that a Substitution occur, the Servicer, on behalf of the Company, shall deliver to the Administrative Agent an individual approval request in the form of Exhibit C-1 relating to each such proposed Portfolio Investment (each such approval request, as it relates to the individual asset set forth therein, an "Approval Request"). Granted approvals may be evidenced by delivery by electronic communication of an asset approval letter in the form of Exhibit C-2 (which may be in Excel or email format).
(b)Contents of Approval Requests. Each Approval Request shall consist of an electronic mail submission to the Administrative Agent in the form of Exhibit C-1, and shall be accompanied by such other information as the Administrative Agent may reasonably request to the extent that such information is available to the Servicer.
(c)Approval of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Servicer and the Company (including via email) of its determination of approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to an Approval Request no later than (i) the fifth (5th) Agent Business Day succeeding the date on which it receives such Approval Request and all information requested in connection therewith with respect to any Portfolio Investment other than an Approved DDTL Investment, (ii) the second (2nd) Agent Business Day succeeding the date on which it receives such Approval Request and all information requested in connection therewith with respect to any Approved DDTL Investment and (iii) the third (3rd) Agent Business Day succeeding the date on which it receives such Approval Request and all information requested in connection therewith with respect to any Portfolio Investment that is being acquired as part of a Borrowing Base Cure; provided that (x) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent and (y) the failure of the Administrative Agent to notify the Servicer and the Company of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition. Each notice of approval of a Portfolio Investment (a copy of which shall be delivered to the Collateral Administrator) shall include the initial Individual Advance Rate and the Initial Market Value for such Portfolio Investment; provided that the initial Individual Advance Rates in respect of the Initial Portfolio Investments and the Initial Market Values of the Initial Portfolio Investments are as set forth in Schedule 5. With respect to any Portfolio Investment that is a Delayed Funding Term Loan or a Revolving Loan, the Company shall deposit cash into the Unfunded Exposure Account or the Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts, as applicable, in an aggregate amount at least equal to the Unfunded Exposure Amount of such Portfolio Investment, to be held as cash collateral. For the avoidance of doubt, the Company shall not enter into a Purchase Commitment with respect to any Portfolio Investment that has not been approved (or deemed to be approved) by the Administrative Agent in accordance with this Section 1.02.

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SECTION 1.03.    Conditions to Purchases. No Purchase Commitment, Purchase or Substitution shall be entered into or made unless each of the following conditions is satisfied (or waived by the Administrative Agent to the Company and the Servicer in writing (including via email) in its sole

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discretion) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment's "Trade Date") or, in the case of a Substitution, the date on which the Company consummates a Substitution (the "Substitution Date"):
(1)the information contained in the Approval Request accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 as determined by the Administrative Agent (the "Eligibility Criteria"), and the Administrative Agent has approved such Approval Request in accordance with Section 1.02;
(2)after giving effect to such Purchase Commitment or Purchase, each of the Concentration Limitations will be satisfied or, if not satisfied prior to such Purchase Commitment or Purchase, maintained or improved, after giving effect to any adjustment for Excess Concentration Amounts;
(3)after giving effect to such Purchase Commitment or Purchase, each of the Collateral Quality Tests will be satisfied or, if not satisfied prior to such Purchase Commitment or Purchase, maintained or improved;
(4)no Event of Default or Default has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and
(5)immediately after giving pro forma effect to the Purchase or Substitution of such Portfolio Investment and the related Advance, (i) the Borrowing Base Test is satisfied and (ii) no Cash Sweep Event has occurred and is continuing or would result therefrom.
If the above conditions to a Purchase Commitment, a Purchase or a Substitution are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Collateral Agent and the Collateral Administrator, the date on which such Purchase (if any) or Substitution shall settle (the "Settlement Date" for such Portfolio Investment).
SECTION 1.04.    Sales of Portfolio Investments. The Company will not voluntarily sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), except that, subject to Section 6.02(w), (x) during the Reinvestment Period, the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset without consent from, or prior notice to, the Administrative Agent so long as, immediately prior to such sale or other disposition and immediately after giving effect to such sale or disposition, the Asset Sale Conditions are satisfied and (y) after the Reinvestment Period, during each fiscal quarter the Company may, with two Business Days prior written notice to the Administrative Agent, sell up to two Portfolio Investments (including any Ineligible Investment) without consent from the Administrative Agent so long as immediately prior to such sale or other disposition and immediately after giving effect to such sale or disposition, the Asset Sale Conditions are satisfied (for the avoidance of doubt it being understood that other than the first two sale or other disposition transactions entered into in any fiscal quarter in accordance with this clause (y), all sales, transfers or other dispositions of any Portfolio Investment (or portion thereof) or other asset shall be subject to the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed)). “Asset Sale Conditions” means, with respect to any sale, transfer or other disposition of any Portfolio Investment or any other asset, conditions that shall be satisfied if

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immediately prior to and immediately after giving effect to such sale, transfer or other disposition all of the following conditions are satisfied: (a) no Event of Default shall have occurred and

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be continuing, (b) the Borrowing Base Test is satisfied and (c) each of the Concentration Limitations is satisfied or, if not satisfied prior to such sale, transfer or disposition (or commitment thereof), maintained or improved, after giving effect to any adjustment for Excess Concentration Amounts and (d) the sale of such asset by the Company shall either be (i) for an amount equal to par or (ii) on an arm's-length basis at fair market value and in accordance with the Servicer's standard market practices.
Notwithstanding anything above that would otherwise prohibit the sale of a Portfolio Investment after the occurrence or during the continuance of an Event of Default, if the Company entered into an agreement to sell any such Portfolio Investment prior to the occurrence of such Event of Default, but such sale did not settle prior to the occurrence of such Event of Default, then the Company shall be permitted to consummate such sale notwithstanding the occurrence of such Event of Default; provided that the settlement for such sale occurs within the customary settlement period for similar trades.
SECTION 1.05.    Certain Assumptions relating to Portfolio Investments and Certain Matters relating to Currency Equivalents.
(a)For purposes of all calculations and related reports hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement occurs.
(b)Except as set forth in clause (c) and Section 4.06(b), for purposes of all valuations and calculations under the Credit Documents (including, without limitation, the Current Market Value of the Portfolio Investments and the Borrowing Base), (i) the principal amount of any Portfolio Investment or Eligible Investment denominated in a Permitted Non-USD Currency, (ii) proceeds denominated in any Permitted Non-USD Currency on deposit in a Permitted Non-USD Currency Account and (iii) for purposes of the calculation of the Borrowing Base Ratio and related calculations, the aggregate outstanding principal amount of Advances denominated in a Permitted Non-USD Currency shall be valued at the Dollar Equivalent at the applicable Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.
(c)Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance in respect of a Tranche, together with all other Advances then outstanding in respect of such Tranche or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments in respect of a Tranche, (ii) the aggregate unutilized amount of the Financing Commitments in respect of a Tranche and (iii) the outstanding aggregate principal amount of Advances in respect of a Tranche (other than for purposes of the calculation of the Borrowing Base Ratio and related calculations), the outstanding principal amount of any Advances to the Multi-Currency Tranche that are denominated in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the applicable Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of the applicable Permitted
Non-USD Currency).
(d)For all purposes of this Agreement and each other Credit Document requiring the calculation of EBITDA, TTM EBITDA, Interest Coverage Ratio, Senior Net Leverage Ratio, Total

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Net Leverage Ratio or Debt-to-Recurring Revenue Ratio, or any related definitions required to make such calculation, each such calculation shall be delivered to the Administrative Agent within three (3)

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Business Days of the receipt thereof by the Company or the Servicer and such calculation of EBITDA, TTM EBITDA, Interest Coverage Ratio, Senior Net Leverage Ratio, Total Net Leverage Ratio or
Debt-to-Recurring Revenue Ratio shall be deemed to remain the same for each day of such fiscal quarter (other than to the extent a provision of this Agreement requires a calculation after giving effect to a sale or acquisition of a Portfolio Investment, in which case such sale or acquisition shall be the only adjustment required to be taken into account); provided that if new financial information is received within the relevant fiscal quarter, the Administrative Agent shall be entitled to rely on such new financial information for purposes of determining the occurrence of any Revaluation Event.
SECTION 1.06.    Substitution. During the Reinvestment Period and, with the prior written consent of the Administrative Agent (in its sole discretion), after the Reinvestment Period, the Company may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a "Substitution" and such new Portfolio Investment, a "Substitute Portfolio Investment") so long as (x) the Company has submitted an Approval Request and all applicable conditions precedent set forth in Section 1.02(c) and Section 1.03 have been satisfied with respect to each Substitute Portfolio Investment to be acquired by the Company in connection with such Substitution and (y) with respect to any Substitution proposed to occur after the Reinvestment Period, such Substitution improves the quality of the portfolio of Portfolio Investments held by the Company at such time (as determined by the Administrative Agent in its sole discretion). Any Substitution must comply with the terms of the Sale Agreement.
SECTION 1.07.    Additional Equity Contributions. The Servicer may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Company for any purpose, including for the purpose of curing any Default or Event of Default, satisfying any Borrowing Base Test, in connection with enabling the acquisition or sale of any Portfolio Investment or satisfying any condition under Section 2.05, in each case, subject to the applicable terms and conditions set forth in this Agreement. Each contribution shall either be made (a) in cash, (b) by assignment and contribution of Cash Equivalents (with respect to any Eligible Currency in respect of which Interest Proceeds and Principal Proceeds may be held in Cash Equivalents) and/or (c) by assignment and contribution of any Portfolio Investment.
ARTICLE II THE ADVANCES
SECTION 2.01.    Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, (i) each Lender with Financing Commitments under the USD Tranche hereby severally agrees to make available to the Company Advances, in USD, in an aggregate amount outstanding not exceeding the amount of such Lender's Financing Commitment under the USD Tranche and (ii) each Lender with Financing Commitments under the Multi-Currency Tranche hereby severally agrees to make available to the Company Advances, in an Eligible Currency, in an aggregate amount outstanding not exceeding the amount of such Lender's Financing Commitment under the Multi-Currency Tranche. The Financing Commitments shall terminate on the earlier of (a) the close of business on the last day of the Reinvestment Period and (b) the Maturity Date (or, with respect to any partial reduction of the Financing Commitments, such earlier date determined pursuant to Section 4.07 with respect to such reduced Financing Commitments). The Multi-Currency Commitment Amount and the USD Commitment Amount are separate commitments and operate independently of one another (except that USD Advances and Multi-Currency Advances are both secured by the Collateral and are pari passu with each other in priority of payment).

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SECTION 2.02.    [Reserved].

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SECTION 2.03.    Advances; Use of Proceeds.
(a)Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and/or (ii) the Advance Date, as applicable, the Lenders for the applicable Tranche will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company (if a Portfolio Investment is being acquired on such date, in the same Eligible Currency as such Portfolio Investment) on the related Settlement Date (or otherwise on the related Advance Date if no Portfolio Investment is being acquired on such date) as provided herein.
(b)Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder or fail to repay the Administrative Agent for any Swingline Loan by the relevant Swingline Repayment Date in accordance with Section 2.03(g), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.
(c)Subject to Section 2.03(f), the Company shall use the proceeds of the Advances received by it hereunder to (x) Purchase the Portfolio Investments identified in the related Approval Request and to pay all fees, costs and expenses in connection therewith, (y) deposit amounts into the Unfunded Exposure Account or the Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts, as applicable, in accordance with Section 2.03(f) or (z) make Permitted RIC Distributions and other distributions to the Servicer or payment of investment management fees and other amounts payable to the Servicer or any of its Affiliates in accordance with the definition of Permitted Distributions; provided that, if the proceeds of an Advance are deposited in the USD Principal Collection Account or the applicable Permitted Non-USD Currency Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Servicer, the Collateral Agent shall apply such proceeds, subject to the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03, to Purchase Portfolio Investments prior to the next date on which funds must be applied pursuant to Section 4.05. The proceeds of the Advances shall not be used for any other purpose.
(d)With respect to any Advance, the Servicer shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a "Request for Advance") to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than
(1) in the case of an Advance under the USD Tranche, 2:00 p.m. New York City time six (6) Business Days prior to the Business Day specified as the date on which such Advance shall be made (such date, the “Advance Date”), (2) in the case of an Advance denominated in USD under the Multi-Currency Tranche, 2:00 p.m. New York City time one (1) Business Day prior to the date specified as the Advance Date, (3) in the case of a Swingline Loan, 2:00 p.m. New York City time one (1) Business Day prior to the date specified as the Advance Date or (4) in the case of an Advance denominated in a Permitted Non-USD Currency, 12:00 p.m. New York City time three (3) Business Days prior to the Business Day specified as the Advance Date (or, solely in the case of clauses (2) and (3), not later than 12:00 p.m. New York City time on the Business Day specified as the Advance Date; provided that any such Advance (a “Base Rate Advance”) shall bear interest at a per annum rate equal to the applicable Base Rate for each

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Calculation Period in effect plus the Applicable Margin for Advances on each such date) and, upon receipt of such request, the applicable Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, immediately after

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giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied. Each Request for Advance shall specify whether such request is being made in respect of the USD Tranche or the Multi-Currency Tranche and whether such request is being made in respect of a Swingline Loan.
(e)Any Base Rate Advance can be converted into an Advance that bears interest based on the applicable Reference Rate upon two (2) Business Days' notice by either the Administrative Agent or the Servicer on behalf of the Company.
(f)If on any date of determination there exists an Unfunded Exposure Shortfall, the Company shall deposit cash into the Unfunded Exposure Account or the Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts, as applicable in an aggregate amount at least equal to the aggregate Unfunded Exposure Shortfall.
(g)Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance on the agreements of the USD Tranche Lenders set forth in this Section, agrees to make Swingline Loans to the Company from time to time on any Business Day during the Reinvestment Period, in an aggregate principal amount not to exceed at any time outstanding the Swingline Sublimit at such time; provided that, after giving effect to any Swingline Loan, (i) the aggregate outstanding principal amount of USD Advances shall not exceed the aggregate amount of Financing Commitments under the USD Tranche and (ii) the sum of the aggregate principal amount of USD Advances of any USD Tranche Lender, plus such Lender’s Swingline Percentage of the outstanding principal amount of all Swingline Loans shall not exceed such USD Tranche Lender’s Financing Commitment under the USD Tranche and (iii) the outstanding principal amount of all Swingline Loans shall not exceed the Swingline Sublimit; provided, further, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth in this Agreement, the Company may borrow, prepay and reborrow Swingline Loans. Immediately upon the making of a Swingline Loan by the Swingline Lender, each USD Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a participation in such Swingline Loan in an amount equal to such USD Tranche Lender’s Swingline Percentage of the amount of such Swingline Loan. Notwithstanding Section 4.05, from the date of any Swingline Loan until the date such Swingline Loan is repaid or refinanced or the relevant Lender has funded its participation in such Swingline Loan, interest accrued on the Swingline Loan pursuant to Section 3.01(b) shall be payable by the Company to, and solely for the account of, the Swingline Lender.
(i)Each USD Tranche Lender shall make an amount equal to its Swingline Percentage of the outstanding Swingline Loan available to the Swingline Lender in immediately available funds not later than 1:00 p.m. (New York City time) on the Swingline Repayment Date and, upon such payment by any USD Tranche Lender, such USD Tranche Lender shall be deemed to have refinanced its Swingline Percentage of the Swingline Loan by making a USD Advance to the Company on such date (for the avoidance of doubt, without any further action by the Company), and such refinanced Swingline Percentage of the Swingline Loan shall be deemed to be repaid concurrently with the making of such USD Advance. If for any reason any Swingline Loan cannot be refinanced by a USD Advance in accordance with this Section 2.03(g)(i), the Swingline Lender shall be deemed to request that each of the USD Tranche Lenders fund, and each USD Tranche Lender hereby agrees to fund, its participation in the relevant Swingline Loan by the relevant Swingline Repayment Date and each USD Tranche Lender’s payment to the Swingline Lender pursuant to this Section 2.03(g)(i) shall be deemed payment in respect of such

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participation. The Administrative Agent shall notify the Company of any participations in any Swingline Loan funded pursuant to this Section 2.03(g)(i), and

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thereafter payments in respect of such Swingline Loan (to the extent of such funded participations) shall be made to the Administrative Agent and not to the Swingline Lender.
(ii)If any USD Tranche Lender fails to make available to the Swingline Lender any amount required to be paid by such USD Tranche Lender pursuant to the foregoing provisions of this paragraph (g) by the Swingline Repayment Date, the Swingline Lender shall be entitled to recover from such USD Tranche Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such USD Tranche Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such USD Tranche Lender’s USD Advance to refinance its Swingline Percentage of such Swingline Loan or its funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any USD Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.
(iii)If any USD Tranche Lender fails to refinance, or fund its participation in, its Swingline Percentage of the Swingline Loan to the Swingline Lender by the Swingline Repayment Date, such USD Tranche Lender shall be a Defaulting Lender. Any Defaulting Lender's Swingline Percentage of the Swingline Loan shall be reallocated among the
Non-Defaulting Lenders pro rata in accordance with Section 2.03(g)(v), with the Non-Defaulting Lenders remitting an amount equal to the same pro rata share of the Swingline Loan to the Swingline Lender. If the conditions for reallocation of the applicable Swingline Percentage of the Swingline Loan to the Non-Defaulting Lenders set forth in Section 2.03(g)(v) are not satisfied as of the Swingline Repayment Date, the Company shall pay the Swingline Lender an amount equal to the outstanding Swingline Loan.
(iv)Notwithstanding anything to the contrary herein, if any Swingline Loans are outstanding at the time of any prepayment or repayment of Advances denominated in USD under this Agreement (including, without limitation pursuant to Section 4.05), such prepayment or repayment shall be applied towards the Swingline Loans (which prepayment or repayment shall be credited to the Swingline Lender) or the other Advances, as applicable, in the manner applicable to such prepayment or repayment under this Agreement. For the avoidance of doubt, interest due pursuant to clause (ii) of this Section 2.03(g) shall remain due and payable by the applicable USD Tranche Lender regardless of whether the Swingline Loan is prepaid in part or in whole.
(v)If any USD Tranche Lender fails to refinance, or fund its participation in, its Swingline Percentage of the Swingline Loan to the Swingline Lender in accordance with this Section 2.03(g) and is or becomes a Defaulting Lender, all or any part of such Defaulting Lender's Swingline Percentage of the Swingline Loan shall be reallocated among the
Non-Defaulting Lenders pro rata in accordance with their respective USD Tranche Financing Commitments hereunder (calculated without regard to such Defaulting Lender's Financing Commitment) but only to the extent that (x) the conditions set forth in Section 2.05 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the

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Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not

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cause the sum of the aggregate outstanding amount of the USD Advances of any Non-Defaulting Lender, plus such Lender's allocation of the relevant Defaulting Lender’s Swingline Percentage of the Swingline Loan at such time to exceed such USD Tranche Lender's Financing Commitment under the USD Tranche. Subject to Section 10.12, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a
Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.
(vi)Each USD Tranche Lender’s obligation to make USD Advances or to purchase and fund participations in Swingline Loans pursuant to this Section 2.03(g) shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such USD Tranche Lender may have against the Swingline Lender, the Company or any other Person for any reason whatsoever,
(B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each USD Tranche Lender’s obligation to make USD Advances pursuant to this Section 2.03(g) is subject to the conditions set forth in Section 2.05. No such funding of participations shall relieve or otherwise impair the obligation of the Company to repay Swingline Loans, together with interest as provided herein.
(vii)Except as otherwise expressly provided herein, the Company shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
(viii)If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender to the Company (or any trustee, receiver or other party) in connection with any Debtor Relief Law or otherwise (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each USD Tranche Lender shall pay to the Swingline Lender its Swingline Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect (provided that the failure of any Lender to pay such amounts shall not cause such Lender to become a Defaulting Lender unless such failure is continuing seven (7) Business Days following the date of such demand by the Administrative Agent). The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the USD Tranche Lenders under this clause (viii) shall survive the payment in full of the Secured Obligations and the termination of this Agreement.
(h)Rescindable Amounts.
(i)Payments by Company; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error)

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that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Company has not in fact made such payment or such amounts were not paid from a
Collateral Account; (2) the Administrative Agent has made a payment in excess of the amount so

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paid by the Company (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (provided that the failure of any Lender to pay such amounts shall not cause such Lender to become a Defaulting Lender unless such failure is continuing seven (7) Business Days following the date of such demand by the Administrative Agent). A notice of the Administrative Agent to any Lender or Company with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.
(ii)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s share of such Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 3.01 and may, in reliance upon such assumption, make available to Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Advance available to the Administrative Agent, then the applicable Lender and the Company (so long as the applicable Lender is not Barclays Bank PLC or an Affiliate thereof at any time Barclays Bank PLC or any Affiliate is the Administrative Agent) severally agree to pay to the Administrative Agent forthwith on written demand such corresponding amount in same day funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Company, Term SOFR for the Calculation Period in effect plus the Applicable Margin. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Advance to be made by such Lender to the Company as provided herein, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Advance set forth in Section 2.05 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(j)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Advances are several and not joint. The failure of any Lender to make any Advance or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Advance or to purchase its participation.

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(k)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
SECTION 2.04.    Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the "Effective Date") on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):
(a)Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)Credit Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Credit Documents that are dated as of the date of this Agreement have been executed and are in full force and effect, and that the initial sales contemplated by the Sale Agreement shall have been consummated in accordance with the terms thereof.
(c)Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Servicer and the Transferor, covering such matters relating to the transactions contemplated hereby and by the other Credit Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.
(d)Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company, the Transferor and the Servicer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Credit Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the Transferor and the Servicer and any other legal matters relating to the Company, the Servicer, this Agreement or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(e)Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented legal fees and expenses) required to be reimbursed or paid by the Company hereunder and the Collateral Administration and Agency Fees.
(f)PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by

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regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act") and other applicable "know your customer" and

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anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.
(g)Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder and to perfect the back-up security interest of the Company in the Portfolio Investments sold to it by the Transferor under the Sale Agreement.
(h)Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Transferor as debtor which cover any of the Portfolio Investments (other than any liens thereon that will be released on the Effective Date) and (iii) such other searches that the Administrative Agent deems necessary or appropriate.
(i)Officer's Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.05(3) and 2.05(5) have been satisfied on and as of the Effective Date.
(j)Other Documents. Such other documents as the Administrative Agent may reasonably require.
SECTION 2.05.    Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied (or waived by the Administrative Agent in writing (including via email) in its sole discretion) as of the proposed date of such Advance:
(1)the Effective Date shall have occurred;
(2)the Company shall have delivered a Request for Advance in accordance with Section 2.03(d) and, in connection with an Advance made in connection with a Purchase (other than an Initial Portfolio Investment), the related Approval Request has been approved by the Administrative Agent in accordance with Section 1.02;
(3)no Cash Sweep Event, Event of Default or Default has occurred and is continuing;
(4)the Reinvestment Period has not ended;
(5)all of the representations and warranties contained in Article VI and in any other Credit Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such

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representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties

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which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and
(6)immediately after giving pro forma effect to such Advance (and any related Purchase) hereunder:
(a)the Borrowing Base Test is satisfied;
(b)the aggregate principal balance of Multi-Currency Tranche Advances then outstanding will not exceed the aggregate limit for Multi-Currency Tranche Advances set forth in the Transaction Schedule;
(c)the aggregate principal balance of USD Advances and Swingline Loans then outstanding will not exceed the aggregate limit for USD Advances set forth in the Transaction Schedule; and
(d)in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$1,000,000 unless waived by the Administrative Agent.
If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.
SECTION 2.06.    Commitment Increase Option. The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Financing Commitment for any Tranche to up to an aggregate amount of increases not to exceed $150,000,000, subject to satisfaction of the following conditions precedent (unless otherwise waived by the Administrative Agent):
(a)the Administrative Agent (on behalf of the Lenders and in its sole discretion) approves in writing (which may be by email) such Commitment Increase Request;
(b)no Default or Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;
(c)the Borrowing Base Test is satisfied on and as of the Commitment Increase Date;
(d)all of the representations and warranties contained in Article VI and in any other Credit Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;
(e)the Company shall have paid to the Administrative Agent on the Commitment Increase Date, for the account of each Lender, a fee calculated in accordance with the Effective Date Letter;

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(f)any Commitment Increase Request shall be in an amount not less than the lower of (x) $100,000,000 and (y) the then-current maximum amount for which a Commitment Increase Request is permitted to be made;
(g)as of the date of the Commitment Increase Request, the aggregate outstanding principal amount of the Advances is at least 75% of the Financing Commitment;
(h)receipt by the Administrative Agent of certified copies of resolutions executed by the Servicer authorizing such Commitment Increase; and
receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, a certification from the Company or the Servicer on its behalf that the conditions set forth in clauses (b), (c) and (d) are satisfied on the date of the Commitment Increase Request.
SECTION 2.07.    Conditions to Second Amendment and Restatement Date.
Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):
(a)Executed Counterparts. The Administrative Agent shall have received sufficient copies of this Agreement and the Effective Date Letter as the Administrative Agent shall request, originally executed and delivered by each Person party thereto.
(b)Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Servicer and the Transferor, covering such matters relating to the transactions contemplated hereby and by the other Credit Documents as the Administrative Agent shall reasonably request in writing.
(c)Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company, the Transferor and the Servicer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Credit Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the Transferor and the Servicer and any other legal matters relating to the Company, the Servicer, this Agreement or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Second Amendment and Restatement Date and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented legal fees and expenses) required to be reimbursed or paid by the Company hereunder and the Collateral Administration and Agency Fees.

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(e)PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by

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regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act") and other applicable "know your customer" and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least five days prior to the Second Amendment and Restatement Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Second Amendment and Restatement Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.
(f)Officer's Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.05(3) and 2.05(5) have been satisfied on and as of the Second Amendment and Restatement Date.
(g)Other Documents. Such other documents as the Administrative Agent may reasonably require.
ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES
SECTION 3.01.    The Advances.
(a)Making the Advances. If the Lenders for any Tranche are required to make an Advance to the Company as provided in Section 2.03, then each such Lender shall make such Advance in the applicable Eligible Currency on the Advance Date specified in the relevant Request for Advance thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to the USD Principal Collection Account or the applicable Permitted Non-USD Currency Account. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. The Company may, during the Reinvestment Period, repay and reborrow Advances in an amount up to the aggregate unused Financing Commitments of the Lenders on such date, subject to the terms and conditions set forth herein. Except as set forth in the immediately preceding sentence, once prepaid, Advances may not be reborrowed. All Existing Advances shall remain outstanding as of the Second Amendment and Restatement Date, shall be Advances for all purposes of this Agreement and the other Credit Documents and shall be allocated to the USD Tranche or the Multicurrency Tranche as set forth on Schedule 1 (as such Schedule 1 may be updated from time to time). For the avoidance of doubt, all Existing Advances under the Multicurrency Tranche in USD shall be allocated to the USD Tranche in an amount up to the Financing Commitments under the USD Tranche on the Second Amendment and Restatement Date.
(b)Interest on the Advances. Subject to Section 3.01(h) and Section 3.02, all outstanding Advances (other than Base Rate Advances) shall bear interest (from and including the date on which such Advance is made to and including the date on which such Advance is repaid) on each day during the term of this Agreement at a per annum rate equal to the applicable Reference Rate for each Calculation Period in effect plus the Applicable Margin for Advances applicable to such Advance on each such date, as further set forth in the immediately succeeding three sentences; provided that, following the occurrence and during the continuation of an Event of Default, at the request of the Administrative Agent or the Required Lenders, all outstanding Advances, any accrued and unpaid

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Administrative Agent Fee and any accrued and unpaid interest thereon shall bear interest (from and including the date of such Event of Default to and including the applicable date on which such Advance

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is repaid or such Event of Default is no longer continuing) at a per annum rate equal to the applicable Reference Rate for each Calculation Period in effect plus the Adjusted Facility Margin; provided further that, for purposes of this Section 3.01(b), (x) if the aggregate outstanding principal amount of the Advances under any Tranche at any time is less than the Minimum Funding Amount for such Tranche, the amount of outstanding Advances under such Tranche at such time shall be deemed to equal the Minimum Funding Amount for such Tranche and (y) the interest rate in respect of such deficit shall be deemed to be the Applicable Margin. The Applicable Margin applicable to any Advance shall initially be determined on the date of such Advance and such Applicable Margin shall be applicable until the next succeeding Calculation Period Start Date. The Applicable Margin applicable to all Advances that are outstanding on a Calculation Period Start Date shall be determined on such Calculation Period Start Date for each day during the related Calculation Period. For purposes of the foregoing, Daily Simple SONIA shall be the weighted average of such Reference Rate as determined on each day from and including the Interest Payment Date for the immediately preceding Calculation Period (or, in the case of the Interest Payment Date for the first Calculation Period, the date of this Agreement) to but excluding such Interest Payment Date.
(c)Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the Eligible Currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the "Register") in which it shall record (1) the amount and Eligible Currency of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.
Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if a registered note is requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
(d)Pro Rata Treatment. Except as otherwise provided herein, (i) all borrowings of the Advances under any Tranche shall be made on a pro rata basis by the Lenders of such Tranche in accordance with their respective portions of the Financing Commitments under such Tranche and (ii) all payments in respect of the Advances shall be made on a pro rata basis to the Lenders (irrespective of Tranche) in accordance with their respective portions of the Advances held by them.
(e)Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or

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any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder in the applicable Currency, then (1) the

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obligation of such Lender or the Administrative Agent hereunder to fund or maintain Advances in such Currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) any such Lender shall comply with the requirements of Section 3.04, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, thirty (30) calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to any Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the related Advances shall bear interest (from and after the Interest Payment Date occurring immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the Applicable Margin; provided, further, that no breakage costs resulting from the repayment of Advances on a date other than an Interest Payment Date shall be payable in connection with a repayment of Advances in accordance with this Section 3.01(e).
(f)Increased Costs.
(i)If any Change in Law shall:
(A)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(B)impose on any Lender or the London interbank market or other applicable lending market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or
(C)subject any Lender or the Administrative Agent to any Taxes (other than
(x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon written request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.
(ii)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of

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this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration

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such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity) by an amount reasonably deemed by such Lender to be material (which demand shall be accompanied by a statement setting forth the basis for such demand; provided that in no event shall any Lender be required to provide any information or documentation to the extent such Lender reasonably determines providing the same would constitute a breach by such Lender of confidentiality obligations), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.
(iii)A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate on the next Interest Payment Date after receipt thereof.
(iv)Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Administrative Agent's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Administrative Agent's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(v)Each of the Lenders and the Administrative Agent agrees that it will comply with the requirements of Section 3.04 with respect to any increased amounts referred to in this Section 3.01(f).
(g)No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment shall not be less than the amounts otherwise specified to be paid under this Agreement.
(h)Alternate Rate of Interest. If prior to the commencement of any Calculation Period: (x)(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining any Reference Rate (including, without limitation, because such Reference Rate is not available or published on a current basis), for deposits in the applicable Eligible Currency and such Calculation Period; or (ii) the Administrative Agent is advised by the Required Lenders that any Reference Rate for such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period and
(y) an alternative reference rate for such Reference Rate has not been selected in accordance with Section 3.02; then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance in the applicable Eligible Currency is requested, such Advance shall accrue interest at the applicable Base Rate plus the Applicable Margin (or the Adjusted Facility Margin, as applicable).

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SECTION 3.02.    Reference Rate Replacement.
(a)Notwithstanding anything to the contrary herein or in any other Credit Document, if a Reference Rate Transition Event or an Early Opt-in Election, as applicable, and its related Reference Rate Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Reference Rate, then (x) if a replacement Reference Rate is determined in accordance with clause (1) ~~or (2)~~ of the definition of "Reference Rate Replacement" for such Reference Rate Replacement Date or in connection with an Early Opt-in Election, such Reference Rate Replacement will replace such Reference Rate for all purposes hereunder and under any Credit Document in respect of such Reference Rate setting and subsequent Reference Rate settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document, (y) if a Reference Rate Replacement is determined in accordance with clause (~~3~~2) of the definition of "Reference Rate Replacement" for such Reference Rate Replacement Date, such Reference Rate Replacement will replace such Reference Rate for all purposes hereunder and under any Credit Document in respect of any Reference Rate setting at or after 5:00 p.m. New York City time on the fifth (5th) Business Day after the date notice of such Reference Rate Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Reference Rate Replacement from Lenders comprising the Required Lenders or (z) in connection with an Early
Opt-in Election, such Reference Rate Replacement will replace such Reference Rate for all purposes hereunder and under any Credit Document in respect of such Reference Rate setting on the date specified in the notice of the Early Opt-in Election delivered in accordance with the definition of such term.
(b)In connection with any replacement of a Reference Rate in accordance with this Section 3.02, the Administrative Agent, in consultation with the Servicer, will have the right to make Reference Rate Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Reference Rate Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(c)The Administrative Agent will promptly notify the Company and the Lenders of
(i) any occurrence of a Reference Rate Transition Event or an Early Opt-in Election, as applicable, and its related Reference Rate Replacement Date, (ii) the implementation of any Reference Rate Replacement, (iii) the effectiveness of any Reference Rate Replacement Conforming Changes and (iv) the commencement or conclusion of any Reference Rate Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.02 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 3.02.
(d)Upon the Company's receipt of notice of the commencement of a Reference Rate Unavailability Period, the Company may revoke any request for the making of, conversion to or continuation of an Advance that bears interest at the applicable Reference Rate to be made, converted or continued during any Reference Rate Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Advances.

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(e)Notwithstanding anything in this Section 3.02 or otherwise set forth in this Agreement to the contrary, if no alternative reference rate is adopted with respect to any applicable Reference Rate for Advances made in the related Eligible Currency within the later of (i) the date that is 30 days after notice from the Administrative Agent of a Reference Rate Transition Event and (ii) the applicable Reference Rate Replacement Date, the provisions of Section 3.01(h) shall apply.
SECTION 3.03.    Taxes.
(a)Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification by the Company. The Company shall indemnify each Secured Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Secured Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Secured Party, shall be conclusive absent manifest error.
(d)Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

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(e)Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority

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evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(ii)an executed IRS Form W-8ECI;
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10 percent shareholder" of the Company or the

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Servicer within the meaning of Section 881(c)(3)(B) of the Code, and is not a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance

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Certificate") and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or
(iv)to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Credit Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(E)The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 or an applicable IRS Form W-8, as applicable, upon becoming a party under this Agreement. The Administrative Agent represents to the Company that it is a "qualified intermediary" and a "participating FFI" or "deemed-compliant FFI" within the meaning of Treasury Regulations Section 1.1441-1 and that it will comply with its obligations to withhold under Section 1441 and FATCA.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such

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indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such

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refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party's obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Credit Document.
SECTION 3.04.    Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.01(e) or (f), or requires the Company to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.03(c), then such Lender shall use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to
Section 3.01(e), 3.01(f) or 3.03(c), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender (other than Barclays and its Affiliates at any time when Barclays or any such Affiliate is the sole Lender) (i) requests compensation under Section 3.01(e) or (f), or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender other than Barclays or an Affiliate thereof or any Governmental Authority for the account of any Lender other than Barclays or an Affiliate thereof pursuant to Section 3.03(c), (ii) defaults in its obligations to make Advances hereunder (including any Defaulting Lender), (iii) becomes subject to a Bail-In Action or (iv) is a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in and the consents required by Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01(e) or (f) or Section 3.03(c)) and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received, as applicable, payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (ii) such assignment will result in a ratable reduction in the claim for compensation or payments under section 3.01(e) or (f) or Section 3.03(c), as applicable, (iii) such assignment does not conflict with Applicable Law and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment,

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waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances

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entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.
ARTICLE IV COLLECTIONS AND PAYMENTS
SECTION 4.01.    Interest Proceeds. The Company shall notify the obligor (or the relevant agent under the applicable Underlying Instruments) with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the USD Interest Collection Account; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account. To the extent Interest Proceeds are received other than by deposit into the USD Interest Collection Account or the applicable Permitted Non-USD Currency Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the USD Interest Collection Account or the applicable Permitted Non-USD Currency Account, as applicable, or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the USD Interest Collection Account or the applicable Permitted Non-USD Currency Account, as applicable, all Interest Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Servicer.
Interest Proceeds shall be retained in the USD Interest Collection Account or the applicable Permitted Non-USD Currency Account, as applicable, and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Servicer on its behalf) delivered to the Collateral Agent in Cash Equivalents with a rate of return that is not less than zero selected by the Servicer (unless an Event of Default has occurred and is continuing, in which case, selected by the Administrative Agent) ("Eligible Investments"). Eligible Investments shall mature no later than the end of the then-current Calculation Period. In the absence of any such direction amounts held in such accounts will remain uninvested.
Interest Proceeds on deposit in the USD Interest Collection Account and each Permitted Non-USD Currency Account shall be withdrawn by the Collateral Agent (at the written direction of the Company or the Servicer on its behalf (or, following the occurrence and during the continuation of an Event of Default, the Administrative Agent)) and applied to make payments in accordance with this Agreement or to make Permitted Distributions or Permitted RIC Distributions as permitted by this Agreement.
The Servicer shall notify the Administrative Agent and the Collateral Agent if the Servicer reasonably determines in good faith that any amounts in the USD Interest Collection Account, the GBP Interest Collection Account, the CAD Interest Collection Account or the Euro Interest Collection Account, as applicable, have been deposited in error or do not otherwise constitute Interest Proceeds (which notice shall include a certificate of an officer of the Servicer setting forth the basis for such determination), whereupon such amounts on deposit in such account may be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default, at the direction of the Administrative Agent)) on the next succeeding Business Day and remitted to or at the direction of the Company.
SECTION 4.02.    Principal Proceeds. The Company shall notify the obligor (or the relevant agent under the applicable Underlying Instruments) with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the USD Principal Collection Account; provided

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that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account. To the extent Principal Proceeds are received other

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than by deposit into the USD Principal Collection Account or the applicable Permitted Non-USD Currency Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the USD Principal Collection Account or the applicable Permitted Non-USD Currency Account, as applicable, or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the USD Principal Collection Account or the applicable Permitted Non-USD Currency Account, as applicable, all Principal Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Servicer.
All Principal Proceeds shall be retained in the USD Principal Collection Account or the applicable Permitted Non-USD Currency Account, as applicable, and held in cash and/or invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments selected by the Servicer (unless an Event of Default has occurred and is continuing, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. In the absence of any such direction, amounts held in such accounts will remain uninvested.
Principal Proceeds on deposit in the USD Principal Collection Account and the Permitted Non-USD Currency Accounts shall be withdrawn (at the written direction of the Company or the Servicer on its behalf (or, following the occurrence and during the continuation of an Event of Default, the Administrative Agent)) by the Collateral Agent and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement or (in the case of the USD Principal Collection Account) to be deposited into the Unfunded Exposure Account or (iii) to make Permitted Distributions or Permitted RIC Distributions as permitted by this Agreement, in each case with prior notice to the Administrative Agent.
The Servicer shall notify the Administrative Agent and the Collateral Agent if the Servicer reasonably determines in good faith that any amounts in the USD Principal Collection Account, the GBP Principal Collection Account, the CAD Principal Collection Account or the Euro Principal Collection Account, as applicable, have been deposited in error or do not otherwise constitute Principal Proceeds (which notice shall include a certificate of an officer of the Servicer setting forth the basis for such determination), whereupon such amounts on deposit in such account shall be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default, at the direction of the Administrative Agent)) on the next succeeding Business Day and remitted to or at the direction of the Company.
SECTION 4.03.    Principal and Interest Payments; Prepayments; Commitment Fee.
(a)The Company shall pay the unpaid principal amount of the Advances (together with accrued and unpaid interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.
(b)Accrued and unpaid interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

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(c)Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to use Principal Proceeds on deposit in the Principal Collection Account to prepay outstanding Advances in whole or in part (i) on any Business Day in connection with a Borrowing Base Cure or otherwise (ii) on any other Business Day up to but not more than three (3) times during any Calculation Period; provided that, at the request of any Lender in respect of any prepayment on a date other than an Interest Payment Date, such Lender shall be entitled to any costs actually incurred by it in respect of the breakage of its funding at the applicable Reference Rate for the related Calculation Period. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed notice in the form of Exhibit B hereto (a "Notice of Prepayment or Reduction") (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(ii) not later than 5:00 p.m., New York City time, on the date that is five (5) Business Days immediately preceding the date of such prepayment (unless such requirement is waived in writing (including via email) by the Administrative Agent in its sole discretion, in which case, no later than 12:00 p.m., New York City time, on the date of such prepayment). Each Notice of Prepayment or Reduction shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Borrowing Base Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$1,000,000 (or, if less, the aggregate outstanding amount of the Advances) unless otherwise waived by the Administrative Agent. Prepayments shall be accompanied by accrued and unpaid interest. All voluntary prepayments of principal of the Advances shall be made on a first-in-first-out basis (for the avoidance of doubt, unless an Event of Default or Cash Sweep Event has occurred and is continuing, in which case all prepayment and repayments shall be made pro rata among the outstanding Advances, and except to the extent set forth in the proviso in this sentence), pro rata based on the relevant outstanding Advances of each respective Lender; provided that if any Swingline Loans are outstanding at the time of any such voluntary prepayment denominated in USD, such voluntary prepayment shall be applied towards the Swingline Loans (which prepayments shall be credited to the Swingline Lender) or the other Advances, as applicable.
(d)The Company agrees to pay to the Administrative Agent, for the account of each Lender (other than a Defaulting Lender) for each Tranche, a commitment fee in accordance with the Priority of Payments which shall accrue at the average daily Commitment Fee Rate on the average daily Commitment Fee Calculation Amount for such Tranche during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the avoidance of doubt, no commitment fee shall accrue on the unused amount of any increase in the Financing Commitment resulting from a Commitment Increase Request until the related Commitment Increase Date.
(e)The ~~Borrower~~Company agrees to pay the Administrative Agent for its own account, in USD, fees in the amounts and at the times specified in the Effective Date Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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(f)If at any time during the Amortization Period the aggregate outstanding principal amount of the Advances is less than 15% of the Financing Commitment as in effect on the last day of the

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Reinvestment Period, the date falling 90 calendar days after such time shall be an Anticipated Repayment Date Event.
(g)Without limiting Section 4.03(c), the Company shall (1) prepay outstanding Advances in whole or in part on any date as set forth in Section 8.01(i) and (2) following the Reinvestment Period, on each Interest Payment Date repay outstanding Advances using the applicable Amortization Percentage of all available Principal Proceeds pursuant to the Priority of Payments. All such prepayments shall be accompanied by accrued and unpaid interest.
SECTION 4.04.    Cure Account.
(a)The Company shall cause all cash received by it in connection with a Borrowing Base Cure pursuant to clause (i) of the definition of such term to be deposited in the Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the Cure Account such amounts received by it (and identified in writing as such) promptly upon receipt thereof. Prior to the Maturity Date, all cash amounts in the Cure Account may be invested in overnight Eligible Investments at the written direction of the Servicer. In the absence of any direction from the Servicer, amounts held in such accounts will remain uninvested. All amounts contributed to the Company by the Servicer in connection with a Borrowing Base Cure shall be paid free and clear of any right of chargeback or other equitable claim.
(b)Amounts on deposit in the Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company or the Servicer on its behalf (or, following the occurrence and during the continuation of an Event of Default, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence of an Event of Default and the declaration of the Advances then outstanding to be due and payable pursuant to Article VII, and at the written direction of the Administrative Agent, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal) or a Cash Sweep Event has occurred and is continuing (or would occur after such withdrawal).
SECTION 4.05.    Priority of Payments. On (x) each Interest Payment Date, (y) the Maturity Date and (z) each Agent Business Day after the occurrence of (i) a Cash Sweep Event or (ii) an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clause (z) above, an "Additional Distribution Date"), the Collateral Agent shall distribute, in accordance with the monthly report approved by the Servicer in accordance with Section 9.02(g) (or, in the case of an Additional Distribution Date, in accordance with the calculations provided by the Administrative Agent to the Collateral Agent in connection therewith), all amounts in the USD Interest Collection Account, the USD Principal Collection Account, the Permitted Non-USD Currency Accounts (except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related determination date for the purchase of Portfolio Investments) in the following order of priority (the "Priority of Payments"):
(a)to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the other Credit Documents (including fees, out-of-pocket expenses and indemnities) up to a maximum amount, under this subclause
(b)of U.S.$62,500 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving

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effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same Calculation Period); provided, that, if any such amount under this subclause (i) is not utilized

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during any Calculation Period then such unutilized amount may be applied during any of the three succeeding Calculation Periods, (ii) second, any other accrued and unpaid fees (other than the commitment fee payable to the Lenders, but, for the avoidance of doubt, including fees payable to the Administrative Agent) and out-of-pocket expenses, including indemnities due hereunder or under any other Credit Document or payable to any Governmental Authority in respect of Taxes payable by the Company or filing, registration or similar fees, up to a maximum amount under this clause (a) of U.S.$30,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same Calculation Period) and (iii) third, to pay Servicer Expenses up to a maximum amount under this clause
(iii) of U.S.$25,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same Calculation Period); provided, that, if any such amount under this subclause (iii) is not utilized during any Calculation Period then such unutilized amount may be applied during any of the three succeeding Calculation Periods;
(c)to pay accrued and unpaid interest due in respect of the Advances, any accrued and unpaid Administrative Agent Fee and any increased costs and accrued and unpaid commitment fees payable to the Lenders (pro rata based on amounts due);
(d)to make any Permitted RIC Distributions up to a maximum amount of
U.S.$600,000;
(e)if any Cash Sweep Event or Event of Default has occurred and is continuing, to pay principal of the Advances until the Advances are paid in full;
(f)to pay (i) on each Interest Payment Date, all prepayments and repayments of the Advances required or, if elected by the Company, permitted under this Agreement (including any applicable premium in the event of a contemporaneous commitment reduction for which such a premium is payable pursuant to Section 4.07(a)) and (ii) on the Maturity Date and any Additional Distribution Date, principal of the Advances until the Advances are paid in full;
(g)to fund the applicable Unfunded Exposure Account(s) and/or fund the applicable Permitted Non-USD Currency Accounts with Unfunded Exposure Allocated Amounts, as applicable, up to the Unfunded Exposure Amount;
(h)to pay all amounts set forth in clause (a) above (in the same order of priority specified therein) not paid due to the limitation set forth therein;
(i)to make any Permitted Distributions and Permitted RIC Distributions directed pursuant to this Agreement and not made pursuant to clause (c) above;
(j)on the Maturity Date or if any Event of Default has occurred and is continuing, to pay any other Secured Obligations outstanding at such time; and
(k)(i) on any Interest Payment Date, to deposit any remaining amounts in the USD Principal Collection Account or the applicable Permitted Non-USD Currency Account as Principal Proceeds (which, during the Reinvestment Period, may be applied to the acquisition of additional Portfolio Investments, subject to the applicable terms and conditions set forth in this

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Agreement, including, without limitation, Section 1.03 and Section 4.02 hereof), (ii) on any Interest Payment Date,

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any remaining amounts in the USD Interest Collection Account or the applicable Permitted Non-USD Currency Account as Interest Proceeds, to the Company (or its designee) and (iii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company (or its designee).
SECTION 4.06.    Payments Generally. (a) All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Servicer of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Servicer. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Servicer, the Collateral Agent and the Collateral Administrator in respect of the interest and Administrative Agent Fee due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in USD other than payments of interest and principal made in respect of Advances denominated in a Permitted Non-USD Currency, which shall be made in the applicable Permitted Non-USD Currency of such Advance. All interest hereunder shall be computed on the basis of a year of 360 days (other than
(i)interest calculated at the Base Rate, which shall be calculated on the basis of a year of 365/366 days and (ii) interest calculated according to SONIA, which shall be calculated on the basis of a year of 365 days) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Except as otherwise specified by the Company, all repayments or prepayments of principal of the Advances hereunder shall be deemed to repay the longest outstanding Advance (or the applicable portion thereof) denominated in the same currency as such prepayment on the date of such repayment or prepayment.
(b)If, at least three (3) Business Days prior to each Interest Payment Date, the Maturity Date and any Additional Distribution Date, the Collateral Administrator shall have notified the Company, the Servicer, the Collateral Agent and the Administrative Agent that the Company does not have a sufficient amount of funds in a Permitted Non-USD Currency on deposit in the applicable Permitted Non-USD Currency Accounts that will be needed to pay to the Lenders all of the amounts required to be paid in such Permitted Non-USD Currency on such date in accordance with the Priority of Payments in such Permitted Non-USD Currency as required for such payment (a "Currency Shortfall"), then, so long as no Event of Default shall have occurred and be continuing, the Company shall exchange (or the Servicer on its behalf shall direct the Collateral Agent to exchange) amounts in USD held in the USD Interest Collection Account or the USD Principal Collection Account, as applicable, for the applicable Permitted Non-USD Currency in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than two Business Days prior to such Interest Payment Date, Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of exchange. If for any reason the Company shall have failed to effect any such currency exchange by such Business Day, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.
(c)At any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange all or a portion of the amounts in each of the Permitted Non-USD Currency Accounts for USD at the applicable Spot Rate and deposit such converted amounts into the USD Interest Collection Account and the USD Principal Collection Account, as applicable.

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(d)Second Amendment and Restatement Payments. On the Second Amendment and Restatement Date, the Company shall pay any accrued and unpaid fees of the Administrative Agent.
(e)Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Advances made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Advances or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than an assignment to the Company (as to which the provisions of this Section shall apply).
The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company's rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
SECTION 4.07.    Termination or Reduction of Financing Commitments.
(a)On any Business Day after the last day of the Non-Call Period, the Company shall be entitled at its option, subject to the payment of any applicable premium described in the immediately succeeding paragraph, and upon three (3) Business Days' prior delivery of a Notice of Prepayment or Reduction to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all accrued and unpaid Administrative Agent Fee, all applicable premium (if any) and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations for which no claim has been made) or (ii) terminate all or part of the portion of the Financing Commitments that exceeds the sum of the outstanding Advances (after giving effect to any concurrent repayment of the Advances on such date). Each such notice shall be irrevocable (unless such notice conditions such termination or reduction, as applicable, upon consummation of a transaction which is contemplated to result in a termination or reduction, as applicable, of the Financing Commitments, in which event such notice may be revocable or conditioned upon such consummation).

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Subject to the Effective Date Letter, each commitment reduction (or termination) pursuant to Section 4.07(a) above (including, for the avoidance of doubt, following the acceleration of

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the Advances pursuant to Article VII) that is made during the Premium Call Period (unless, for the avoidance of doubt, the Premium Call Period has ended as a result of a Premium Call Termination Date), whether in full or in part (or terminates the Financing Commitments in whole) shall be accompanied by a premium equal to 0.50% of the principal amount of such commitment reduction (or termination).
(b)The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence and during the continuation of an Event of Default;
(c)All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.
(d)The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.
(e)Any prepayment of the Advances following the acceleration of the Advances pursuant to Article VII during the Non-Call Period shall be accompanied by a make-whole premium equal to the sum of the present value at such prepayment date (the “Trigger Date”) of all required interest and Administrative Agent Fee payments due on such Advances to and including the third anniversary of the Effective Date, computed upon the Trigger Date using a discount rate equal to the Treasury Rate at such Trigger Date plus 50 basis points and assuming that the rate of interest on the principal amount of the Advances from such Trigger Date to the third anniversary of the Second Amendment and Restatement Date will equal the Adjusted Facility Margin in effect on the Trigger Date.
(f)Any amounts payable in accordance with this Section 4.07 in connection with any acceleration of the Advances shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the acceleration of the Advances, and the Company agrees that it is reasonable under the circumstances currently existing. The Company expressly agrees that (i) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Company giving specific consideration in the transaction for such agreement to pay the premium, (iv) the Company shall be estopped hereafter from claiming differently than as agreed to in this Section 4.07, (v) the agreement to pay the premium is a material inducement to the Lenders to make the Advances, and (vi) the premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration of the Advances. THE PREMIUM IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, AND THE PARTIES HERETO EACH ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT THE SETTLEMENT AMOUNT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.
SECTION 4.08.    Return of Certain Payments
(a)Each Lender (and each Lender Participant, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent or the Collateral Agent notifies such Lender that the Administrative Agent or the Collateral Agent, as applicable, has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the

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foregoing, a "Recipient") from the Administrative Agent or the Collateral Agent (or any of their respective Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient

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(whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a "Payment") and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent or the Collateral Agent, as applicable, the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent or the Collateral Agent to any Recipient under this Section shall be conclusive, absent manifest error.
(b)Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Administrative Agent or the Collateral Agent (or any of their respective Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent or the Collateral Agent (or any of their respective Affiliates) with respect to such Payment (a "Payment Notice"), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent or the Collateral Agent, as applicable, of such occurrence and, upon demand from the Administrative Agent or the Collateral Agent, as applicable, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent or the Collateral Agent, as applicable, the amount of any such Payment (or portion thereof) as to which such a demand was made.
(c)Any Payment required to be returned by a Recipient under this Section shall be made in same-day funds in the currency so received, together with interest thereon (unless such Payment has been returned in accordance with clause (a) above) in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Administrative Agent or the Collateral Agent, as applicable, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent or the Collateral Agent for the return of any Payment received, including without limitation any defense based on "discharge for value" or any similar doctrine.
(d)The Company and each other party to this Agreement hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Recipient that has received such Payment (or portion thereof) for any reason, the Administrative Agent or the Collateral Agent, as applicable, shall be subrogated to all the rights of such Recipient with respect to such amount and (y) the receipt by any Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Recipient by the Company or any other party to this Agreement.
ARTICLE V THE SERVICER
SECTION 5.01.    Appointment and Duties of the Servicer; Resignation . The Company hereby appoints the Servicer as its servicer under this Agreement to perform the servicing functions of the Company set forth herein, and the Servicer hereby accepts such appointment. In performing such services and acting on the behalf of the Company, the Servicer is authorized to exercise

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full discretion and act for the Company in the same manner and with the same force and effect as the directors or officers of the Company might or could do in respect of the performance of such services, as

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well as in respect of all other things necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement. The Company hereby authorizes the Servicer, in its sole discretion (but subject to Applicable Law and the provisions of this Agreement), to take all actions that it considers reasonably necessary and appropriate in respect of the Portfolio Investments, this Agreement and the transactions contemplated hereby. For so long as no Event of Default has occurred and is continuing, the services to be provided by the Servicer shall consist of (x) supervising the Portfolio, including communicating with obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Portfolio and otherwise managing the Portfolio on behalf of the Company, delivering Approval Requests on behalf of and in the name of the Company and
(y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby. The Servicer agrees not to cause the Company to violate any covenants or restrictions imposed on the Company herein or in any other Credit Document and not to act in contravention of this Agreement. The Company hereby irrevocably appoints the Servicer its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein.
The Servicer assumes no responsibility under this Agreement other than to provide the representations and render the services expressly called for from the Servicer hereunder and under the other Credit Documents. In performing such services, the Servicer shall act in accordance with the Servicing Standard.
The Servicer may employ third parties (including its Affiliates) to render advice and assistance to the Company and to perform any of the Servicer's duties hereunder, provided that the Servicer shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Servicer as Servicer hereunder.
The Servicer may resign upon not less than thirty (30) days prior written notice to the Administrative Agent, the Collateral Agent and the Collateral Administrator; provided that no such resignation shall be effective unless an Affiliate of the Servicer consented to in writing by the Administrative Agent (including via email) has been appointed as a successor Servicer pursuant to an assignment agreement in form and substance satisfactory to the Administrative Agent and has accepted such appointment.
If a Servicer Termination Event occurs, the Administrative Agent may, together with its other rights and remedies arising out of such Event of Default, instruct the Servicer and the Servicer hereby agrees to act at the direction of the Administrative Agent (except to the extent the Servicer determines such action is unlawful or illegal).
SECTION 5.02.    Servicer Representations as to Eligibility Criteria; Etc. The Servicer represents to the other parties hereto that (a) as of the Trade Date for each Portfolio Investment acquired and the Substitution Date for each Substitute Portfolio Investment, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Approval Request is true, correct and complete in all material respects as of the date of such Approval Request; provided that, to the extent any such information was furnished to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Servicer.

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SECTION 5.03.    Indemnification; Limitation of Liability. The Servicer shall indemnify and hold harmless the Company, the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders and their respective affiliates, directors, officers, stockholders, partners,

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members, agents, employees and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (but limited, in the case of attorneys' fees, to reasonable and documented fees and out-of-pocket expenses of one firm of outside counsel (and one local counsel in any applicable jurisdiction) for each affiliated group of Indemnified Persons) (collectively, "Liabilities"), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel), in each case, incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Servicer of any of its obligations hereunder and (b) the failure of any of the representations or warranties of the Servicer set forth herein to be true in all material respects when made or when deemed made; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such Liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted (i) from (A) with respect to the Collateral Agent, Collateral Administrator and the Securities Intermediary, the bad faith, gross negligence or willful misconduct of the Collateral Agent, Collateral Administrator or the Securities Intermediary, as applicable, or (B) with respect to any other Indemnitee, the fraud, bad faith, gross negligence or willful misconduct of such Indemnitee, (ii) solely from a material breach of such Indemnified Person's obligations under this Agreement or the other Credit Documents; provided that the exclusion in subclause (ii) shall not apply to any of the Collateral Agent, the Collateral Administrator or the Securities Intermediary, or their respective Related Parties, (iii) solely from the failure of the Portfolio Investments to perform; provided that the exclusion in subclause (iii) shall not apply to any of the Collateral Agent, the Collateral Administrator or the Securities Intermediary, or their respective Related Parties, or (iv) from a claim arising as a result of a dispute between Indemnitees (other than any dispute involving claims against the Administrative Agent, Collateral Agent, Collateral Administrator, the Securities Intermediary or the Lenders, in each case, in their respective capacities as such); provided that the exclusion in subclause (iv) shall not apply to any of the Collateral Agent, the Collateral Administrator or the Securities Intermediary, or their respective Related Parties. Except as set forth in the immediately preceding sentence to the extent such Indemnified Person incurs such Liabilities from a third party, in no event shall the Servicer be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Servicer has been advised of such loss or damage and regardless of the form of action. For the avoidance of doubt, in no event shall the Servicer be liable for any Liabilities arising solely from the performance or non-performance of the Portfolio Investments (including Liabilities that represent losses from Portfolio Investments due to the related obligor's financial inability to pay).
This Section 5.03 shall survive the termination of this Agreement, the resignation or removal of the Agents, Collateral Administrator or the Securities Intermediary and the repayment of all amounts owing to the Secured Parties hereunder.
ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 6.01.    Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (l), (t), (u) and (w), the Servicer) represents to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth below):

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(a)it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and

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authority to execute, deliver and perform this Agreement and each other Credit Document to which it is a party and to consummate the transactions herein and therein contemplated;
(b)the execution, delivery and performance of this Agreement and each such other Credit Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Credit Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)the execution, delivery and performance of this Agreement and each other Credit Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate, in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a material default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected which has not otherwise been obtained;
(d)it is not subject to any Adverse Proceeding;
(e)it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Credit Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to obtain or remain in full force and effect would not reasonably be expected to have a Material Adverse Effect;
(f)(i) the Company is not required to register as an "investment company" as defined in the Investment Company Act, (ii) the Servicer has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and (iii) the business and other activities of the Company, including the borrowing of Advances hereunder, the application of the proceeds of the Advances and repayment thereof by the Company and the consummation of the transactions contemplated by the Credit Documents, do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the Securities and Exchange Commission thereunder, in each case that are applicable to the Company or to the Servicer;
(g)it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;
(h)it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Credit Documents, (ii) Indebtedness incurred in the ordinary course of business arising in connection with trade tickets for the acquisition and sale of Portfolio Investments or pursuant to the transactions contemplated by this Agreement and the other Credit Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

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(i)(x) it does not have underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules; (y) except as would not reasonably be expected to result in a Material Adverse Effect, it has not within the last six years sponsored or maintained any Plan and (z) it has not

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within the last six years contributed to, or been required to contribute to and does not have any liability with respect to any Plan (including, in the case of contribution or liability with respect to a Plan, on behalf of an ERISA Affiliate);
(j)as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Credit Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;
(k)it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;
(l)it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where noncompliance would not reasonably be expected to have a Material Adverse Effect;
(m)(1) it does not have any Subsidiaries or own any Investments in any Person other than (A) Subsidiaries formed with the prior written consent of the Administrative Agent and (B) the Portfolio Investments or Investments (x) constituting Eligible Investments (as measured at their time of acquisition), (y) acquired by the Company with the approval of the Administrative Agent, or (z) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof and (2) the Credit Documents and the constitutive documents of the Company represent all of the material agreements between the Servicer and the Transferor, on the one hand, and the Company, on the other;
(n)(x) it has disclosed to the Administrative Agent all material agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it, in each case, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data or industry information) heretofore furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party or relates to a third party, to the Company's knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact and (z) as of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects;
(o)all of the conditions to the acquisition of the Portfolio Investments specified in Section 1.03 have been satisfied or waived;
(p)the Company has timely filed all Tax returns required by Applicable Law to have been filed by it; to the best of its knowledge, all such Tax returns are true and correct in all material respects; and the Company has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except, in each case (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set

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aside in accordance with GAAP on its books and records or (y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect;

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(q)it is a disregarded entity or a partnership for U.S. federal income tax purposes and has not taken any action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder));
(r)it only has partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person;
(s)prior to the Effective Date, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;
(t)neither it nor any of the Subsidiaries of the Company is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in material compliance with all applicable provisions of the PATRIOT Act;
(u)it and, to its knowledge, its employees and members are in material compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (i) the Company or (ii) to the knowledge of the Company, any director, manager or employee of the Company or Servicer actively involved in the transactions contemplated by the Credit Documents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;
(v)it has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Company or the Transferor as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “secured party” pursuant to this Agreement, the Sale Agreement, relating to assets sold or contributed to any Person not prohibited hereunder or which has been terminated;
(w)it is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with the Credit Documents or the transactions contemplated thereby;
(x)there are no unsatisfied judgements for Taxes with respect to the Company and no claim is being asserted with respect to the Taxes of the Company, except to the extent that any such claim is being contested in compliance with clause (p) above);

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(y)upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to

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priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claims (other than Permitted Liens) or restrictions on transferability;
(z)[Reserved];
(aa)    [Reserved];
(bb)    no ERISA Event has occurred; and
(cc)    all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.
SECTION 6.02.    Covenants of the Company and the Servicer. The Company (and, with respect to clauses (e), (g), (k), (o), (r), (gg) and (ii), the Servicer):
(a)shall at all times comply with the Special Purpose Provisions (as defined in the Company LLC Agreement) set forth in the Company LLC Agreement.
(b)shall not (i) engage, directly or indirectly, in any business, other than the actions permitted pursuant to its constituent documents and actions required or permitted to be performed under the preceding clause (a), including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit the Company from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Credit Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral.
(c)shall take all actions consistent with and shall not take any action contrary to the "Facts and Assumptions" sections in the opinions of Mayer Brown LLP, dated as of the Effective Date, relating to certain true sale and non-consolidation matters;
(d)shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Credit Documents, (ii) Indebtedness incurred in the ordinary course of business arising in connection with trade tickets for the acquisition and sale of Portfolio Investments or pursuant to the transactions contemplated by this Agreement and the other Credit Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;
(e)shall comply in all material respects with all Anti-Corruption Laws and applicable Sanctions and ensure compliance, in all material respects, by its directors, managers, officers

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and employees of the Company or the Servicer actively involved in the transactions contemplated by the Credit Documents, with Anti-Corruption Laws and applicable Sanctions;
(f)shall not amend the Company LLC Agreement or any other of its constitutive documents or any document to which it is a party, in each case, in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;
(g)shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Credit Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;
(h)shall not, without the prior consent of the Administrative Agent, which consent may be withheld in the sole and absolute discretion of the Administrative Agent, enter into any hedge agreement;
(i)shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least 30 days (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);
(j)shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company, in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Credit Documents or any of the Collateral;
(k)(i) shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (ii) without limiting the generality of the foregoing, the Company will (and will cause each of its Subsidiaries to) conduct its business and other activities (x) in compliance in all material respects with all provisions of the Investment Company Act and the rules, regulations or orders issued by the Securities and Exchange Commission thereunder that apply to the Company (or such Subsidiary, as the case may be) and (y) so as not to cause a violation in any material respect by the Servicer of the Investment Company Act or the rules, regulations or orders issued by the Securities and Exchange Commission thereunder;

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(l)shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;
(m)except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Credit Documents;
(n)(i) shall conduct its affairs so that its underlying assets do not constitute "plan assets" within the meaning of the Plan Asset Rules, (ii) except as would not reasonably be expected to result in a Material Adverse Effect, shall not sponsor or maintain any Plan, and (iii) shall not contribute to, or become required to contribute, or have any liability with respect to any Plan (including, in the case of contribution or liability with respect to a Plan, on behalf of an ERISA Affiliate);
(o)except for the security interest granted hereunder and as otherwise permitted hereunder, shall not grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Company shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Company (other than Permitted Liens);
(p)
(i)shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (A) as soon as available, but in any event within 120 days after the end of each fiscal year of the Servicer, a copy of the audited consolidated balance sheet of the Servicer and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; (B) as soon as available, but in any event within 60 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Servicer and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Servicer and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Servicer and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; and (C) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request with respect to the financial position or business of the Servicer and its consolidated Subsidiaries and the Collateral or to comply with obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including the PATRIOT Act;
(ii)shall promptly furnish to the Administrative Agent as soon as available, but no later than the date any financial statements are due pursuant to Section 6.02(p)(i)(A) or (B), a compliance certificate, certified by an officer of the Company to be true and correct, (A) stating

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whether any Default or Event of Default exists; (B) stating whether the Company is in compliance with the covenants set forth in this Agreement, including whether a certification that

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the Collateral has been Delivered to the Collateral Agent; (C) stating whether the representations and warranties of the Company contained in Article IV, or in any other Credit Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (D) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of the Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and lack of footnote disclosure;
(q)shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;
(r)shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, at the Company's expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person's performance under this Agreement and the other Credit Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company's or the Servicer's business and operations. So long as no Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon ten (10) calendar days' prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day prior notice will be required before any inspection;
(s)shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;
(t)shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions and Permitted RIC Distributions pursuant to Sections 4.01, 4.02 and 4.05 and subject to the other requirements of this Agreement;
(u)shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition), (B) those that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

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(v)shall not request any Advance, and the Company shall not directly or, to the knowledge of the Company, indirectly, use, and shall procure that its directors, officers and employees of the Company or the Servicer actively involved in the transactions contemplated by the Credit Documents shall not directly or indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in a material violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the material violation of any Sanctions applicable to any party hereto;
(w)other than (x) with the consent of the Administrative Agent, (y) pursuant to the Sale Agreement or (z) as a permitted Substitution under Section 1.06, shall not transfer to any of its Affiliates any Portfolio Investment acquired from any of its Affiliates (other than sales to Affiliates (i) for an amount equal to par or (ii) conducted on terms and conditions consistent with those of an arm’s length transaction at or greater than fair market value);
(x)subject to any confidentiality obligations to which the Company or the Servicer are subject, shall either (i) post on a password protected website maintained by the Servicer to which the Administrative Agent, its agents and its vendors Oxane Partners, Acuity Knowledge Partners and Covenant Review will have access or (ii) deliver via email to the Administrative Agent and its agents and (if so designated by the Administrative Agent) its vendors Oxane Partners, Acuity Knowledge Partners and Covenant Review, with respect to each obligor in respect of a Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Credit Document, any management discussion and analysis provided by such obligor and any financial reporting packages and notification of credit events or other events that would constitute a Revaluation Event with respect to such obligor and with respect to each Portfolio Investment for such obligor (including any attached or included information, statements and calculations, including compliance certificates with corresponding calculations, and any other supporting documentation, to be posted on a password protected website set up by the Administrative Agent), in each case within three (3) Business Days of the receipt thereof by the Company or the Servicer; provided promptly upon (and in no event later than three
(3) Business Days after) the Company obtaining actual knowledge thereof, the Company shall provide notice to the Administrative Agent of the occurrence of any credit event or other event that would constitute a Revaluation Event with respect to any Portfolio Investment (including any related supporting information, statements, calculations or other documentation, to be posted on a password protected website set up by the Administrative Agent). The Company shall cause the Servicer to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or obligor (to the extent reasonably available to the Servicer with neither undue burden nor expense) to the extent the provision thereof would not violate any confidentiality obligations to which it is subject;
(y)shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder));

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(z)shall only have partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the

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Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;
(aa)    shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent (without obligation and without limiting the duties of the Company pursuant to this Section 6.02(aa)) to file a UCC financing statement listing 'all assets of the debtor' (or substantially similar language) in the collateral description of such financing statement;
(bb)    promptly upon (and in no event later than three (3) Business Days after) the Company obtaining actual knowledge thereof, the Company shall provide notice to the Administrative Agent of any amounts then on deposit in the Collateral Accounts that constitute Excluded Amounts;
(cc)    shall not hire any employees;
(dd)    shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;
(ee)    except as otherwise expressly permitted herein, shall not cancel or terminate any of the Underlying Instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination other than by the terms of such Portfolio Investment of any of such agreements (in each case) without payment in full of such Portfolio Investment or the applicable portion thereof so cancelled or terminated unless (in each case) either (i) following the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have consented thereto in writing in its sole discretion or (ii) the Borrowing Base Test is satisfied;
(ff)    shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;
(gg)    if the Company owns any Affiliate Obligation, in connection with any vote, consent, waiver or similar action with respect to such Affiliate Obligation, the Company shall act in the same manner as a majority of the unaffiliated lenders or holders, as applicable, with respect to such Affiliate Obligation;
(hh)    shall not act on behalf of a Sanctioned Country or a Sanctioned Person. The Company does not own and will not acquire any security issued by, or interest in, any country, territory,

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or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions; and

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(ii)shall give notice to the Administrative Agent in writing (including via email) promptly upon (and in no event later than three (3) Business Days (or, in the case of an Event of Default, one (1) Business Day) after) the occurrence of any of the following:
(1)any Adverse Proceeding;
(2)any Default or Event of Default;
(3)the Company or the Servicer obtaining actual knowledge that an event that it believes would constitute a Revaluation Event has occurred;
(4)any material adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral; and
(5)any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.
SECTION 6.03.    Amendments of Portfolio Investments, Etc. If the Company or the Servicer receives any written notice pursuant to the Underlying Instruments of a Portfolio Investment or other formal written communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related Underlying Instrument or rights thereunder which in the commercially reasonable judgement of the Portfolio Manager is not solely administrative, ministerial or clerical in nature (each, an "Amendment") with respect to any Portfolio Investment or any related Underlying Instrument, or makes any affirmative determination to exercise any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days' of its receipt of such written notice or communication or the making of such affirmative determination) notice thereof to the Administrative Agent; provided that (x) the Company or the Servicer, as applicable, shall not be required to give prior notice of an Amendment to the Administrative Agent with respect to any Amendment or proposed Amendment which the Servicer will not take a formal, affirmative action pursuant to the applicable Underlying Instruments and (y) if no Event of Default has occurred and is continuing, the Company and the Servicer shall have no obligation to provide any such communications regarding Amendments or determinations to exercise any rights or remedies under any Underlying Instruments, but shall provide the Administrative Agent with a copy of each executed Amendment not later than three (3) Business Days’ following the Company's receipt of a copy thereof (and, if such Amendment relates to a Recurring Revenue Obligation and provides for covenants or other terms based on EBITDA (a “Reclassification Amendment”), shall notify the Administrative Agent of such at the time such Amendment is delivered). In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Servicer shall deem appropriate under the circumstances; provided that, if the Advances outstanding have become due and payable in full in accordance with Article VII, the Company will exercise all voting and other powers of ownership with respect to any Material Modification as the Administrative Agent shall instruct (it being understood that, if the terms of the related Underlying Instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company's receipt thereof and subject to any confidentiality obligations to which it is subject, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

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ARTICLE VII EVENTS OF DEFAULT
If any of the following events ("Events of Default") shall occur:
(a)the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such failure continues for a period of two (2) Business Days following the earlier of (x) the Company or the Servicer becoming aware of such failure and (y) receipt of written notice by the Company or the Servicer of such failure;
(b)any representation or warranty made or deemed made by or on behalf of the Company, the Transferor, the Retention Provider or the Servicer (collectively, the "Credit Risk Parties") herein or in any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data or industry information) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria or the Concentration Limitations after the date of its acquisition shall not constitute a failure) and, other than in the case of any representation or warranty set forth in clauses (a), (b), (e), (f), (h), (j), (v),
(y) or (cc) of Section 6.01, if such failure is capable of being remedied, such failure shall continue for a period of 30 days, following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;
(c)(A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), (b), (d), (f), (g), (i), (l), (m), (o), (t), (v), (w), (hh) or Section 8.02(b) or (ii) or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Credit Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of (1) with respect to Section 6.02(b)(i) or (iv), (m), (v) or (w), five (5) Business Days and (2) in any other case, 30 days, following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;
(d)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

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(e)any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the

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institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(f)any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(g)the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;
(h)any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days after the date on which the right to appeal has expired;
(i)an ERISA Event occurs;
(j)a Change of Control occurs;
(k)the Company or the pool of Collateral shall become required to register as an "investment company" within the meaning of the Investment Company Act;
(l)the Servicer (i) resigns as Servicer under this Agreement, (ii) assigns any of its obligations or duties as Servicer in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Servicer in accordance with the terms of this Agreement and, in each case, an Affiliate of the Servicer is not appointed (and has accepted such appointment) with the prior written consent of the Administrative Agent;
(m)a Borrowing Base Event of Default occurs;
(n)[Reserved];
(o)(i) failure of the Company to fund the Unfunded Exposure Account and/or fund the applicable Permitted Non-USD Currency Accounts with Unfunded Exposure Allocated Amounts, as applicable, when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f) or (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f); provided that the failure of the Company to undertake any action set forth in this clause (o) is not remedied within five (5) Business Days;

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(p)a Retention Event occurs and, if such failure is capable of being remedied, such failure shall continue for a period of seven (7) Business Days following the earlier of (i) receipt

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by the Retention Provider of written notice of such failure from the Administrative Agent and (ii) an officer of the Retention Provider becoming aware of such failure; or
(q)the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof makes it unlawful for the Company to perform any of its material obligations hereunder or under any other Credit Document.
then, and in every such event (other than an event with respect to the Company described in clause (d) or
(e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued and unpaid interest thereon, accrued and unpaid Administrative Agent Fee and all fees (which, if such declaration occurs during (x) the Non-Call Period, shall include the make-whole premium as set forth in Section 4.07(e), or (y) the Premium Call Period, shall include a fee determined as set forth in Section 4.07(a)) and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or
(e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon, accrued Administrative Agent Fee and all fees (which, if such declaration occurs during the Non-Call Period or the Premium Call Period, shall include a fee determined as set forth in Section 4.07(a)) and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.
ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY
SECTION 8.01.    The Collateral Accounts; Agreement as to Control.
(a)Establishment and Maintenance of Collateral Accounts. The Company hereby appoints the Securities Intermediary and has directed the establishment of, and the Securities Intermediary hereby acknowledges that it has established, each of the Custodial Account, the USD Principal Collection Account, the USD Interest Collection Account, the Cure Account and the Unfunded Exposure Account (such accounts collectively, the "USD Collateral Accounts") and the Permitted
Non-USD Currency Accounts. The USD Collateral Accounts and the Permitted Non-USD Currency Accounts are referred to herein collectively as the "Collateral Accounts". Each Collateral Account shall be comprised of a securities account and a related deposit account, as provided hereinafter and in the Account Agreement.
The Securities Intermediary agrees (x) to maintain each of the Collateral Accounts that is a securities account as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the Uniform Commercial Code in effect in the State of New York (the "UCC") and an "intermediary" within the meaning of Article 1(1)(c) of the Hague Convention on the Law Applicable to Certain Rights in

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Respect of Securities Held with an Intermediary (the "Hague Securities Convention")), in the name of the Company subject to the lien of the Collateral Agent and (y) not to change the name or account number of

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any Collateral Account without the prior consent of the Collateral Agent. The Securities Intermediary hereby certifies that it is a bank or trust company that in the ordinary course of business maintains securities accounts for others and in that capacity has established the Collateral Accounts in the name of the Company. The Securities Intermediary holds all money in the Permitted Non-USD Currency Accounts as a securities intermediary and not as trustee or fiduciary and as a result such money will not be held as client money in accordance with applicable local law.
(b)Collateral Agent in Control of Collateral Accounts. This Agreement is intended by the Company and the Collateral Agent to grant "control" of the Collateral Accounts and possession of other Collateral to the Collateral Agent for purposes of perfection of the Collateral Agent's security interest in the Collateral Account and other Collateral pursuant to Article 8 and Article 9 of the UCC. Each of the parties hereto hereby agrees that (1) each Collateral Account shall be comprised of (x) a "securities account" (within the meaning of Section 8-501(a) of the UCC and Article 1(1)(b) of the Hague Securities Convention) in respect of which the Securities Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and (y) a related “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) in respect of which the Securities Intermediary is a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), (2) all property other than cash credited to any Collateral Account shall be credited to the securities account thereof and treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC and all cash credited to any Collateral Account shall be credited to the related deposit account thereof (3) except as otherwise expressly provided herein, the Collateral Agent will be exclusively entitled to exercise the rights that comprise each financial asset credited to each Collateral Account. The only permitted withdrawals from the Collateral Accounts shall be in accordance with the provisions of this Agreement.
Notwithstanding any term to the contrary, it is hereby expressly acknowledged that interests in bank loans or participations (collectively “Loan Assets”) may be acquired by the Company from time to time which are not evidenced or accompanied by delivery of a security (as defined in UCC Section 8-102) or an instrument (as defined in Section 9¬102(a)(47) of the UCC), and may be evidenced solely by delivery to the Securities Intermediary of a facsimile or electronic copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Company, as applicable, as assignee, that any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Company; and that if and to the extent such Loan Assets are credited to any Account described herein, any duty on the part of the Securities Intermediary to maintain such a financial asset shall be limited to the exercise of reasonable care by the Securities Intermediary in the physical custody of any such Loan Assignment Agreement that may be delivered to it. The Securities Intermediary is not under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement or Company's title to the related Loan Asset, and nothing herein shall be construed to require the Securities Intermediary to treat as a financial asset any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof.
Except as otherwise provided in this Agreement, the Securities Intermediary shall comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) ("Entitlement Orders") or other orders or instructions originated by the Company (or the Servicer on its behalf) with respect to the Collateral Accounts or the financial assets or cash credited thereto without further consent by the Collateral Agent. Upon receipt by the Securities Intermediary of a Notice of Exclusive Control, the Securities Intermediary shall comply with any Entitlement Order or other direction or instruction from the Collateral Agent (acting solely at the written direction of the Administrative Agent) relating to any

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Collateral Account or the financial assets or cash credited thereto without further consent by the Company, the Servicer or any other Person. In the event that any Entitlement Order or other order or

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instruction from the Collateral Agent conflicts with an Entitlement Order or other order or instruction from the Company (or the Servicer on its behalf), the Entitlement Order or other order or instruction from Collateral Agent shall govern. If at any time the Collateral Agent (acting solely at the written direction of the Administrative Agent) notifies the Securities Intermediary that the Collateral Agent will exercise exclusive control over the Collateral Accounts (a "Notice of Exclusive Control"), the Securities Intermediary will cease complying with Entitlement Orders or other directions or instructions concerning the Collateral Accounts and the financial assets and cash credited thereto originated by or on behalf of the Company (or the Servicer on its behalf) until such time, if any, as such Notice of Exclusive Control is rescinded in writing by the Collateral Agent (acting solely at the written direction of the Administrative Agent). Solely as between the Collateral Agent and the Company, the Collateral Agent agrees that it will not deliver a Notice of Exclusive Control (or otherwise provide an Entitlement Order or other direction or instruction) unless an Event of Default has occurred and is continuing and it has received written instruction from the Administrative Agent with respect thereto.
(c)Subordination of Lien, Etc. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Collateral Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the Secured Parties. The property credited to any Collateral Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent (except that the Securities Intermediary may set-off (1) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Accounts, and (2) the face amount of any checks which have been credited to any Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds).
(d)Property Registered, Indorsed, etc. to Securities Intermediary; Reports. All securities or other property represented by a promissory note or an instrument underlying any financial assets credited to any Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Collateral Account be registered in the name of the Company, payable to the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank. The Collateral Administrator shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Collateral Accounts and/or any financial assets credited thereto simultaneously to each of the Company, the Servicer, the Collateral Agent and the Administrative Agent at the address for each set forth in this Agreement. In the event the Securities Intermediary receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Company acknowledges that, upon its written request and at no additional cost, it has the right to receive the notification from the Securities Intermediary after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Company agrees that, absent specific request, such notifications shall not be provided by the Securities Intermediary hereunder, and in lieu of such notifications, the Collateral Administrator shall make available the statements in the manner required by the Credit Documents.
(e)Jurisdiction; Governing Law of Collateral Accounts. The establishment and maintenance of each Collateral Account and all interests, duties and obligations related thereto shall be governed by the law of the State of New York and the "securities intermediary's jurisdiction" (within the meaning of Section 8-110 of the UCC) shall be the State of New York. To the extent that any Collateral Account (into which cash is credited as set forth herein) is characterized as a "deposit account" (within the meaning of Section 9-102(a)(29) of the UCC), New York shall be deemed to be the "bank's

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jurisdiction" (within the meaning of Section 9-304(b) of the UCC) and all references herein to State Street Bank and Trust Company, as securities intermediary shall be deemed to refer to State Street Bank

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and Trust Company as a deposit bank and all references herein to the Securities Intermediary complying with Entitlement Orders shall be deemed to refer to the deposit bank complying with instructions with respect to the disposition of funds credited to a Collateral Account. The parties further agree that the law applicable to all the issues in Article 2(1) of The Hague Securities Convention shall be the law of the State of New York. The Company and the Securities Intermediary agree that each and every Account Agreement is hereby amended to provide that with respect to the Collateral Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York. The Company and the Securities Intermediary covenant that no amendment with respect to any Account Agreement shall be entered into that would have the effect of changing the parties' choice of law set forth in the previous sentence without the prior written consent of the Collateral Agent.
(f)No Duties. The parties hereto acknowledge and agree that the Securities Intermediary shall not have any additional duties under this Agreement other than those expressly set forth in this Agreement, and the Securities Intermediary shall satisfy those duties expressly set forth in this Agreement so long as it acts without fraud, gross negligence or willful misconduct. In particular (without implied limitation), the Securities Intermediary need not investigate whether the Collateral Agent is entitled under this Agreement, or otherwise, to give any Entitlement Order, Notice of Exclusive Control or any other directions, instructions or other orders in any instance. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers under this Agreement or any other Credit Document.
(g)Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Servicer on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuation of an Event of Default, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. If no direction is delivered to the Collateral Agent, amounts in the Unfunded Exposure Account will remain uninvested.
(h)Account Agreement. At the time of its entry into the governing law provisions of any agreement between the Company and the Securities Intermediary governing the Collateral Accounts (each such agreement, including this Agreement, an "Account Agreement") that are currently in force and at each time of any later amendment to any Account Agreement that reaffirmed such governing law provisions, the Securities Intermediary had an office located in the United States of America that was not a temporary office and that engaged in a business or other regular activity of maintaining securities accounts within the meaning of Article 4(1)(a) of the Hague Securities Convention.
(i)Unfunded Exposure Account
(i)Amounts may be deposited into the Unfunded Exposure Account and/or deposited into the applicable Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account and/or deposited into the applicable Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts as set forth in Section 2.03(f).

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(ii)Unless the Advances then outstanding have become due and payable pursuant to Article VII, the Servicer may direct, by means of an instruction in writing to the

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Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account and/or Unfunded Exposure Allocated Amounts (i) for the purpose of funding the Company's unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans and (ii) for deposit into the applicable Collateral Account.
Following the Advances then outstanding becoming due and payable pursuant to Article VII, at the written direction of the Administrative Agent (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account and/or Unfunded Exposure Allocated Amounts to the applicable Collateral Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account and/or Unfunded Exposure Allocated Amounts in excess of outstanding funding obligations of the Company shall be released to the applicable Collateral Account to prepay the outstanding Advances.
SECTION 8.02.    Collateral Security; Pledge; Delivery.
(a)Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company's obligations to the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders (each, a "Secured Party" and, collectively, the "Secured Parties") under this Agreement (collectively, the "Secured Obligations"), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company's right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (in each case excluding the Excluded Amounts) (all of the property described in this clause (a) being collectively referred to herein as "Collateral"), including, without limitation: (1) each Portfolio Investment, (2) all of the Company's interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreement, any other Credit Document and all rights related to each such agreement (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.
(b)Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company and (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent's continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent).
(c)Remedies, Etc. Following the Secured Obligations then outstanding becoming due and payable in full pursuant to Article VII, the Collateral Agent shall (but only if and to the extent directed in writing by the Administrative Agent) do any of the following:
(i)Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's or its designee's offices or elsewhere, for

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cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Administrative Agent) may deem

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commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;
(ii)Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;
(iii)Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;
(iv)Endorse any checks, drafts, or other writings in the Company's name to allow collection of the Collateral;
(v)Take control of any proceeds of the Collateral;
(vi)Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or
(vii)Perform such other acts as may be required to do to protect the Collateral Agent's rights and interest hereunder.
After the termination of the Financing Commitments in full and the payment in full in cash of all Secured Obligations, any remaining proceeds of any sale or transfer of the Collateral shall be delivered to the Company.
Without limiting any other rights of the Collateral Agent and the other Secured Parties under this Agreement, each of the Company and the Servicer hereby acknowledges and agrees that the Collateral Agent, the Administrative Agent or any Lender may bid (including, without limitation, credit bid) and purchase, in any public or private sale conducted under the provisions of the UCC (including pursuant to Sections 9-610 and 9-620 of the UCC), the provisions of the Bankruptcy Code (including pursuant to Section 363 of the Bankruptcy Code), or at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law, all or any portion of the Collateral. For the avoidance of doubt, each of the Company and the Servicer hereby further agrees that the Administrative Agent and each Lender (subject to Section 9.02(d)) shall retain all rights (individual and otherwise) it may have to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Secured Obligations owing to such Lenders under this Agreement are used and applied as a credit on account of the purchase price, at any sales of all or any portion of the Collateral conducted under the provisions of the UCC and the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral.

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(d)Compliance with Restrictions. The Company and the Servicer agree that in any sale of any of the Collateral following the Secured Obligations then outstanding becoming due and

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payable in full pursuant to Article VII, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Servicer further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Servicer for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.
(e)Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Servicer hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.
(f)Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company's attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent's discretion (exercised at the written direction of the Administrative Agent), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.
(g)Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Servicer herein.
(h)Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Portfolio Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Portfolio Investment or other Collateral (or such portion) shall automatically (and without any further action by any party), be released and revert to the Company. Upon any such release, the Collateral Agent will, at the Company's sole expense and without the consent or approval of any other party, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or

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recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder or, if such item is a Clearing Corporation

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Security, cause an appropriate transfer thereof to be made, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such release.
(i)Termination. Upon the payment in full of all Secured Obligations (other than contingent and unasserted indemnification and expense reimbursement obligations) and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company's sole expense and without the consent or approval of any other party, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder or, if such item is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.
(j)Asset Checklist; Escrowed Transfer Documents and Administrative Agent Cooperation Agreements. For each applicable Portfolio Investment, promptly following a request therefor from the Administrative Agent and, in any case, on or prior to the Settlement Date therefor, the Company shall deliver to the Collateral Agent (if in physical form) or the Collateral Administrator (if in electronic form), copies of an Asset Checklist and, if applicable, any Administrative Agent Cooperation Agreement for such Portfolio Investment.
If the consent or signature of or other action (including, without limitation, registering the assignee in any register of lenders maintained by it) by the Company or any affiliate of the Company (in each case whether as administrative agent, servicer, registrar or in any other capacity) is or could be required for the transfer of all or any portion of a Portfolio Investment by the Company, the Administrative Agent may require the Company or such Affiliate to provide assurances to the Administrative Agent (which may be in the form of an Administrative Agent Cooperation Agreement) that the Company or such Affiliate will not, in its capacity as administrative agent, servicer, registrar or in any other such capacity, unreasonably withhold or delay any such consent, signature or other action.
With respect to original Escrowed Transfer Documents, the Collateral Agent shall at all times hold such Escrowed Transfer Documents delivered to it (and, without duplication, Underlying Instruments in respect of Portfolio Investments provided to it by or at the request of the Administrative Agent) at one of its offices in the United States (for purposes hereof, the "Custodial Office"). The Collateral Agent may change the Custodial Office at any time and from time to time upon notice to the Company, the Servicer and the Administrative Agent; provided that the replacement Custodial Office shall be an office of the Collateral Agent located in the United States. All original Escrowed Transfer Documents and Underlying Instruments held by the Collateral Agent shall be available for inspection by the Administrative Agent and the Lenders upon prior written request and during normal business hours of the Collateral Agent. Any such inspection shall occur no earlier than five Business Days after such inspection is requested in writing and the costs of such inspection shall be borne by the requesting party. The Administrative Agent (including its representatives and designees) may not request more than two inspections per year or, if an Event of Default has occurred and is continuing no more than once a month. Notwithstanding anything to the contrary herein, the Collateral Agent shall not be required to hold or accept custody of any original Escrowed Transfer Documents or Underlying Instruments hereunder to the extent such document is of a type not approved for deposit into the custodial vault of the Collateral Agent; provided that (1) the Collateral Agent notifies the Administrative Agent prior to refusing to hold such documents and (2) the failure of the Collateral Agent to accept and hold such documents shall not

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result in a Default or an Event of Default with respect to the Company hereunder (provided that copies of such documents shall have been delivered by the Company to or otherwise made available to the

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Administrative Agent). For the avoidance of doubt, the Collateral Agent shall not be required to review or provide any certifications in respect of original Escrowed Transfer Documents or Underlying Instruments delivered and held by it.
In taking and retaining custody of any such original Escrowed Transfer Documents, the Collateral Agent shall be deemed to be acting as the agent of the Secured Parties; provided that (x) in the taking and retaining custody of any such Escrowed Transfer Documents, the Collateral Agent makes no representations as to the existence, perfection, enforceability or priority of any Lien on such Escrowed Transfer Documents or as to the adequacy or sufficiency of such Escrowed Transfer Documents; and (y) in the taking and retaining custody of any such Escrowed Transfer Documents, the Collateral Agent's duties shall be limited to those expressly contemplated herein.
Except as otherwise expressly provided above in this clause (j), original Escrowed Transfer Documents and original Underlying Instruments shall be released by the Collateral Agent only in connection with sales of Portfolio Investments pursuant to the exercise of remedies under the Credit Documents or as otherwise expressly permitted hereunder, and in each case only upon delivery to the Collateral Agent of a request for release from the Administrative Agent and which request for release shall be deemed a certification that such conditions for release have been satisfied. Upon receipt of such direction, the Collateral Agent shall release the original Escrowed Transfer Documents to the Administrative Agent (or as otherwise provided in the related release request), and the Administrative Agent will not be required to return the related original Escrowed Transfer Documents to the Collateral Agent. Written instructions as to the method of shipment and shipper(s) the Collateral Agent is directed to utilize in connection with the transmission of original Escrowed Transfer Documents in the performance of the Collateral Agent's duties under this clause (j) shall be delivered by the Administrative Agent to the Collateral Agent prior to any shipment of any original Escrowed Transfer Documents hereunder. If the Collateral Agent does not receive such written instruction from the Administrative Agent, the Collateral Agent shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Administrative Agent shall arrange for the provision of such services at the sole cost and expense of the Company and shall maintain such insurance against loss or damage to the original Escrowed Transfer Documents as the Administrative Agent deem appropriate.
Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to review or verify whether the Company or the Servicer on its behalf has obtained and delivered the necessary Escrowed Transfer Documents, the Administrative Agent Cooperation Agreements or Underlying Instruments required for purchases of Portfolio Investments hereunder.
ARTICLE IX THE AGENTS
SECTION 9.01.    Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an "Agent" and collectively, the "Agents") as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, but without prejudice to each Lender’s right to bid or credit bid in any foreclosure sales or similar dispositions of Collateral, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall

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be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

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Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.
No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty of such Agent expressly set forth in this Agreement to include such rights and powers or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own fraud, gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). The Securities Intermediary shall not be liable for any action taken pursuant to any Entitlement Order provided by the Company, the Servicer, or the Collateral Agent absent its gross negligence or willful misconduct. None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge of any Default or Event of Default unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Credit Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, none of the Collateral Agent, the Collateral Administrator, the Securities Intermediary nor the Administrative Agent shall be required to take any action under this Agreement or any other Credit Document if taking such action (A) would subject such Person to Tax in any jurisdiction where it is not then subject to Tax, or (B) would require such person to qualify to do business in any jurisdiction where it is not then so qualified.
Each Agent and the Collateral Administrator shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, order, judgment, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent and the Collateral Administrator also may rely

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upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent and the Collateral Administrator may

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consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act.
It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria in any instance, to determine any characteristic of any Portfolio Investment, to determine if the conditions of "Deliver" have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.
Each of the Collateral Administrator, the Securities Intermediary and each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. None of the Collateral Administrator, the Securities Intermediary or any Agent shall be responsible for any of the acts or omissions on the part of any sub-agent or attorney appointed by such Person with due care. Each of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the "Related Parties") for such Agent. The exculpatory provisions in this Article IX shall apply to any such sub-agent and to the Related Parties of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.
Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days' written notice to each Agent, the Lenders, the Servicer, the Securities Intermediary and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor (a) in the case of the Collateral Administrator, the Collateral Agent and the Securities Intermediary, so long as no Event of Default has occurred and is continuing, with the consent of the Servicer and (b) in the case of the Administrative Agent, so long as no Event of Default has occurred and is continuing, with the prior written consent of the Servicer. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor (a) in the case of the Collateral Administrator, the Collateral Agent and the Securities Intermediary, so long as no Event of Default has occurred and is continuing, with the consent of the Servicer and (b) in the case of the Administrative Agent, so long as no Event of Default has occurred and is continuing, with the prior written consent of the Servicer, which successor shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent, Collateral Administrator or Securities Intermediary gives notice of its resignation, such Agent, Collateral Administrator or Securities

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Intermediary may petition a court of competent jurisdiction for the appointment of a successor at the cost and expense of the Company. Upon the acceptance of its appointment as Collateral Administrator,

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Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, and the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, shall be discharged from its duties and obligations hereunder. After the retiring Agent's, Collateral Administrator's or Securities Intermediary's resignation hereunder, the provisions of this Article and Sections 5.03 and
10.04 shall continue in effect for the benefit of such retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.
Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Securities Intermediary and the Collateral Agent may be removed at any time with 30 days' notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Servicer. Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after such notice of removal, then the Administrative Agent may (with, so long as no Event of Default has occurred and is continuing, the prior written consent of the Servicer) appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary receives notice of removal, the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable, may petition a court of competent jurisdiction for the appointment of a successor at the cost and expense of the Company. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Collateral Agent, the Collateral Administrator and/or the Securities Intermediary hereunder, and the removed Collateral Agent, the Collateral Administrator and/or the Securities Intermediary shall be discharged from its duties and obligations hereunder. After the removed Collateral Agent's, the Collateral Administrator's and/or the Securities Intermediary's removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed Collateral Agent, Collateral Administrator and/or Securities Intermediary, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.
Upon the request of the Company or the Administrative Agent or the successor Agent, Collateral Administrator or Securities Intermediary, any such retiring or removed Agent, Collateral Administrator or Securities Intermediary shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor party all the rights, powers and trusts of the retiring or removed Agent, Collateral Administrator or Securities Intermediary, and shall duly assign, transfer and deliver (or cause its sub-custodian or bailee to so assign, transfer and deliver) to such successor agent all property and money held by such retiring or removed agent hereunder to such successor agent all property and money held by such retiring or removed Agent, Collateral Administrator or Securities Intermediary hereunder. Upon reasonable request of any such successor, the Company and the

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Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

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Notwithstanding anything to the contrary contained herein or in any other Credit Document, any organization or entity into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator hereunder without the execution or filing of any paper with any Person or any further act on the part of any Person.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.
Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.
Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.
Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.
In the absence of fraud, gross negligence or willful misconduct on the part of the Agents or the Collateral Administrator, as the case may be, each of them may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to it, reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to it, each shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

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No Agent nor the Collateral Administrator shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God,

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strikes, lockouts, riots and acts of war, any act or provision of any present or future law or regulation or governmental authority, terrorism, accidents, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.
Before the Collateral Agent or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement, but in no event will be made in any such Person's individual capacity) of an officer of the Company, the Servicer or Administrative Agent. The Collateral Agent or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.
Upon the execution of this Agreement, the parties hereto shall deliver a certificate (upon which the Collateral Agent or Collateral Administrator may conclusively rely) setting forth the names of individuals, email addresses and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
For the avoidance of doubt, neither the Collateral Agent, Collateral Administrator or Securities Intermediary shall have any obligation to ensure, monitor or enforce compliance with the EU/UK Securitization Rules.
In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering ("Applicable Bank Law"), the entity serving as Collateral Agent, Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.
The rights, protections and immunities given to the Collateral Agent in this Section 9.01 and Section 9.02shall likewise be available and applicable in all respects to the Securities Intermediary and the Collateral Administrator regardless of whether such Person is expressly mentioned in such provision.
SECTION 9.02.    Additional Provisions Relating to the Collateral Agent, the Securities Intermediary and the Collateral Administrator.
(a)Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is

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contrary to Applicable Law or this Agreement or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the

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case may be, make provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Company in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent). With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, the Lenders or otherwise if the taking of such action, in the determination of the Collateral Agent, (1) is contrary to Applicable Law or
(2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, make provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Company in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, the Administrative Agent shall be deemed to have declined to consent to the relevant action.
If, in performing its duties under this Agreement, the Collateral Agent or the Collateral Administrator is required to decide between alternative courses of action, the Collateral Agent or the Collateral Administrator, as the case may be, shall request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent or the Collateral Administrator does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent or the Collateral Administrator, as the case may be, may, but shall be under no duty to, take or refrain from taking any such courses of action and shall have no liability in connection therewith except as otherwise provided in this Agreement. The Collateral Agent and the Collateral Administrator, as the case may be, shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.
(b)Custody and Preservation. The Collateral Agent is required to hold in the custody and preserve of any of the Collateral in its possession pursuant to the terms of this Agreement and the standard of care set forth herein, provided that the Collateral Agent shall be deemed to have complied with the terms of this Agreement with respect to the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests (or, following the occurrence and during the continuation of an Event of Default, as the Administrative Agent reasonably requests), but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to comply with the terms of this Agreement. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.
(c)Collateral Agent Not Liable. Except to the extent arising from the fraud, gross negligence or willful misconduct of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent's failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. It is expressly agreed and

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acknowledged that the Collateral Agent is not guaranteeing performance of or assuming liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral.
(d)Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent shall be deemed to have released and shall execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding and without further consent or authorization from any Lenders, in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the United States Bankruptcy Code (as set forth in Title 11 of the United States Code, as amended, the “Bankruptcy Code”), or under any analogous provisions of any other debtor relief law), any Agent (or, any Lender) may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (or any Lender), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.
(e)Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Servicer, may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney's fees and, in the case of the Securities Intermediary, expenses incurred by any sub-agent, sub-custodian or bailee of the Securities Intermediary permitted hereunder (but limited, in the case of attorneys' fees, to reasonable and documented fees and out-of-pocket expenses of one firm of outside counsel (and one local counsel in any applicable jurisdiction) for each affiliated group of such Persons), in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments.
(f)Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.
(g)Reports by the Collateral Administrator. The Company hereby appoints State Street Bank and Trust Company as Collateral Administrator and directs the Collateral Administrator to prepare daily reports in respect of the composition of the Collateral (including cash accounts, reconciliations, and trading activity), monthly reports in respect of the Collateral and related calculations determined as of the last calendar day of the relevant month, in each case, substantially in the form attached as Exhibit D hereto, and based upon information provided to the Collateral Administrator by the Administrative Agent and the Servicer. Each such monthly report shall be provided to the Administrative Agent, the Servicer and the Lenders on or prior to the 10th Business Day of the calendar month following

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each relevant month. The Company and the Servicer shall use all reasonable efforts to cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any

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determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. If the Collateral Administrator receives written notice from the Servicer of any modification to the Industry Classifications as set forth in the definition of such term, it shall utilize such revised Industry Classifications in connection with all applicable calculations included in the reports.
The Collateral Administrator shall endeavor to deliver a draft of each such report to the Servicer and the Servicer shall review, verify and approve the contents of the aforesaid reports and upon verification the Collateral Administrator shall make such report available to the Administrative Agent and the Lenders. To the extent any of the information in such reports conflicts with data or calculations in the records of the Servicer, the Servicer shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Servicer further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder, in each case, to the extent such information is available to the Servicer. In addition, the Administrative Agent agrees to supply in a timely fashion any determinations made by it relating to the Portfolio Investments, the Advances and the Commitments, including but not limited to the Initial Market Value, Current Market Value and the interest rate at which the Advances accrue. Notwithstanding any obligation set forth in this Section 9.02(g), no Person shall be deemed to have breached its obligations under this Section 9.02(g) to the extent it is subject to a confidentiality obligation that prevents it from fulfilling its obligations herein.
(h)Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Servicer, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent's or Collateral Administrator's, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof, absent fraud, gross negligence or willful misconduct of the Collateral Agent or the Collateral Administrator, as applicable.
ARTICLE X MISCELLANEOUS
SECTION 10.01.    Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Servicer and the other parties hereto hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations). The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief),

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including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar

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proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.
Notwithstanding any other provision of this Agreement or any other Credit Document,
(a) the Secured Obligations are limited recourse obligations of the Company, payable solely from the Collateral as applied in accordance with this Agreement and, on the exhaustion of the Collateral, all Secured Obligations of and all claims against the Company arising under this Agreement or any other Credit Document or any transactions contemplated hereby or thereby shall be extinguished and shall not thereafter revive and (b) no recourse under any obligation, covenant or agreement of the Company or the Servicer contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Servicer under the Credit Documents) the Servicer and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Company, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Servicer contained in this Agreement or any other Credit Document, or implied therefrom, and that any and all personal liability for breaches by the Company or the Servicer of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
SECTION 10.02.    Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.
SECTION 10.03.    No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
SECTION 10.04.    Expenses; Indemnity; Damage Waiver; Right of Setoff.
(a)The Company shall pay (1) all fees and reasonable and documented

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out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties (but limited, in the case of legal fees and expenses, to the reasonable and

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documented fees, charges and disbursements of one firm of outside counsel (and one local counsel in any applicable jurisdiction) for the Administrative Agent and one additional firm of outside counsel (and one additional local counsel in any applicable jurisdiction)) for the Collateral Agent, the Securities Intermediary and the Collateral Administrator, collectively, in connection with the preparation and administration of this Agreement, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the Company shall not be required to pay fees, charges or disbursements of outside counsel to the Administrative Agent incurred prior to the Effective Date in connection with the preparation of this Agreement in excess of $150,000. and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders (but limited, in the case of legal fees and expenses to the reasonable and documented fees, charges and disbursements of one firm of outside counsel (and one local counsel in any applicable jurisdiction) for the Administrative Agent and the Lenders and one firm of outside counsel (and one local counsel in any applicable jurisdiction)) for the Securities Intermediary, the Collateral Agent and the Collateral Administrator (including, in the case of the Securities Intermediary, expenses incurred by any sub-agent, sub-custodian or bailee of the Securities Intermediary permitted hereunder), in connection with the enforcement or protection of their rights in connection with this Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.
(b)The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (but limited, in the case of legal fees, charges and disbursements, to the reasonable and documented fees, charges and disbursements of one firm of outside counsel (and one local counsel in any applicable jurisdiction)) for the Administrative Agent, the Lenders and their respective Related Parties and one firm of outside counsel (and one local counsel in any applicable jurisdiction) for the Securities Intermediary, the Collateral Agent, the Collateral Administrator and their respective Related Parties, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Servicer hereunder or the exercise of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement)) or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action, (4) the exercise by the Administrative Agent, the Collateral Agent or the Lenders of their rights and remedies (including, without limitation, foreclosure) under this Agreement or any other Credit Document, or (5) any enforcement by an Indemnitee of this Agreement or any other Credit Document, including the indemnity obligations herein or therein; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted (i) from (A) with respect to the Collateral Agent, Collateral Administrator and the Securities Intermediary, the bad faith, gross negligence or willful misconduct of the Collateral Agent, Collateral Administrator or the Securities Intermediary, as applicable, or (B) with respect to any other Indemnitee, the fraud, bad faith, gross negligence or willful misconduct of such Indemnitee, (ii) solely from a material breach of

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such Indemnitee's obligations under this Agreement or the other Credit Documents; provided that the exclusion described in subclause (ii) shall not apply to any of the Collateral

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Agent, the Collateral Administrator or the Securities Intermediary, or their Related Parties (iii) solely from the failure of the Portfolio Investments to perform; provided that subclause (iii) shall not apply to any of the Collateral Agent, the Collateral Administrator or the Securities Intermediary or (iv) from a claim arising as a result of a dispute between Indemnitees (other than any dispute involving claims against the Administrative Agent, Collateral Agent, Collateral Administrator, the Securities Intermediary or the Lenders, in each case, in their respective capacities as such). This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided that if the Collateral Agent, the Collateral Administrator or the Securities Intermediary is assessed special, indirect, consequential or punitive damages by a court of competent jurisdiction in connection with a third party claim for which the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, is entitled to indemnity pursuant to clause (b) above, such special, indirect, consequential or punitive damages so assessed shall constitute actual damages for purposes of this clause (c).
(d)If the Advances then outstanding shall have become due and payable in full in accordance with Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.03(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
The rights of the Collateral Agent, the Collateral Administrator and the Securities Intermediary pursuant to this Section 10.04 are not exclusive of the rights of such Persons pursuant to any Credit Document and under the laws of any jurisdiction outside of the United States.
(e)This Section 10.04 shall survive the termination of this Agreement for any reason and, if applicable, the earlier resignation or removal of any Indemnitee.
SECTION 10.05.    Amendments. Subject to Section 3.02, no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Administrative Agent, the Required Lenders, the Company and the Servicer; provided, however, that the

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Administrative Agent may waive any of the Eligibility Criteria, the Concentration Limitations and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that the consent

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of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required for any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender directly and adversely affected thereby. Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Financing Commitment of any Defaulting Lender may not be increased or extended, and the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
SECTION 10.06.    Successors; Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Servicer, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (except with respect to any delegation set forth in Section 5.01) the Servicer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Subject to the conditions set forth below, any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) to a bank, a broker-dealer or an insurance company (including any special purpose entity controlled by one or more insurance companies or an investment manager on behalf of one or more insurance companies) (or, following the occurrence and during the continuance of an Event of Default, any other Person) with the prior written consent of the Administrative Agent and the prior written consent of the Servicer (such consent not to be unreasonably withheld, conditioned or delayed) and upon reasonable prior written notice (including via email) to the Company, the Collateral Agent and the Servicer; provided that (i) no consent of the Administrative Agent (or, for the avoidance of doubt, any other Person) shall be required for an assignment of any Financing Commitment (x) to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment or (y) following the occurrence and during the continuance of an Event of Default, (ii) no consent of the Administrative Agent (or, for the avoidance of doubt, any other Person) shall be required for any participation of any Financing Commitment and (iii) no consent of the Servicer shall be required for any assignment of any rights or obligations of a Lender following the occurrence and during the continuance of an Event of Default.
Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

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Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).
The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender and the Servicer, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.
(c)Any Lender may sell participations to one or more banks, broker-dealers or insurance companies (including any special purpose entity controlled by one or more insurance companies or an investment manager on the behalf of one or more insurance companies) (a "Lender Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that directly and adversely affects such Lender Participant.
(d)Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant's interest in the Advances or other obligations under this Agreement (the "Participant Register"); provided that, subject to clause (c) above, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Lender Participant shall be entitled to the benefits of Section 3.01(e) and Section 3.03 (subject to the

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requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that

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sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.04 relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Section 3.01(e), Section 3.01(f) and Section 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company's request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.04 with respect to any Lender Participant.
SECTION 10.07.    Governing Law; Submission to Jurisdiction; Etc.
(a)Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.
(b)Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, "Proceedings") shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.
(c)Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 10.08.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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SECTION 10.09.    PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the

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PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.
SECTION 10.10.    Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, "Signature Law"), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 10.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(1)a reduction in full or in part or cancellation of any such liability;
(2)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

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(3)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
As used herein:
"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"EEA Financial Institution" means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

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"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers

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are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 10.13.    Confidentiality.
Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information (or, with respect to Information relating to the financial and other material terms of this Agreement, until the date that is one (1) year after the Maturity Date), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors and, in the case of the Securities Intermediary, any sub-agent, sub-custodian or bailee of the Securities Intermediary and, in the case of the Administrative Agent, its other vendors and designees (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any disclosures by such Persons in violation of the confidentiality obligations set forth in this Section 10.13 shall give rise to a cause of action against the party who disclosed such Information to such Persons (other than the Collateral Agent, the Collateral Administrator and the Securities Intermediary), absent bad faith, fraud, gross negligence or willful misconduct), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) subject to receipt of an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Lender Participant in, or any prospective assignee of or Lender Participant in, any of its rights or obligations under this Agreement (in each case, pursuant to an assumption or participation agreement meeting the requirements of Section 10.06), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, in each case of this clause (vi) to the extent such Person would be permitted to be an assignee or participant pursuant to the terms hereof; provided that no proprietary information of the Servicer (including, without limitation, investment committee memos) shall be disclosed, (vii) with the consent of the Company and the Servicer, (viii) to the extent such Information
(x) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company, (ix) to any insurer, broker or credit protection provider of a Lender and any relevant rating agencies or (x) to the extent permitted or required under this Agreement. For the purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The provisions of this Section 10.13 shall supersede any prior confidentiality agreement among any of the parties hereto or their respective Affiliates relating to this Agreement and the transactions contemplated hereby.
SECTION 10.14.    EU/UK Securitization Rules.

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The Retention Provider represents, warrants and covenants to the following, for so long as any Secured Obligations remain outstanding (a) it will on and from the Effective Date and as an originator, hold on an ongoing basis, directly or indirectly, the Retained Interest in accordance with Article 6(3)(d) of the Securitization Regulations and such Retained Interests shall represent a net economic interest in the transaction of not less than 5.0% of the nominal value of the securitized exposures contemplated by this Agreement, (b) not to short, hedge, otherwise mitigate its credit risk or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from or associated with the Retained Interest, except to the extent permitted by the EU/UK Securitization Rules as in effect on the Effective Date, (c) not to change the form of the Retained Interest, except to the extent permitted by the EU/UK Securitization Rules as in effect on the Effective Date, (d) that it was not established and does not operate for the sole purpose of securitizing exposures, (e) that, in relation to each Portfolio Investment acquired by the Company, it either (i) itself or through related entities, directly or indirectly, was involved in the original agreement which created such Portfolio Investment; or (ii) purchased such Portfolio Investment on its own account and then securitised it, in each case, as referred to in the Securitization Regulations,
(f) to confirm to the Administrative Agent in writing on a quarterly basis that it continues to comply with clauses (a) to (e) above and promptly provide notice to the Administrative Agent if any of its officers becomes aware of any breach or violation of clauses (a) to (e) above and (g) provide the Administrative Agent with any information reasonably requested by the Administrative Agent in order for any Lender to comply with its obligations under the EU/UK Securitization Rules as in effect on the Effective Date and use commercially reasonable efforts to provide the Administrative Agent with any information reasonably requested by the Administrative Agent in order for any Lender to comply with its obligations under the EU/UK Securitization Rules resulting out of any change in the EU/UK Securitization Rules or the interpretation thereof by any applicable regulatory authority following the Effective Date.
Notwithstanding anything in this Section 10.14 to the contrary, in no event shall the Retention Provider be required to provide the reports and other information required pursuant to Article 7 of the Securitization Regulations to the Administrative Agent, any Lender or any other Person.
SECTION 10.15.    Qualified Purchaser Status
Each Lender represents, warrants and agrees that: (i) it is and shall remain at all times a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act; (ii) (a) it is, and shall be at all times, the sole direct and indirect beneficial owner and holder of its Advances (and all beneficial, economic or other interest therein) and (b) it shall not hold its Advances for the direct or indirect benefit of any other Person (for the avoidance of doubt it being understood that this clause (ii) shall not prohibit any assignment of, or sale of a participation interest in, any Advance made in accordance with the terms of this Agreement); (iii) it may not, directly or indirectly, assign or otherwise transfer any of its rights or obligations hereunder (a “Transfer”) to any other Person that is not a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act; (iv) if any of the acknowledgments, representations or agreements deemed to have been made by it in this Agreement are no longer accurate or have been breached, it shall promptly notify the Company; and (v) if a Transfer of any Advance does not comply with this Agreement, such Transfer shall be null and void and not given effect for any purpose hereunder.
SECTION 10.16.    Severability
If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and Agreement will continue in full force and effect.
SECTION 10.17.    Entire Agreement

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This Agreement, the exhibits hereto and the Credit Documents set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.
SECTION 10.18.    Effect of Amendment and Restatement
On the Second Amendment and Restatement Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations, security interests and Liens under the Existing Credit Agreement and other Credit Documents as in effect immediately prior to the Second Amendment and Restatement Date, which remain outstanding and in effect and (ii) such obligations, security interests and Liens (as amended and restated hereby) are in all respects continuing. The Company, by its execution of this Agreement, (a) confirms its obligations to the Secured Parties with respect to the Secured Obligations, (b) confirms that its obligations under the Existing Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Credit Documents, and (c) agrees that the Existing Credit Agreement as amended hereby is the "Credit Agreement" under and for all purposes of the Credit Documents. Each Credit Risk Party, by its execution of this Agreement, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Credit Documents. Each Credit Risk Party, by its execution of this Agreement, hereby confirms and agrees that references to the Credit Agreement in each of the Credit Documents is and shall be a reference to the Existing Credit Agreement as amended and restated hereby (and as this Agreement is further amended, modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time). The Company and the Administrative Agent hereby direct the Collateral Agent, the Securities Intermediary and the Collateral Administrator to execute this Agreement and the terms hereof; and the Company and the Administrative Agent hereby acknowledge and agree that the exculpatory, indemnification and other provisions of Section 9 of this Agreement shall apply to the Company and the Administrative Agent with respect to their acknowledgement of this Agreement and the terms hereof.

[remainder of page intentionally blank]

BUSINESS.31379882.7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

T SERIES FINANCING SPV LLC,
as Company

By     Name:
Title:

T SERIES MIDDLE MARKET LOAN FUND LLC,
as Servicer

By     Name:
Title: Authorized Signatory

T SERIES MIDDLE MARKET LOAN FUND LLC,
as Retention Provider (solely with respect to Section 10.14)

By     Name:
Title: Authorized Signatory

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STATE STREET BANK AND TRUST COMPANY, as
Collateral Agent

By     Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as
Securities Intermediary

By     Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as
Collateral Administrator

By     Name:
Title:

BUSINESS.31379882.7

BARCLAYS BANK PLC,
as Administrative Agent

By     Name:
Title:

The Lenders
BARCLAYS BANK PLC,
as Lender

By     Name:
Title:

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SCHEDULE 1
Transaction Schedule

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1.Types of Financing

Available

Financing Limit

Advances

yes

Prior to a Commitment Increase Date: $335,000,000 in respect of the USD Tranche and $265,000,000 in respect of the Multi-Currency Tranche; After a Commitment Increase Date, if any, $335,000,000 in respect of the USD Tranche and $265,000,000 in respect of the Multi-Currency Tranche; in each case plus the principal amount of each applicable increase in the Financing Commitments for such Tranche set forth in the applicable Commitment Increase Requests up to
$750,000,000 in the
aggregate for both Tranches, in each case for any Tranche, as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.
1.Lenders    Financing Commitment
Barclays Bank PLC    Prior to a Commitment Increase Date:
$335,000,000 in respect of the USD Tranche and
$265,000,000 in respect of the Multi-Currency Tranche;; After a Commitment Increase Date, if any, $335,000,000 in respect of the USD Tranche and $265,000,000 in respect of the Multi-Currency Tranche, in each case plus the principal amount of each applicable increase in the Financing Commitments for such Tranche set forth in the applicable Commitment Increase Requests up to
$750,000,000 in the aggregate for both Tranches, in each case for any Tranche, as reduced from time to time pursuant to Section 4.07.
2.Scheduled Termination Date:    December 5, 2034

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SCHEDULE 2

[Reserved.]

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SCHEDULE 3

Eligibility Criteria
1.Such obligation (a) is a Broadly Syndicated Obligation, Senior Secured Loan, Senior Secured Bond, Recurring Revenue Obligation, Unitranche Obligation, Broadly Syndicated Second Lien Obligation, Second Lien Loan or Second Lien Bond and (b) is not a Synthetic Security, a
Zero-Coupon Security, a Structured Finance Obligation, a Mezzanine Obligation (or, for the avoidance of doubt, any other unsecured, subordinated obligation of an obligor), an Affiliate Obligation or a Letter of Credit or an interest therein.
2.Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty unless (a) such obligation is a Delayed Funding Term Loan or a Revolving Loan and (b) the Company has deposited cash into the Unfunded Exposure Account or the Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts, as applicable, in an aggregate amount at least equal to the Unfunded Exposure Amount in respect thereof.
3.Such obligation is eligible to be (x) entered into by, sold or assigned to the Company, (y) pledged to the Collateral Agent and (z) assigned to the Administrative Agent and the Collateral Agent (subject to any required consents or acknowledgments from the administrative agent in respect of such obligation (or a person acting in a similar capacity) and the obligor thereof).
4.Such obligation is denominated and payable in an Eligible Currency.
5.Such obligation is issued by a company organized in an Eligible Jurisdiction.
6.As of the Trade Date for the acquisition or origination thereof by the Company, such obligation has been, or immediately following the acquisition thereof will be, Delivered to the Collateral Agent.
7.Such obligation is not in default with respect to the payment of principal or interest in accordance with its terms (including the terms of its Underlying Instruments, after giving effect to the shorter of (x) any grace and/or cure period set forth in the related Underlying Instruments and (y) a grace period of three (3) days), no event of default has occurred and is continuing under such obligation’s Underlying Instruments and no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related Underlying Instruments (after giving effect to the shorter of (x) any grace and/or cure period set forth in the related Underlying Instruments and (y) a grace period of three (3) days) (a "Defaulted Obligation").
8.As of the Trade Date for the acquisition or origination thereof by the Company, the timely repayment of such obligation is not subject to non-credit-related risk as determined by the Servicer in its good faith and reasonable judgment.
9.As of the Trade Date for the acquisition or origination thereof by the Company, such obligation is not the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount

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equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.
10.Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.
11.As of the Trade Date for the acquisition or origination thereof by the Company, such obligation provides for periodic payments of interest thereon in cash at least semi-annually and, if such obligation is a Partial Deferrable Obligation, the portion of interest payable thereon on each payment or distribution date that is required to be paid in cash shall be not less than the applicable reference rate in respect of such Partial Deferrable Obligation plus 3.50% per annum.
12.Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act.
13.Such obligation shall have a stated maturity less than 8.0 years following the Trade Date for the acquisition or origination thereof by the Company.
14.Such obligation is acquired by the Company for a price of at least 85% of par (unless otherwise consented to by the Administrative Agent in writing (including via email) in its sole discretion).
15.As of the Trade Date for the acquisition or origination thereof by the Company, such obligation does not have a Total Net Leverage Ratio of greater than 8.0x (unless otherwise consented to by the Administrative Agent in writing (including via email) in its sole discretion).
16.Except with respect to a Recurring Revenue Obligation, as of the Trade Date for the acquisition or origination thereof by the Company, the obligor of such obligation does not have TTM EBITDA of less than $15,000,000 (unless otherwise consented to by the Administrative Agent in writing (including via email) in its sole discretion).
17.Such obligation is not a Participation Interest, or if such obligation is a Participation Interest, such obligation is an Effective Date Participation Interest.
18.Within fifteen (15) Business Days following the Trade Date for the acquisition or origination thereof by the Company of an obligation that is a Loan, the Company has delivered an Escrowed Transfer Document with respect to such obligation to the Collateral Agent or Collateral Administrator, as applicable.
The following capitalized terms used in this Schedule 3 shall have the meanings set forth below: "Affiliate Obligation" means an obligation whose obligor is an Affiliate of the Company or the Servicer.
"Deferring Obligation" means any Partial Deferrable Obligation that is deferring the payment of interest due thereon.
"Eligible Jurisdictions" means the United States and any State therein, Austria, Finland, Ireland, Italy, Netherlands, Portugal, Spain, Switzerland, Canada, the United Kingdom, Belgium, Denmark, France, Germany, Luxembourg, Norway, Sweden and any other jurisdiction consented to by the Administrative Agent in writing (including via email) to the Servicer (with a copy to the Company and the Collateral Agent) in its sole discretion.

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"Letter of Credit" means a facility whereby (i) a fronting bank ("LOC Agent Bank") issues or will issue a letter of credit ("LC") for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant.
"Partial Deferrable Obligation" means any obligation the Underlying Instruments of which permit a portion of interest payable thereon on any payment or distribution date to be deferred and/or capitalized.
"Structured Finance Obligation" means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.
"Synthetic Security" means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.
"Zero-Coupon Security" means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

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SCHEDULE 4
Concentration Limitations
The "Concentration Limitations" shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investment) owned (and in relation to a proposed acquisition of a Portfolio Investment, also including those proposed to be owned) by the Company comply with all the requirements set forth below:
1.Portfolio Investments issued by a single obligor and its Affiliates may not exceed an aggregate principal balance equal to 5.0% of the Concentration Test Amount; provided that Portfolio Investments issued by two (2) obligors and their respective Affiliates may each constitute up to an aggregate principal balance equal to 7.5% of the Concentration Test Amount.
2.Not more than 15% of the Concentration Test Amount as of such date may consist of Recurring Revenue Obligations.
3.(a) Not more than 25.0 % of the Concentration Test Amount as of such date may consist of Cov-Lite Obligations for which the obligor has a TTM EBITDA (measured as of the last Test Date with respect to such Portfolio Investment) of at least $75,000,000; and (b) no Portfolio Investments may be Cov-Lite Obligations for which the obligor has a TTM EBITDA of less than $75,000,000.
4.Not more than 5% of Concentration Test Amount as of such date may consist of Second Lien Loans, Second Lien Bonds and Broadly Syndicated Second Lien Obligations, collectively.
5. 10% of the Portfolio Investments must be issued by obligors that belong to an Industry Classification and not more than 15% of the Concentration Test Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Industry Classification; provided that (a) 25% of the Concentration Test Amount may consist of Portfolio Investments that are issued by obligors that belong to one (1) single Industry Classification and (b) 27.5% of the Concentration Test Amount may consist of Portfolio Investments that are issued by obligors that belong to one (1) other single Industry Classification; provided, further, that no Portfolio Investments may be issued by obligors in Industry Classifications 101020, 255030 and 255040.
6.(a) Not more than 15% of the Concentration Test Amount may consist of (i) Portfolio Investments whose obligors are organized in Eligible Jurisdictions other than the United States or (ii) Portfolio Investments that are denominated in a Permitted Non-USD Currency.
7.The Unfunded Exposure Amount shall not exceed 10% of the Concentration Test Amount.
8.Not more than 20.0% of the Concentration Test Amount may consist of Partial Deferrable Obligations (excluding Recurring Revenue Obligations) that are not Deferring Obligations as of such date of determination.

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9.Not more than 10.0% of the Concentration Test Amount may consist of Deferring Obligations (including Recurring Revenue Obligations) as of such date of determination.
10.Not more than 15.0% of the Concentration Test Amount may consist of Portfolio Investments for which the obligor has a TTM EBITDA of less than $25,000,000.
11.Not more than 10% of the Concentration Test Amount may consist of Fixed Rate Portfolio Investments.

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SCHEDULE 5
Initial Portfolio Investments

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SCHEDULE 6

Industry Classifications

101010	Energy Equipment & Services
101020	Oil, Gas & Consumable Fuels
151010	Chemicals
151020	Construction Materials
151030	Containers & Packaging
151040	Metals & Mining
151050	Paper & Forest Products
201010	Aerospace & Defense
201020	Building Products
201030	Construction & Engineering
201040	Electrical Equipment
201050	Industrial Conglomerates
201060	Machinery
201070	Trading Companies & Distributors
202010	Commercial Services & Supplies
202020	Professional Services
203010	Air Freight & Logistics
203020	Airlines
203030	Marine
203040	Road & Rail
203050	Transportation Infrastructure
251010	Auto Components
251020	Automobiles
252010	Household Durables
252020	Leisure Products
252030	Textiles, Apparel & Luxury Goods
253010	Hotels, Restaurants & Leisure
253020	Diversified Consumer Services
255010	Distributors
255020	Internet & Direct Marketing Retail
255030	Multiline Retail
255040	Specialty Retail
301010	Food & Staples Retailing
302010	Beverages
302020	Food Products
302030	Tobacco
303010	Household Products
303020	Personal Products
351010	Health Care Equipment & Supplies

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351020	Health Care Providers & Services
351030	Health Care Technology
352010	Biotechnology
352020	Pharmaceuticals
352030	Life Sciences Tools & Services
401010	Banks
401020	Thrifts & Mortgage Finance
402010	Diversified Financial Services
402020	Consumer Finance
402030	Capital Markets
402040	Mortgage Real Estate Investment Trusts (REITs)
403010	Insurance
451020	IT Services
451030	Software
452010	Communications Equipment
452020	Technology Hardware, Storage & Peripherals
452030	Electronic Equipment, Instruments & Components
453010	Semiconductors & Semiconductor Equipment
501010	Diversified Telecommunication Services
501020	Wireless Telecommunication Services
502010	Media
502020	Entertainment
502030	Interactive Media & Services
551010	Electric Utilities
551020	Gas Utilities
551030	Multi-Utilities
551040	Water Utilities
551050 601010	Independent Power and Renewable Electricity Producers Equity Real Estate Investment Trusts (REITs)
601020	Real Estate Management & Development

BUSINESS.31379882.7

EXHIBIT A
Form of Request for Advance
Barclays Bank PLC,
as Administrative Agent 745 7th Ave
New York, NY 10019
Attention: Global Credit & Financing
Email: GCFSLoanOperations@barclays.com; AmericasCreditFinancingSolutions@barclayscorp.com; barclays_gcfs_us@oxanepartners.com; structuredcredittmgus@barclays.com

Barclays Bank PLC, as Lender
745 7th Ave
New York, NY 10019
Attention: Global Credit & Financing
Email: AmericasCreditFinancingSolutions@barclayscorp.com; 12145455230@tls.ldsprod.com; xrausagencyfacilityc@barclays.com; xraagencyoperations@barclays.com; GCFSLoanOperations@barclays.com; barclays_gcfs_us@oxanepartners.com; structuredcredittmgus@barclays.com cc:
State Street Bank and Trust Company,
as Collateral Agent and Collateral Administrator 1776 Heritage Drive,
Mail Stop: JAB0527 North Quincy, MA 02171
Attention: Structured Trust and Analytics Ref: T Series Financing SPV LLC Email: brian.peterson@statestreet.com
Ladies and Gentlemen:
Reference is hereby made to the Second Amended and Restated Credit and Security Agreement, dated as of December 5, 2023 (as amended, the "Agreement"), among T Series Financing SPV LLC, as borrower (the "Company"), Barclays Bank PLC, as administrative agent (the "Administrative Agent"), T Series Middle Market Loan Fund LLC, as Servicer, the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

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Pursuant to the Agreement, you are hereby notified of the following:
(1)The Company hereby requests a [USD Advance][Multi-Currency Tranche Advance][Swingline Loan] under Section 2.03 of the Agreement to be funded on
[    ].
(2)The aggregate amount of the Advance requested hereby is [    ].1
(3)[The proposed acquisitions (if any) relating to this request are as follows:

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Security    Par

Price

Acquired Interest (if any)]

We hereby certify that all conditions [to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement [and to a Swingline Loan set forth in Section 2.03(g) of the Agreement] have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] date of the Advance [, as applicable].
Very truly yours,
T SERIES FINANCING SPV LLC

By     Name:
Title:

Wiring Instructions
State Street Bank & Trust Co. Bank: State Street Bank & Trust Co. ABA #: 011-000-028
BIC: SBOSUS33
Account #: 11989266
Account Name: T Series Financing SPV LLC
Ref: T Series Financing SPV LLC/MWL6 / DDA# 11989266

1 Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied, and no Cash Sweep Event has occurred and is continuing.

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EXHIBIT B
Form of Notice of Prepayment or Reduction
[    ], 20[_]

Barclays Bank PLC,
as Administrative Agent 745 7th Ave
New York, NY 10019
Attention: Global Credit & Financing
Email: GCFSLoanOperations@barclays.com; AmericasCreditFinancingSolutions@barclayscorp.com; barclays_gcfs_us@oxanepartners.com; structuredcredittmgus@barclays.com
State Street Bank and Trust Company, as Collateral Agent and Collateral Administrator 1776 Heritage Drive,
Mail Stop: JAB0527 North Quincy, MA 02171
Attention: Structured Trust and Analytics Ref: T Series Financing SPV LLC Email: brian.peterson@statestreet.com

NOTICE OF [PREPAYMENT][REDUCTION]
This Notice of [Prepayment][Reduction] is made pursuant to [Section 4.03(c)][Section 4.07(a)] of that certain Second Amended and Restated Credit and Security Agreement, dated as of December 5, 2023 (as the same may from time to time be amended, supplemented, waived or modified, the "Agreement"), by and among T Series Financing SPV LLC, as borrower (the "Company"), Barclays Bank PLC, as administrative agent (the "Administrative Agent"), T Series Middle Market Loan Fund LLC, as servicer (the "Servicer"), the lenders party thereto and State Street Bank and Trust Company, as collateral agent (in such capacity, the "Collateral Agent"), securities intermediary and State Street Bank and Trust Company and collateral administrator (in such capacity, the "Collateral Administrator"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
[1. The Company hereby gives notice that on [ ], 20[ ] [(the "Prepayment Date")] it will make a prepayment on the Advances under the Credit Agreement in the principal amount of $[ ] plus accrued and unpaid interest thereon (the "Prepayment Amount").
2. The Company hereby gives notice of intent to prepay in an aggregate principal amount equal to the Prepayment Amount plus any applicable breakage fees pursuant to Section 4.03(c) of the Credit Agreement to the Administrative Agent and will remit, or cause to be remitted, the proceeds thereof to the account of the Administrative Agent for disbursement to the Lenders in accordance with the Credit Agreement.]2

2 Insert in a Notice of Prepayment.

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[1.    The Company hereby gives notice that on [    ], 20[ ] [(the "Reduction Date")] it will reduce the Financing Commitments under the Credit Agreement in the amount of $[    ].
2.The Company hereby gives notice of intent to pay any applicable fees pursuant to Section 4.07(a) of the Credit Agreement to the Administrative Agent and will remit, or cause to be remitted, the proceeds thereof to the account of the Administrative Agent for disbursement to the Lenders in accordance with the Credit Agreement.]3
3.The Company hereby acknowledges that this Notice of [Prepayment][Reduction] shall be irrevocable and effective upon receipt by the Administrative Agent, the Collateral Agent and the Collateral Administrator in accordance with [Section 4.03(c)][Section 4.07(a)] of the Credit Agreement.
IN WITNESS WHEREOF, the Company has caused this Notice of [Prepayment][Reduction] to be executed by its duly authorized officer, as of the date first above written.

T SERIES FINANCING SPV LLC,
as Company

By:
Name:
Title:

3 Insert in a Notice of Reduction.

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EXHIBIT C-1
Form of Asset Request
Requested Approval Date: [    ]
Facility ID: [    ]
LoanXID: [ ]

Obligor Name: [     ]

PRIVATE/PUBLIC DESIGNATION
Tradable Securities?(1): [    ]
Syndicate Level Info(2) - Public (No MNPI)(3): [    ]
Syndicate Level Info(2) - Private (MNPI)(3): [    ]
Borrower Restricted/Agent Only(4) (Includes MNPI)(3): [    ]
ASSET INFORMATION
Outstanding Principal: [    ]
Unfunded Commitment: [    ]
Total Commitment: [    ]
Transaction Date: [    ]
OID/Upfront Fee: [    ]
Sponsor: [     ]

S&P Industry: [     ]

Seniority Type: [    ]
Investment Type (TL, RCF, DDTL): [    ]
Unfunded (Y/N): [    ]
Fixed Rate Loan (Y/N): [    ]
Cov-Lite Loan (Y/N): [    ]
PIK %: [    ]
Internal Valuation %: [    ]

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Reference Rate Spread: [    ]
Reference Rate Floor: [    ]
Maturity Date: [     ]

Deal Admin Agent: [     ]

As of Date for Financials: [    ]
Adj. EBITDA ($MM): [    ]
Sr. Net Leverage: [    ]
Tot Net Leverage: [    ]
Cash Int. Coverage: [    ]
Senior Debt ($MM): [    ]
Total Debt ($MM): [    ]
Cash ($MM): [     ]

Cash Cap ($MM): [     ]

Domicile of Obligor: [    ]
Currency: [    ]
Global Tranche Size: [    ]
S&P Rating: [    ]
Moody's Rating: [    ]
Depth: [    ]
Pricing Source: [    ]
BARCLAYS FACILITY INFORMATION (BARCLAYS TO COMPLETE)
Loan Class: [    ]
Ineligible: [    ]
Liquid Characteristics (Y/N): [    ]
LTV: [    ]
Initial Market Value: [    ]

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Revaluation Event Date: [    ]
Mark After Latest Revaluation Event: [    ]
Current Market Value: [    ]
Advance Rate: [    ]
Effective Advance Rate: [    ]

(1)This includes both publicly and privately traded debt securities (including private placement notes (e.g., 144A, Reg D)), equity securities (including traded private equity) and related derivatives.

(2)Syndicate-Level Information (‘SI’): SI is Confidential Information that a borrower provides or makes available (typically through an administrative agent or arranger) to all members and potential members of a lending syndicate. SI is subject to specific confidentiality undertakings contained in credit agreements, evaluation materials, and stand-alone confidentiality agreements. SI can be more extensive than that which is publicly available and in certain circumstances may constitute MNPI.

(3)Material Non-Public Information (‘MNPI’) - Information may be MNPI if: (a) the information is precise*; and (b) the information is non-public information (or not generally available); and (c) the information, if disclosed (or made generally available), would have or would be likely to have a significant impact on the price of any relevant securities and/or other instruments; and (d) a reasonable investor would be likely to use the information in making an investment decision. *For the avoidance of doubt information is precise if it indicates events or a set of circumstances which occurred or may reasonably be expected to occur and is specific enough to enable a conclusion as to the possible effect on the price of financial instruments/related derivative financial instruments.

(4)Borrower Restricted Information (‘BRI’): BRI is Confidential Information, which may include MNPI that is made available by or on behalf of a borrower but is not SI because the borrower has not made such information available to all members and potential members of a lending syndicate. BRI might include, for example, information provided privately by a borrower to the administrative agent or to a limited number of syndicate members (often referred to as ‘agent-only information’) or information made available to a steering committee or certain creditors during the course of a restructuring. BRI often becomes SI upon its communication to the entire syndicate of lenders.

BUSINESS.31379882.7

EXHIBIT C-2
Form of Asset Approval
T Series Financing SPV LLC 1585 Broadway
New York, New York 10036 Attention: Jeff Day
Email: Jeff.Day@Morganstanley.com Ladies and Gentlemen:
Reference is hereby made to (i) the Second Amended and Restated Credit and Security Agreement, dated as of December 5, 2023 (as amended, the "Agreement"), among T Series Financing SPV LLC, as borrower (the "Company"), Barclays Bank PLC, as administrative agent (the "Administrative Agent"), T Series Middle Market Loan Fund LLC, as servicer (the "Servicer"), the lenders party thereto and State Street Bank and Trust Company, as collateral agent (in such capacity, the "Collateral Agent"), securities intermediary and collateral administrator (in such capacity, the "Collateral Administrator") and (ii) the Approval Request received by the Administrative Agent from the Servicer on [ ] [ ] (the "Approval Request"). Capitalized terms used in this message and not otherwise defined shall have the respective meanings set forth in the Agreement.
This message constitutes the notice of approval with respect to the Portfolio Investment(s) set forth in the Approval Request referred to in Section 1.02(a) of the Agreement.
The Administrative Agent hereby approves [each of the] Portfolio Investment(s) set forth in the Approval Request and the entry by the Company into a Purchase Commitment to acquire such Portfolio Investment(s) in the notional amount(s) and at the price(s) specified in the Approval Request, in each case, subject to the satisfaction of the conditions set forth in Section 1.03 of the Agreement as of the related Trade Date (it being understood that this notice constitutes satisfaction of the condition set forth in Section 1.03(1) that the Administrative Agent has approved (or has been deemed to approve) the Approval Request in accordance with Section 1.02).
Obligor Name: [ ]

Asset Type: [ ]
Par Amount: [ ]
Unfunded Exposure Amount: [ ]
Purchase Price: [ ]
Industry Classification (as agreed between the Administrative Agent and the Servicer): [ ]
Initial Financial Statement Date: [ ]
[Initial Cash Interest Coverage: [ ]

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Initial Adjusted EBITDA: [ ]

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Initial Senior Net Leverage: [ ]
Initial Total Net Leverage: [    ]]4

[Initial Debt-To-Recurring Revenue Ratio]5 Advance Rate: [ ]
Assigned Value: [ ]
[The initial Individual Advance Rate(s) and Initial Market Value for [each such] Portfolio Investment is as follows:
[Asset]
Initial Individual Advance Rate: [ ]
Initial Market Value: [ ]
For the avoidance of doubt, this notice constitutes the Administrative Agent's final approval, such approval to expire on [ ]].
Approved Exceptions to Eligibility Criteria: [ ]
This message does not constitute an approval by the Administrative Agent of any Portfolio Investment other than as specifically set forth above or an approval of any such proposed Portfolio Investment in an amount or on terms other than as set forth in the Approval Request. This message does not constitute a waiver of any condition set forth in the Agreement or of any breach of the Agreement, nor a waiver of any right or remedy of the Administrative Agent, the Lenders or the Collateral Agent, all such rights and remedies being expressly reserved.

BUSINESS.31379882.7

4 Exclude in the case of a Recurring Revenue Obligation
5 Include in the case of a Recurring Revenue Obligation

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EXHIBIT D
Form of Monthly Report
Borrower/Issuer Name: [ ] Issuer Facility Name: [ ] Collateral Manager ID: [ ] Facility Type: [ ]
Lien Level: [ ]
Unfunded Commitment: [ ] Funded Settled Par: [ ] Unfunded Settled Par: [ ] Primary Index: [ ]
Coupon Type: [ ] Index Period:    [ ] Index Floor: [ ] Margin: [ ] Currency: [ ]
FX Rate: [ ] Maturity Date: [ ] Jurisdiction: [ ]
S&P Industry Classification: [ ] Moody's Rating: [ ]
S&P Rating: [ ]
[EBITDA: [ ]    ]
Advance Rate: [ ]
Current As of Date for Financials: [ ] [Issuance Date Interest Coverage Ratio: [ ] Initial Interest Coverage Ratio: [ ]
Current Interest Coverage Ratio:    [ ] Issuance Date Senior Net Leverage Ratio: [ ] Initial Senior Net Leverage Ratio: [ ] Current Senior Net Leverage Ratio: [ ]
Issuance Date Total Net Leverage Ratio:    [ ] Initial Total Net Leverage Ratio: [ ]

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Current Total Net Leverage Ratio: [ ]
Origination Date EBITDA (local reporting currency, in MMs): [ ] Initial TTM EBITDA (local reporting currency, in MMs): [ ]
Current TTM EBITDA (local reporting currency, in MMs): [ ]    ] [Issuance Date Debt-to-Recurring Revenue Ratio: [ ]
Initial Debt-to-Recurring Revenue Ratio: [ ] Current Debt-to-Recurring Revenue Ratio: [ ]]
Current Gross Senior Debt (local reporting currency, in MMs): [ ] Current Gross Total Debt (local reporting currency, in MMs): [ ] Cash (local reporting currency, in MMs): [ ]
Excluded Amounts: [ ]; date such amounts were designated as Excluded Amounts by notice to the Administrative Agent: [ ]

BUSINESS.31379882.7